UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2023

MIX TELEMATICS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd
Suite 100	Boca Raton
Florida	33487	+1	(887)	585-1088
(Address of Principal Executive Offices)		Registrant’s telephone number, including area code

	N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Transaction Overview

On October 10, 2023, MiX Telematics Limited, a public company incorporated under the laws of the Republic of South Africa (the “Company”), entered into an Implementation Agreement (the “Agreement”), by and among the Company, PowerFleet, Inc., a Delaware corporation (“Powerfleet”), and Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a wholly owned subsidiary of Powerfleet (“Powerfleet Sub”), pursuant to which, subject to the terms and conditions thereof, Powerfleet Sub will acquire all of the issued ordinary shares of the Company, including the ordinary shares represented by the Company’s American Depositary Shares (“MiX Ordinary Shares”), through the implementation of a scheme of arrangement (the “Scheme”) in accordance with Sections 114 and 115 of the South African Companies Act, No. 71 of 2008 (the “Companies Act”), in exchange for shares of common stock, par value $0.01 per share, of Powerfleet (the “Powerfleet Common Stock”), as described below. As a result of the transactions, including the Scheme, contemplated by the Agreement (the “Transactions”), the Company will become an indirect, wholly owned subsidiary of Powerfleet.

The implementation of the Scheme will result in the delisting of the MiX Ordinary Shares from the Johannesburg Stock Exchange (the “JSE”) and the delisting of the Company’s American Depositary Shares, each representing 25 MiX Ordinary Shares (“MiX ADSs”), from the New York Stock Exchange. The Powerfleet Common Stock will continue to be listed on The Nasdaq Global Market (“Nasdaq”) and will additionally be listed on the JSE by way of a secondary inward listing (the “Powerfleet Secondary Listing”).

Prior to execution of the Agreement, the Company’s board of directors (the “Company Board”) determined, on the basis of the information at the disposal of the Company Board and having regard to the Pre-Final Fairness Opinion (as defined in the Agreement), the Company Board considers the Scheme and the terms of the Transactions as fair and reasonable to the Company’s shareholders and intends to recommend that its shareholders vote in favor of all shareholder resolutions required by the Company to implement the Transactions.

The Implementation Agreement

Scheme Consideration

On the implementation date of the Scheme (the “Scheme Implementation Date”), the holders of record of MiX Ordinary Shares, who are registered as such in the Company’s securities register as of the applicable record date for purposes of the listing requirements of the JSE (the “Scheme Record Date”), will exchange 100% of the issued MiX Ordinary Shares as of the Scheme Record Date, excluding treasury shares and any MiX Ordinary Shares held by any shareholder of the Company that has validly exercised its appraisal rights with respect to the Scheme, in exchange for consideration consisting of 0.12762 shares of Powerfleet Common Stock for each MiX Ordinary Share (and in the case of holders of MiX ADSs, 3.19056 shares of Powerfleet Common Stock for each MiX ADS) (the “Scheme Consideration” and the shares of Powerfleet Common Stock to be issued as the Scheme Consideration, the “Scheme Consideration Shares”). Any entitlements to fractions of shares of Powerfleet Common Stock that otherwise would be issuable pursuant to the Scheme will be rounded down to the nearest whole number of shares and a cash payment will be made for any fractional shares resulting from such rounding.

The implementation of the Scheme and the issuance of the Scheme Consideration Shares is expected to result in the Company’s current securityholders (including holders of MiX ADSs) and current securityholders of Powerfleet owning approximately 65.5% and 34.5%, respectively, of the outstanding shares of Powerfleet Common Stock on a fully diluted basis immediately following the Scheme Implementation Date.

In addition, on the Scheme Implementation Date, Powerfleet will assume the Company’s equity compensation plans (each, an “Assumed Powerfleet Equity Plan”), each of which will be amended as necessary to reflect such assumption.

In connection with such assumption, (i) each award of options to purchase MiX Ordinary Shares (each, a “MiX Option”) that is outstanding immediately prior to the Scheme Implementation Date, whether or not vested or exercisable, will be assumed by Powerfleet and will have the same terms and conditions as were applicable to such MiX Option immediately prior to the Scheme Implementation Date, except that it will represent the right to purchase that number of shares of Powerfleet Common Stock equal to the product obtained by multiplying (x) the number of MiX Ordinary Shares underlying such MiX Option immediately prior to the Scheme Implementation Date by (y) the per share Scheme Consideration (rounded down to the nearest whole number of shares), with a per-share exercise price equal to the quotient obtained by dividing (A) the exercise price per MiX Ordinary Share subject to such MiX Option immediately prior to the Scheme Implementation Date by (B) the per share Scheme Consideration (rounded up to the nearest whole cent), (ii) each award of the Company’s restricted stock units (each, a “MiX RSU”) that is outstanding and vested immediately prior to the Scheme Implementation Date will be cancelled in exchange for the right to receive the Scheme Consideration, and each MiX RSU that is outstanding and unvested immediately prior to the Scheme Implementation Date (an “Unvested MiX RSU”) will be assumed by Powerfleet and will have the same terms and conditions as were applicable to such

Unvested MiX RSU immediately prior to the Scheme Implementation Date, except that it will represent the right to receive that number of shares of Powerfleet Common Stock equal to the product obtained by multiplying (x) the number of MiX Ordinary Shares underlying such Unvested MiX RSU immediately prior to the Scheme Implementation Date by (y) the per share Scheme Consideration (rounded down to the nearest whole number of shares), and (iii) each award of stock appreciation rights with respect to MiX Ordinary Shares (each, a “MiX SAR”) that is outstanding immediately prior to the Scheme Implementation Date, whether or not vested or exercisable, will be assumed by Powerfleet and will have the same terms and conditions as were applicable to such MiX SAR immediately prior to the Scheme Implementation Date, except that it will constitute a stock appreciation right with respect to the number of shares of Powerfleet Common Stock determined by multiplying (x) the number of MiX Ordinary Shares subject to such MiX SAR immediately prior to the Scheme Implementation Date by (x) the per share Scheme Consideration (rounded down to the nearest whole number of shares), and any per-share exercise price will equal the quotient obtained by dividing (A) the exercise price per MiX Ordinary Share subject to such MiX SAR immediately prior to the Scheme Implementation Date by (B) the per share Scheme Consideration (rounded up to the nearest one hundredth of a cent).

Following the Scheme Implementation Date, no holder of a MiX Option, MiX RSU, MiX SAR or any participant in an employee benefit arrangement of the Company or any of its subsidiaries or under any employment agreement, will have any right to acquire any share capital or other equity interests (including any “phantom” stock or stock appreciation rights) in the Company or its subsidiaries.

Governance

The Agreement provides that, following the Scheme Implementation Date, the board of directors of Powerfleet (“Post-Closing Powerfleet Board”) will be comprised as follows (i) two directors to be designated by the current Powerfleet Board, which will be Michael Brodsky, the current Chairman of Powerfleet Board and Steve Towe, the current Chief Executive Officer of Powerfleet, (ii) two directors designated by the Company’s current board of directors (the “MiX Board”), one of which will be Ian Jacobs, the current Chairman of the MiX Board, and (iii) any additional directors as mutually agreed upon by the Company and Powerfleet, each of which must be “independent” within the meaning of the corporate governance standards of The Nasdaq Stock Exchange. Mr. Brodsky will serve as the Chairman of the Post-Closing Powerfleet Board.

The Agreement also provides that Steve Towe will remain Chief Executive Officer of Powerfleet and David Wilson will remain the Chief Financial Officer of Powerfleet following the Scheme Implementation Date.

Representations, Covenants and Conditions to Closing

Each of the Company, Powerfleet and Powerfleet Sub has made customary representations and warranties in the Agreement and has agreed to customary covenants regarding the operation of their respective businesses prior to the Scheme Implementation Date.

Each of the Company and Powerfleet is subject to customary restrictions on its ability to (A) solicit or facilitate proposals from third parties with respect to transactions involving the sale of each company (an “Acquisition Proposal”) or (B) provide non-public information to, or otherwise participate or engage in discussions or negotiations with, third parties or take certain other actions that would reasonably be expected to lead to an Acquisition Proposal, subject to requirements of applicable law.

Implementation of the Scheme is subject to customary closing conditions, including, without limitation, (i) absence of certain legal impediments, (ii) effectiveness of a registration statement on Form S-4 relating to the Transactions, (iii) registration under the Companies Act, and approval by the JSE, of a prospectus to be issued in South Africa relating to the Transactions, (iv) receipt of required regulatory approvals, including the issuance by the South African Takeover Regulation Panel of a compliance certificate in respect of the Scheme, approval of applicable competition authorities to implement the Scheme, approval of the JSE with respect to the Scheme and the delisting of MiX Ordinary Shares from the JSE, and approval of the South African Reserve Bank as required under South African Exchange Control Regulations in respect of the Scheme, (v) receipt of approvals of applicable regulatory authorities for distribution of a scheme circular to the Company’s shareholders, (vi) receipt by the Company of a final fair and reasonable opinion of an independent expert, as required by the Companies Act, (vii) approval by the Company’s shareholders of the Scheme (the “MiX Shareholder Approval”), (viii) approval by Powerfleet’s stockholders of the issuance of the Scheme Consideration Shares and the adoption and approval of an amendment to Powerfleet’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of shares of Powerfleet Common Stock authorized for issuance thereunder to 175 million (“Powerfleet Stockholder Approval”), (ix) receipt of required JSE approvals for Powerfleet Secondary Listing, (x) approval for listing on Nasdaq and the JSE of the Scheme Consideration Shares, and (xi) closing of debt and/or equity financing (the “Financing”) in an amount sufficient to provide for the redemption in full of all outstanding shares of Powerfleet’s Series A convertible preferred stock.

Termination

The Agreement contains certain termination rights of the Company and of Powerfleet, including, among others, the right of each party to terminate if the Scheme has not been implemented on or prior to March 31, 2024 (the “Outside Date”). If the Agreement is terminated under certain circumstances, subject to the terms of the Agreement, including, among others, (i) if (A) (I) MiX Shareholder Approval is not obtained at a meeting of the Company’s shareholders duly convened therefor or at any adjournment or postponement thereof, or the Scheme has not been implemented on or prior to the Outside Date, or upon a breach by the Company of its “no-shop” obligations or obligation to hold a shareholder meeting and solicit the required shareholder approval and (II) an Acquisition Proposal is received by the Company at or prior to such termination, and within 12 months after such termination, the Company or any of its affiliates enters into a definitive agreement with respect to or consummates any Acquisition Proposal, or (B) the Company determines to enter into an agreement for a superior Acquisition Proposal, Powerfleet may be entitled to a termination fee in the amount equal to the lesser of (x) $1,500,000 and (y) an amount equal to 1% of the value of the Scheme Consideration Shares immediately prior to such fee becoming due, and (ii) (A)(I) Powerfleet Stockholder Approval is not obtained at a meeting of Powerfleet’s stockholders duly convened therefor or at any adjournment or postponement thereof, or the Scheme has not been implemented on or prior to the Outside Date, or upon a breach by Powerfleet of its “no-shop” obligations or obligation to hold a stockholder meeting and solicit the required stockholder approval and (II) an Acquisition Proposal is received by Powerfleet at or prior to such termination, and within 12 months after such termination, Powerfleet or any of its affiliates enters into a definitive agreement with respect to or consummates any Acquisition Proposal, or (B) Powerfleet determines to enter into an agreement for a superior Acquisition Proposal, Powerfleet may be required to pay a termination fee in the amount equal to the lesser of (x) $1,500,000 and (y) an amount equal to 1% of the value of the Scheme Consideration Shares immediately prior to such fee becoming due.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Important Note

The representations, warranties and covenants contained in the Agreement described above were made only for purposes of the Agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Powerfleet or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On October 10, 2023, the Company and Powerfleet will be participating in a conference call with investors to discuss the Transaction. A copy of the prepared remarks for such conference call is being furnished as Exhibit 99.1 hereto.

In addition, an investor presentation containing additional information relating to the Transactions is being furnished as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

Item 8.01. Other Events.

On October 10, 2023, the Company and Powerfleet issued a press release and Firm Intention Announcement (“FIA”), announcing the execution of the Agreement and the Transaction. The full text of the press release and FIA, copies of which are attached hereto as Exhibit 99.3 and Exhibit 99.4, respectively, are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Transactions, Powerfleet intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), that will include a preliminary prospectus with respect to the Scheme Consideration Shares to be issued in connection with the Transactions and a preliminary proxy statement on Schedule 14A with respect to a stockholder meeting at which Powerfleet stockholders will be asked to vote on the Transactions (the “proxy statement/prospectus”).

The Company intends to prepare a scheme circular (the “scheme circular”) for the Company’s shareholders in accordance with the Companies Act and the JSE’s listings requirements with respect to a shareholder meeting at which the Company’s shareholders will be asked to vote on the Scheme. The scheme circular will be issued together with the proxy statement/prospectus and, together with the proxy statement/prospectus (the “MiX Disclosure Package”), will comply with Schedule 14A of the Securities Exchange Act of 1934, as amended. Any holder of MiX Ordinary Shares through an intermediary such as a broker/dealer or clearing agency or MiX ADSs should consult with their intermediary or The Bank of New York Mellon, the depositary for the MiX ADSs, as applicable, about how to obtain information on the Company’s shareholder meeting.

After Powerfleet’s registration statement on Form S-4 has been filed and declared effective by the SEC, Powerfleet will send the definitive proxy statement/prospectus to its stockholders entitled to vote at the meeting relating to the Transactions, and the Company will send the MiX Disclosure Package to its shareholders entitled to vote at the meeting relating to the Transactions. The Company and Powerfleet may file other relevant materials with the SEC in connection with the Transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN), THE SCHEME CIRCULAR AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about the Company and Powerfleet once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. The Company and Powerfleet will make available copies of materials they file with, or furnish to, the SEC free of charge at http://investor.mixtelematics.com and https://ir.powerfleet.com, respectively.

No Offer or Solicitation

This report shall not constitute an offer to buy or sell any securities, or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company, Powerfleet and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders and Powerfleet’s stockholders in connection with the Transactions. Securityholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in its Annual Report on Form 10-K for the year ended March 31, 2023, which was filed with the SEC on June 22, 2023, and its definitive proxy statement for its 2023 annual general meeting of shareholders, which was filed with the SEC on July 28, 2023. Securityholders may obtain information regarding the names, affiliations and interests of the Powerfleet’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its amended Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on May 1, 2023, and its definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on June 21, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus, the scheme circular and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus and the scheme circular carefully when they become available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Powerfleet using the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. The Company’s, Powerfleet’s and the combined business’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside the parties’ control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the completion of the Transactions in the anticipated timeframe or at all; (ii) the satisfaction of the closing conditions to the Transactions including, but not limited to the ability to obtain approval of the shareholders of the Company and stockholders of Powerfleet and the ability to obtain the Financing; (iii) the failure to obtain necessary regulatory approvals; (iv) the ability to realize the anticipated benefits of the Transactions; (v) the ability to successfully integrate the businesses; (vi) disruption from the Transactions making it more difficult to maintain business and operational relationships; (vii) the negative effects of the announcement of the Transactions or the consummation of the Transactions on the market price of Powerfleet’s or the Company’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the Transactions; and (x) such other factors as are set forth in the periodic reports filed by Powerfleet and the Company with the SEC, including but not limited to those described under the heading “Risk Factors” in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this report are made only as of the date of this report, and except as otherwise required by applicable securities law, neither Powerfleet nor the Company assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Implementation Agreement, dated October 10, 2023, by and among PowerFleet, Inc., Main Street 2000 Proprietary Limited and MiX Telematics Limited.
99.1	Prepared remarks for conference call on October 10, 2023.
99.2	Investor presentation dated October 10, 2023.
99.3	Press release, dated October 10, 2023.
99.4	Firm Intention Announcement, dated October 10, 2023.

* Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Any omitted schedule or similar attachment will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By: /s/ Paul Dell
Name: Paul Dell
Title: Chief Financial Officer

Date: October 10, 2023

Exhibit 2.1

IMPLEMENTATION AGREEMENT

BY AND AMONG

POWERFLEET, INC.,

MAIN STREET 2000 PROPRIETARY LIMITED,

and

MIX TELEMATICS LIMITED

OCTOBER 10, 2023

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Table of Contents
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IMPLEMENTATION AGREEMENT

THIS IMPLEMENTATION AGREEMENT (this “Agreement”), dated as of October 10, 2023, is entered into by and among PowerFleet, Inc., a Delaware corporation (“Parent”), Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a wholly-owned subsidiary of Parent (“Merger Sub”), and MiX Telematics Limited, a public company incorporated under the laws of the Republic of

South Africa (the “Company”). Capitalized terms used in this Agreement and not otherwise defined above or in the text below have the meanings given to them in Section 1.01.

W I T N E S S E T H:

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, the Company Board will propose the Scheme, pursuant to which Merger Sub will acquire all of the issued Company Ordinary Shares from the Company Shareholders so that the Company will become a direct wholly-owned subsidiary of Merger Sub and an indirect wholly-owned subsidiary of Parent, upon the terms and subject to the conditions of this Agreement;

WHEREAS, the Company Board has determined that, on the basis of the information at the disposal of the Company Board and having regard to the Pre-Final Fairness Opinion, the Company Board considers the Scheme and the terms of the Transactions as fair and reasonable to the Company Shareholders and in the best interests of the Company and the Company Shareholders and intends to recommend that the Company Shareholders vote in favor of all shareholder resolutions required by the Company to implement the Transactions;

WHEREAS, the board of directors of Merger Sub and the board of directors of Parent (the “Parent Board”) have each: (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Parent, Merger Sub and their respective stockholders; and (ii) approved this Agreement and the Transactions, and the board of directors of Merger Sub has further determined to recommend that Parent, as the sole shareholder of Merger Sub, approve this Agreement and the Transactions;

WHEREAS, holders of a majority of the outstanding shares of Parent Series A Preferred have consented to the execution and delivery of this Agreement by Parent and Merger Sub;

WHEREAS, for U.S. federal income tax purposes, (i) Merger Sub is intended to be treated as a disregarded entity, (ii) the Scheme is intended to qualify as a “reorganization” described in Section 368(a) of the Code, and (iii) this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g);

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub, and the Company hereby agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such Person. The term “control” (including its correlative meanings “controlled” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether though ownership of such Person’s securities or partnership or other ownership interests, or by Contract or otherwise).

“Appraisal Rights” means the rights afforded by section 164 of SACA to Company Shareholders in respect of the Scheme and the adoption of the Scheme Resolution.

“Beneficial Ownership” of a Company Ordinary Share means ownership of that Company Ordinary Share and all rights comprising that Company Ordinary Share, irrespective of whether that Share is registered in the name of the person who owns that Company Ordinary Share (“Beneficial Owner”) or in the name of that Beneficial Owner’s nominee. The definition of “beneficial owner” in the SACA shall accordingly not apply.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in New York, New York, or Johannesburg, South Africa are authorized or required by Law or Order to close.

“CIPC” means the Companies and Intellectual Property Commission, established in terms of the SACA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2023, as amended.

“Company Acquisition Proposal” means (i) any proposal or offer (other than the Transactions, or any other proposal or offer by Parent, Merger Sub or their Affiliates) with respect to a merger, consolidation, business combination, scheme of arrangement or similar transaction involving the Company or any one or more of its Subsidiaries (except for any transaction between or among two or more of the Company’s Subsidiaries); (ii) any proposal or offer to acquire, by tender offer, share exchange, stock or asset purchase, license acquisition or in any other manner, which, in each case with respect to clauses (i) and (ii), if consummated, would result in any Person or group of Persons (other than Parent, Merger Sub or their Affiliates) becoming, in one or a series of related transactions, directly or indirectly, (A) the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the total voting power or of any class of equity securities of the Company or any one or more of its Subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, or, in the case of a transaction described in clause (i), the entity resulting from such transaction (to the extent such entity and the Subsidiaries of the merged or consolidated entity would comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, prior to such transaction) or (B) the owner of assets (including equity securities of any of the Company’s Subsidiaries) comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and its Subsidiaries, taken as a whole; or (iii) a recapitalization, reorganization, joint venture, partnership, restructuring, liquidation, dissolution or other winding up of the Company and/or any of its Subsidiaries for consideration equal to 15% or more of the fair market value of (x) all of the issued and outstanding Company Ordinary Shares on the last trading day prior to the date hereof or (y) the consolidated total assets of the Company and its Subsidiaries, taken as a whole (in each case prior to such transaction).

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“Company ADRs” means the Company’s American depositary receipts evidencing the Company ADSs.

“Company ADSs” means the Company’s American depositary shares, evidenced by the Company ADRs, each representing an interest in 25 Company Ordinary Shares in accordance with the terms of the Deposit Agreement.

“Company Adverse Recommendation Change” means any of the following actions by the Company, the Company Independent Board or any committee thereof: (i) withholding, withdrawing, modifying or qualifying in a manner adverse to Parent or Merger Sub or proposing publicly to withhold, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) failing to make the Company Board Recommendation or failing to include the Company Board Recommendation in (or removing it from) the Scheme Circular, (iii) approving, endorsing, recommending or otherwise publicly declaring to be advisable or proposing to approve, endorse, recommend or determine to be advisable any Company Acquisition Proposal, (iv) following the date any Company Acquisition Proposal or any modification to the price, form of consideration or conditionality thereto is first made public or sent or given to the shareholders of the Company, failing to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent reasonably requests a reaffirmation thereof in writing, (v) following the commencement of any take-over bid, tender offer or exchange offer for Company Ordinary Shares or Company ADSs that is publicly disclosed, publicly being neutral or failing to reject or recommend against acceptance of any such take-over bid, tender offer or exchange offer within five (5) Business Days of such commencement of such take-over bid, tender offer or exchange offer or recommending that the shareholders of the Company tender their respective Company Ordinary Shares or Company ADSs in such take-over bid, tender offer or exchange offer, or (vi) publicly announcing an intention, or resolving, to take any of the foregoing actions; provided, however, none of (x) a termination of this Agreement by the Company pursuant to Section 9.01(d)(i), (y) a cautionary announcement or other announcement as required by the JSE Listings Requirements or the SACA or a customary “stop, look and listen” or similar communication by the Company Board or the Company Independent Board of the type contemplated by Rule 14d-9(f) under the Exchange Act (including disclosure of the Company’s receipt of a Company Acquisition Proposal and the operation of this Agreement with respect thereto) or (z) factually accurate public statements regarding financial results, operations or business conditions or developments shall, in any case, in and of itself constitute a Company Adverse Recommendation Change.

“Company Award” shall mean any Company Option, Company RSU or Company SAR.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of March 31, 2023 and the footnotes thereto set forth in the Company 10-K.

“Company Balance Sheet Date” means March 31, 2023.

“Company Board” means the board of directors of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent and Merger Sub in connection with, and immediately prior to the execution of, this Agreement.

“Company Intellectual Property Rights” means, collectively, Company Owned Intellectual Property Rights and Company Licensed Intellectual Property Rights.

“Company IT Assets” means any and all computers, computer software, source code, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology systems and equipment, and all associated documentation owned by the Company or any of its Subsidiaries or licensed or leased to the Company or any of its Subsidiaries (excluding any public networks).

“Company Leased Real Property” means each parcel of real property subject to a lease, sublease, license or occupancy agreement to which the Company or any of its Subsidiaries is a party as lessee, sub-lessee, licensee or occupant.

“Company Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (i) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States, South Africa or any other jurisdiction, (ii) changes or conditions generally affecting the industries, markets or geographical areas in which the Company or any of its Subsidiaries operate, (iii) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism, epidemic, pandemic or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes), (iv) changes or proposed changes in Law or authoritative interpretation thereof, (v) changes in GAAP or authoritative interpretation thereof, (vi) any action taken or not taken, in each case, by Parent, Merger Sub or their respective Affiliates or by the Company or its Subsidiaries or their respective Affiliates at the written request of Parent or as required by the terms, conditions or restrictions of this Agreement or the Transactions, (vii) the entry into, the public announcement of, or pendency of this Agreement and the Transactions (it being understood that this clause (vii) shall not apply to any representation or warranty of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement), (viii) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period (provided that the underlying causes of such failure may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise expressly excluded hereunder), or (ix) any change in the market price or trading volume of the Company’s securities or in its credit ratings (provided that the underlying causes of such change may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise expressly excluded hereunder); provided, however, in the case of clauses (i), (ii), (iii), (iv) and (v), any effect, change, condition, fact, development, occurrence or event resulting from or arising out of the matters referred to therein shall not be excluded to the extent the same disproportionately affects (individually or together with other effects, changes, conditions, facts, developments, occurrences or events) the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same industry in which the Company and its Subsidiaries operate.

“Company Ordinary Shares” means the authorized ordinary shares of no par value of the Company.

“Company Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned by, purported to be owned by or exclusively licensed to the Company or any of its Subsidiaries.

“Company Permitted Liens” means (i) Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of the Company, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising in the ordinary course of business with respect to amounts not yet overdue or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of the Company, (iii) Liens reflected on the Company Balance Sheet, (iv) zoning, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Company Leased Real Property which are not violated by the current use and operation of the Company Leased Real Property in any manner that would reasonably be expected to materially impair the continued use and operation of the Company Leased Real Property as presently conducted, (v) Liens to secure Indebtedness pursuant to the Loan Documents to be released as of the Scheme Implementation Date, (vi) licenses or covenants not to sue with respect to Intellectual Property Rights, (vii) statutory, common law or contractual liens of landlords, (viii) title defects, encumbrances or irregularities that do not secure the payment of a sum of money or that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Affiliates as presently conducted, (x) Liens relating to any equipment leases or any purchase money interest under the Uniform Commercial Code (or related code in any foreign jurisdiction) and (xi) any Liens set forth on Section 1.01(b) of the Company Disclosure Schedule.

“Company Personal Data” means (i) an identifiable individual’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information held by the Company or any of its Subsidiaries, allows the identification of or contact with an individual and any other information about such individual that can be traced back thereto; and (ii) any information defined as “personal data”, “personal information”, “personally identifiable information” or similar term under any Company Privacy Policy, agreement pertaining to the processing of such data to which the Company is a party, or under applicable Law.

“Company RSU” means a restricted share unit covering Company Ordinary Shares or Company ADSs, as applicable.

“Company Share Plans” means the Company’s Group Executive Incentive Scheme, dated October 8, 2007, and the Long-Term Incentive Plan, dated September 17, 2014, in each case, as may be amended from time to time.

“Company Shareholders” means the holders of the Company Ordinary Shares.

“Company Shareholders’ Meeting” means an extraordinary general meeting of the Company Shareholders which shall be convened to consider and, if deemed fit, approve (with or without modification), among other things, the Scheme Resolutions together with any reconvened general meeting(s) held as a result of the adjournment or postponement of such general meeting.

“Company Superior Proposal” means any bona fide and written Company Acquisition Proposal that the Company Independent Board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favorable from a financial point of view to the Company’s shareholders (in their capacity as such) than the Scheme, in each case, after taking into account all relevant factors, including all terms and conditions of such Company Acquisition Proposal (including the likelihood that such Company Acquisition Proposal is consummated in accordance with its terms, after taking into account all legal, financial (including the certainty of financing) and regulatory aspects of the proposal and the Person making the Company Acquisition Proposal), and this Agreement (including any adjustment to the terms and conditions of this Agreement agreed to by Parent in writing pursuant to Section 5.02(b) in response to such Company Acquisition Proposal). For purposes of this definition, all references to “15% or more” in the definition of Company Acquisition Proposal shall be deemed to be references to “more than 50%”.

“Company Tax Return” means any Tax Return (including, without limitation, any consolidated, combined or unitary return) relating to or inclusive of the Company or any of its Subsidiaries.

“Company Termination Fee” means the lesser of (i) $1,500,000 or (ii) an amount equal to 1% of the value of the Scheme Consideration Shares based on the closing price of the Parent Common Stock on the Business Day immediately prior to such fee becoming due.

“Competition Appeal Court” means the Competition Appeal, a court established in terms of section 36 of the South African Competition Act.

“Competition Authorities” means (i) the Competition Commission, the Competition Tribunal, the Competition Appeal Court; and (ii) any other competition authority having jurisdiction to consider or provide an approval in respect of the Scheme insofar as approvals are required from them in terms of the Competition Law and/or any other applicable Laws to implemented the Scheme, if and as may be applicable.

“Competition Commission” means the Competition Commission of South Africa, a statutory body established in terms of section 19 of the South African Competition Act.

“Competition Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act, the South African Competition Act and all other Laws designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Competition Tribunal” means the Competition Tribunal of South Africa, a statutory body established in terms of section 26 of the South African Competition Act.

“Condition Date” means the date on which the last of the Scheme Conditions (excluding only (i) the condition in Section 2.04(a)(ii)(M)(1) requiring the TRP to issue a compliance certificate in terms of section 121(b) of the SACA in respect of the Scheme and (ii) those conditions that by their nature are to be satisfied on the Condition Date, but subject to the satisfaction or waiver of those conditions) is fulfilled or, where appropriate, waived.

“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated as of May 31, 2023 by and between Parent and the Company.

“Continuing Employees” means the employees of the Company (including those who are full-time, part-time, temporary, on vacation, or on a medical disability or any other paid or unpaid leave of absence) who are offered continued employment by Parent or one of the Parent Subsidiaries and who accept such employment effective immediately following the Scheme Implementation Date.

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“Contract” means any agreement, contract, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other legally binding commitment, arrangement or understanding, whether written or oral.

“CSDP” means a Central Securities Depositary Participant, being a “participant” as defined in the South African Financial Markets Act, No. 19 of 2012.

“Deposit Agreement” means the deposit agreement among the Company, the Depositary and all owners and beneficial owners of Company ADRs.

“Depositary” means The Bank of New York Mellon.

“Dissenting Shareholder” means a Company Shareholder: (i) who has validly exercised its Appraisal Rights (if any) in relation to the Scheme by giving written notice to the Company objecting to the Scheme Resolutions prior to those resolutions being voted on, voting against the Scheme Resolutions and demanding that the Company pay to it the fair value of its Company Ordinary Shares in terms of section 164(5) to 164(8) of the SACA; (ii) in relation to whom none of the circumstances contemplated in section 164(9) of the SACA has occurred; and (iii) who has not withdrawn its demand pursuant to an order of court as contemplated in section 164(15)(c)(v)(aa) of the SACA.

“Eligible Shareholders” means the Company Shareholders who are entitled to vote on the Scheme Resolutions.

“Environmental Claim” means any Proceeding or Order alleging potential or actual liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, Release of, or exposure to any Hazardous Substances, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any other matters covered or regulated by, or for which liability is imposed under, Environmental Law.

“Environmental Law” means any Law or Order relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any Law or Order relating to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances, or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

“Environmental Permits” means all Governmental Authorizations required by Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” of any entity means each entity that is treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Control Regulations” means the South African Exchange Control Regulations, 1961 made in terms of the South African Currency and Exchanges Act, No. 9 of 1933, as amended, and all directives and rulings issued thereunder.

“Expert” means a partner of an independent and internationally recognized firm of accountants who is agreed to by Parent and the Company or, failing agreement between Parent and the Company within five (5) Business Days after the event leading to expert determination arises, each of Parent and the Company shall select one such Person, who shall agree upon a third Person to serve as the Expert.

“Final Fairness Opinion” means the final fairness opinion to be issued by the Independent Expert, which fairness opinion shall comply, and be distributed in accordance, with section 114(3) of the SACA and is expected to be in substantially the form of the Pre-Final Fairness Opinion.

“Finalisation Date” means the date on which the “finalisation information” (as contemplated by the JSE Listings Requirements) is published in an announcement to be released on SENS, which date shall be the date on which the Scheme becomes Operative, or such other date as the JSE may direct.

“Financing” means a debt and/or equity financing for the purposes of financing the redemption of the Parent Series A Preferred and for general corporate purposes of Parent following the completion of the Transaction.

“FinSurv” means (i) the Financial Surveillance Department of the South African Reserve Bank responsible for the administration of exchange controls under the Exchange Control Regulations, and (ii) authorized dealers to the extent those dealers are authorized by Law to make decisions or grant approvals in relation to exchange control matters.

“Firm Intention Announcement” means the joint firm intention announcement in a form to be agreed by Parent and the Company and approved by the TRP and to be released on the Firm Intention Date.

“Firm Intention Date” means the Business Day agreed by Parent and the Company on which the Firm Intention Announcement will be released and which is not more than one (1) Business Day after signature of this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (i) nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or merger control authority, (ii) federal, state, provincial, local or non-U.S. court or tribunal, (iii) self-regulatory organization (including any national securities exchange), or (iv) other governmental, quasi-governmental, supranational or regulatory entity created or empowered under a statute (or rule, regulation or ordinance promulgated thereunder) or at the direction of any governmental authority, including those set forth in clauses (i), (ii) or (iii) of this definition, and that is empowered thereunder or thereby to exercise executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any license, approval, clearance, permit, certificate, waiver, amendment, consent, exemption, variance, expiration and termination of any waiting period requirements (including pursuant to Competition Law), other actions by, and any notice, filing, registration, qualification, declaration and designation with, and other authorizations and approvals issued by or obtained from a Governmental Authority.

“Hazardous Substance” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect (i) under any Environmental Law, or (ii) that can form the basis of any liability under any Environmental Law or any Order relating to pollution, waste, the environment, or the protection of worker health and safety.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board, as amended from time to time, the South African Institute of Chartered Accountants’ Financial Reporting Guides as issued by the Accounting Practices Committee, and Financial Pronouncements as issued by the Financial Reporting Standards Council.

“Indebtedness” of any Person shall mean (i) any indebtedness or other obligation for borrowed money, whether current, short term or long term and whether secured or unsecured, (ii) any indebtedness evidenced by a note, bond, debenture or other security or similar instrument, (iii) any liabilities or obligations with respect to interest rate, currency or commodity swaps, collars, caps and similar hedging obligations, (iv) all obligations as lessee under any lease of (or other agreement conveying the right to use) any real or personal property, or a combination thereof which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP (but excluding, for the avoidance of doubt, any operating or real estate leases of such Person), (v) any obligations, contingent or otherwise, under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments (in each case for this clause (v), whether or not drawn or utilized), (vi) any obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person or any services received by such Person, including, in any such case, “earnout” payments, (vii) indebtedness of any partnership in which (A) the Company or any of its Subsidiaries or (B) Parent or any of the Parent Subsidiaries, as applicable, is a general partner unless such debt is made expressly non-recourse to such Person, (viii) penalties, breakages, “make whole amounts” and other similar obligations relating to the foregoing, and (ix) Indebtedness of others as described in the foregoing clauses (i) through (viii) above in any manner guaranteed by such Person or for which such Person is or may become contingently liable; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

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“Independent Expert” means BDO Corporate Finance Proprietary Limited, registration number 1983/002903/07, a private company incorporated in accordance with the SACA.

“Intellectual Property” means all intellectual property and technology, including (i) internet domain names, whether or not trademarks, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, LinkedIn, Instagram, YouTube, and other social media companies and the content found thereon and related thereto, and URLs; (ii) expressions, designs and other works of authorship; (iii) inventions, discoveries, trade secrets, business and technical information and know-how, databases, processes, procedures, research and development results, marketing plans and other confidential and proprietary information, excluding any Company Personal Data or Parent Personal Data contained in any of the foregoing; and (iv) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases, algorithms, structures, development tools and other related specifications, media and documentation, excluding any Company Personal Data or Parent Personal Data contained in any of the foregoing.

“Intellectual Property Rights” means any and all common law or statutory intellectual property rights or proprietary rights and protections (anywhere in the world), including all such rights relating to, arising from, or associated with any Intellectual Property, including (i) trademarks, service marks and rights in trade names, brand names, logos, corporate names, trade dress, design rights and other similar designations of source, sponsorship, association or origin, and all registrations, applications and renewals for, any of the foregoing; (ii) copyrights, author, performer, moral and neighboring rights, and mask works and all registrations, applications for registration and renewals of any of the foregoing; (iii) trade secrets and other rights in confidential information; and (iv) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

“JSE” means the Johannesburg Stock Exchange.

“JSE Listings Requirements” means the listings requirements of the JSE as in force and amended from time to time.

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“Knowledge” means, with respect to the Company, the actual knowledge of each of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule and, with respect to Parent, the actual knowledge of each of the individuals listed on Section 1.01(a) of the Parent Disclosure Schedule, in each case, after reasonable inquiry of the direct reports of such individuals who would reasonably have knowledge of the applicable matter.

“Law” means any United States, federal, state, provincial or local or any non-U.S. law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation, rules of a stock exchange or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

“LDT” means the last day to trade in Company Ordinary Shares on the JSE in order to participate in the Scheme, being three (3) Business Days prior to the Scheme Record Date and not less than five (5) Business Days after the Finalisation Date (or such other date as the JSE may direct).

“Lien” means, with respect to any property or asset, any mortgage, hypothec, lien, pledge, charge, cession, restriction, security interest, title retention, deed of trust, right of first refusal or offer, option, easement, right of way, or any other encumbrance or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any Person, or any agreement or arrangement to create any of the foregoing (other than such a limitation arising under securities Law in respect of such property or asset).

“Nasdaq” means the Nasdaq Global Market.

“NYSE” means the New York Stock Exchange.

“Open Source Material” means software or other material that is licensed or distributed under a “free” source-code license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including but not limited to any license approved by the Open Source Initiative, or any Creative Commons License.

“Operative” means, in relation to the Scheme, that the Scheme Conditions have been timely fulfilled or, if applicable, waived, as the case may be.

“Order” means any order, writ, injunction, decree, consent decree, judgment, ruling, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Parent 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, as amended.

“Parent 2018 Plan” means the PowerFleet, Inc. 2018 Incentive Plan, as amended.

“Parent Acquisition Proposal” means (i) any proposal or offer (other than the Transactions or any other proposal or offer by the Company or its Affiliates) with respect to a merger, consolidation, business combination, scheme of arrangement or similar transaction involving Parent or any one or more of its Subsidiaries (except for any transaction between or among two or more of Parent’s Subsidiaries); (ii) any proposal or offer to acquire, by tender offer, share exchange, stock or asset purchase, license acquisition or in any other manner, which, in each case with respect to clauses (i) and (ii), if consummated, would result in any Person or group of Persons (other than the Company or its Affiliates) becoming, in one or a series of related transactions, directly or indirectly, (A) the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the total voting power or of any class of equity securities of Parent or any one or more of its Subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of Parent and its Subsidiaries, taken as a whole, or, in the case of a transaction described in clause (i), the entity resulting from such transaction (to the extent such entity and the Subsidiaries of the merged or consolidated entity would comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of Parent and its Subsidiaries, taken as a whole, prior to such transaction) or (B) the owner of assets (including equity securities of any of Parent’s Subsidiaries) comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of Parent and its Subsidiaries, taken as a whole; or (iii) a recapitalization, reorganization, joint venture, partnership, restructuring, liquidation, dissolution or other winding up of Parent and/or any of its Subsidiaries for consideration equal to 15% or more of the fair market value of (x) all of the issued and outstanding Parent Common Stock on the last trading day prior to the date hereof or (y) the consolidated total assets of Parent and its Subsidiaries, taken as a whole (in each case prior to such transaction).

“Parent Adverse Recommendation Change” means any of the following actions by Parent, the Parent Board or any committee thereof: (i) withholding, withdrawing, modifying or qualifying in a manner adverse to the Company or proposing publicly to withhold, withdraw, modify or qualify in a manner adverse to the Company, the Parent Board Recommendation, (ii) failing to make the Parent Board Recommendation or failing to include the Parent Board Recommendation in (or removing it from) the Parent Proxy Statement/Prospectus, (iii) approving, endorsing, recommending or otherwise publicly declaring to be advisable or proposing to approve, endorse, recommend or determine to be advisable any Parent Acquisition Proposal, (iv) following the date any Parent Acquisition Proposal or any modification to the price, form of consideration or conditionality thereto is first made public or sent or given to the stockholders of Parent, failing to publicly reaffirm the Parent Board Recommendation within five (5) Business Days after the Company reasonably requests a reaffirmation thereof in writing, (v) following the commencement of any take-over bid, tender offer or exchange offer for the Parent Common Stock that is publicly disclosed, publicly being neutral or failing to reject or recommend against acceptance of any such take-over bid, tender offer or exchange offer within five (5) Business Days of such commencement of such take-over bid, tender offer or exchange offer or recommending that the stockholders of Parent tender their respective Parent Common Stock in such take-over bid, tender offer or exchange offer, or (vi) publicly announcing an intention, or resolving, to take any of the foregoing actions; provided, however, none of (x) a termination of this Agreement by Parent pursuant to Section 9.01(c)(i), (y) a customary “stop, look and listen” or similar communication by the Parent Board of the type contemplated by Rule 14d-9(f) under the Exchange Act (including disclosure of Parent’s receipt of a Parent Acquisition Proposal and the operation of this Agreement with respect thereto) or (z) factually accurate public statements regarding financial results, operations or business conditions or developments shall, in any case, in and of itself constitute a Parent Adverse Recommendation Change.

“Parent Balance Sheet” means the consolidated balance sheet of Parent and its consolidated Subsidiaries as of December 31, 2022 and the notes thereto set forth in the Parent 10-K.

“Parent Balance Sheet Date” means December 31, 2022.

“Parent Board Recommendation” means (i) the determination of the Parent Board that this Agreement and the Transactions are fair to, advisable and in the best interests of Parent and Parent’s stockholders; (ii) the approval and adoption of this Agreement and approval of the Transactions in accordance with the requirements of the DGCL and any other applicable Law; (iii) the Parent Board’s declaration of the advisability of this Agreement; (iv) the recommendation of the Parent Board in favor of the approval of the Parent Proposals.

“Parent Charter” means the Amended and Restated Certificate of Incorporation of Parent.

“Parent Common Stock” means shares of Common Stock, par value $0.01 per share, of Parent.

“Parent Common Stock Issuance” means the issuance of the Scheme Consideration Shares.

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent to the Company in connection with, and immediately prior to, the execution of, this Agreement.

“Parent Equity Plans” means, collectively, the I.D. Systems, Inc. 2007 Equity Compensation Plan, I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, I.D. Systems, Inc. 2015 Equity Compensation Plan and the Parent 2018 Plan, each as amended from time to time.

“Parent Intellectual Property Rights” means, collectively, Parent Owned Intellectual Property Rights and Parent Licensed Intellectual Property Rights.

“Parent IT Assets” means any and all computers, computer software, source code, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology systems and equipment, and all associated documentation owned by Parent or any of its Subsidiaries or licensed or leased to Parent or any of its Subsidiaries (excluding any public networks).

“Parent Leased Real Property” means each parcel of real property subject to a lease, sublease, license or occupancy agreement to which Parent or any of its Subsidiaries is a party as lessee, sub-lessee, licensee or occupant.

“Parent Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to Parent or any of its Subsidiaries or for which Parent or any of its Subsidiaries has obtained a covenant not to be sued.

“Parent Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (i) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States, South Africa or any other jurisdiction, (ii) changes or conditions generally affecting the industries, markets or geographical areas in which Parent or any of its Subsidiaries operate, (iii) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism, epidemic, pandemic or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes), (iv) changes or proposed changes in Law or authoritative interpretation thereof, (v) changes in GAAP or authoritative interpretation thereof, (vi) any action taken or not taken, in each case, by Parent, Merger Sub or their respective Affiliates or by the Company or its Subsidiaries or their respective Affiliates at the written request of the Company or as required by the terms, conditions or restrictions of this Agreement or the Transactions, (vii) the entry into, the public announcement of, or pendency of this Agreement and the Transactions (it being understood that this clause (vii) shall not apply to any representation or warranty of Parent herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement), (viii) any failure by Parent and its Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period (provided that the underlying causes of such failure may be considered in determining whether a Parent Material Adverse Effect has occurred if not otherwise expressly excluded hereunder), or (ix) any change in the market price or trading volume of Parent securities or in its credit ratings (provided that the underlying causes of such change may be considered in determining whether a Parent Material Adverse Effect has occurred if not otherwise expressly excluded hereunder); provided, however, in the case of clauses (i), (ii), (iii), (iv) and (v), any effect, change, condition, fact, development, occurrence or event resulting from or arising out of the matters referred to therein shall not be excluded to the extent the same disproportionately affects (individually or together with other effects, changes, conditions, facts, developments, occurrences or events) Parent and its Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same industry in which Parent and its Subsidiaries operate.

“Parent Option” means each option to purchase shares of Parent Common Stock outstanding under any of the Parent Equity Plans.

“Parent Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned by, purported to be owned by or exclusively licensed to Parent or any of its Subsidiaries.

“Parent Permitted Liens” means (i) Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Parent Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of Parent, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising in the ordinary course of business with respect to amounts not yet overdue or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Parent Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of Parent, (iii) Liens reflected on the Parent Balance Sheet, (iv) zoning, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Parent Leased Real Property which are not violated by the current use and operation of the Parent Leased Real Property in any manner that would reasonably be expected to materially impair the continued use and operation of the Parent Leased Real Property as presently conducted (v) licenses or covenants not to sue with respect to Intellectual Property Rights, (vi) statutory, common law or contractual liens of landlords, (vii) title defects, encumbrances or irregularities that do not secure the payment of a sum of money or that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Affiliates as presently conducted, (viii) Liens relating to any equipment leases or any purchase money interest under the Uniform Commercial Code (or related code in any foreign jurisdiction) and (ix) any Liens set forth on Section 1.01(b) of the Parent Disclosure Schedule.

“Parent Personal Data” means (i) an identifiable individual’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information held by Parent or any of its Subsidiaries, allows the identification of or contact with an individual and any other information about such individual that can be traced back thereto; and (ii) any information defined as “personal data”, “personal information”, “personally identifiable information” or similar term under any Parent Privacy Policy, agreement pertaining to the processing of such data to which Parent is a party, or under applicable Law.

“Parent Proposals” means (i) approval of the Parent Common Stock Issuance, (ii) approval and adoption of an amendment to the Parent Charter to increase the number of authorized shares of Parent Common Stock, (iii) approval and adoption of any amendments to the Parent Charter necessary to implement the Financing and (iv) approval of such additional proposals as mutually agreed by Parent and the Company.

“Parent Proxy Statement/Prospectus” means the proxy statement / prospectus to be filed by Parent with the SEC in respect of the Transactions.

“Parent Restricted Stock Award” means each restricted stock award of shares of Parent Common Stock outstanding under any of the Parent Equity Plans.

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“Parent Stockholder Approval” means the approval of the Parent Proposals by the holders of the requisite number of shares of Parent Common Stock.

“Parent Stockholders’ Meeting” means a meeting of Parent’s stockholders held for the purpose of obtaining the Parent Stockholder Approval.

“Parent Superior Proposal” means any bona fide and written Parent Acquisition Proposal that the Parent Board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favorable from a financial point of view to Parent’s stockholders (in their capacity as such) than the Transactions, in each case, after taking into account all relevant factors, including all terms and conditions of such Parent Acquisition Proposal (including the likelihood that such Parent Acquisition Proposal is consummated in accordance with its terms, after taking into account all legal, financial (including the certainty of financing) and regulatory aspects of the proposal and the Person making the Parent Acquisition Proposal), and this Agreement (including any adjustment to the terms and conditions of this Agreement agreed to by the Company in writing pursuant to Section 6.02(b) in response to such Parent Acquisition Proposal). For purposes of this definition, all references to “15% or more” in the definition of Parent Acquisition Proposal shall be deemed to be references to “more than 50%”.

“Parent Tax Return” means any Tax Return (including, without limitation, any consolidated, combined or unitary return) relating to or inclusive of Parent or any of its Subsidiaries.

“Parent Termination Fee” means the lesser of (i) $1,500,000 or (ii) an amount equal to 1% of the value of the Scheme Consideration Shares based on the closing price of the Parent Common Stock on the Business Day immediately prior to such fee becoming due.

“Party” means each of Parent, Merger Sub and the Company individually, as the context requires, and “Parties” means all of them collectively.

“Per Share Scheme Consideration” means 0.12762 shares of Parent Common Stock per Company Ordinary Share held by a Scheme Participant.

“Person” means an individual, corporation, partnership, limited liability company, association, company, joint venture, estate, trust, association other entity or organization of any kind or nature, including a Governmental Authority or arbitrator (public or private), or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Pre-Final Fairness Opinion” means the pre-final draft of the Fairness Opinion prepared by the Independent Expert prior to the Firm Intention Announcement with regards to the Scheme, a copy of which is attached as Exhibit A.

“Proceeding” means any suit, audit, action, claim, litigation, arbitration, mediation, hearing, public inquiry, or similar proceeding (in each case, whether civil, criminal or administrative, whether public or private or whether written or oral) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator (public or private).

“Publication Date” means the date on which the Scheme Circular is to be published as agreed between the Parties, but, in any event, no later than the 40th Business Day in Johannesburg, South Africa following the publication of the Firm Intention Announcement (subject to any subsequent extension granted by the TRP).

“Related Persons” shall mean, with respect to any Person, each of such Person’s former, current and future direct or indirect equity holders, controlling persons, partners, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees.

“Release” shall have the same meaning as under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601 (22).

“Representative” means a Person and its Subsidiaries’ directors, officers, employees, Affiliates, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“SA Prospectus” means the prospectus in respect of Parent, prepared in accordance with section 100 of the SACA and Regulations 51 to 80 of the South African Takeover Regulations as well as sections 6 and 7 of the JSE Listings Requirements and which must be registered with the CIPC and approved by the JSE in terms of JSE Listings Requirements.

“SACA” means the South African Companies Act, No. 71 of 2008 and the regulations promulgated thereunder including Chapter 5 published in terms of section 120 of the SACA, as amended.

“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Scheme” means the scheme of arrangement in terms of section 114(1)(c) of the SACA between the Company and the Company Shareholders, and having Parent and Merger Sub as a party, that shall be proposed by the Company Board and, subject to the fulfillment or, if applicable, waiver of the Scheme Conditions, implemented in accordance with this Agreement.

“Scheme Circular” means the combined circular to be sent by the Company to the Company Shareholders in which, among other things, the Company will propose the Scheme and convene the Company Shareholders’ Meeting to consider the Scheme Resolutions and which will contain all information relating to the Scheme, the Company or Parent that is required by the SACA or the JSE Listings Requirements.

“Scheme Conditions” means the suspensive conditions to the Scheme set out in Section 2.04(a) and “Scheme Condition” means any one of them as the context may require.

“Scheme Consideration” means the consideration payable to Scheme Participants for their Scheme Shares, being the Scheme Consideration Shares and any cash payments in respect of fractional entitlements to Scheme Consideration Shares, which consideration shall be settled upon implementation of the Scheme.

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“Scheme Consideration Shares” means the shares of Parent Common Stock to be issued and transferred to Scheme Participants in consideration for their Scheme Shares upon implementation of the Scheme, based upon the Per Share Scheme Consideration.

“Scheme Implementation Date” means the eighth (8th) Business Day following the Finalisation Date.

“Scheme Participants” means all Persons who are recorded in the Securities Register as the holders of Company Ordinary Shares on the Scheme Record Date, excluding any Dissenting Shareholders.

“Scheme Record Date” means the date on and time by which the Company Shareholders must be recorded as such in the Securities Register in order to be eligible to receive the Scheme Consideration, being the close of business on the first Friday following the LDT (or such other date as the JSE may direct).

“Scheme Resolutions” means a special resolution of the Company Shareholders that approves the Scheme in terms of section 115(2)(a) of the SACA in substantially the form set out in Exhibit B and any other resolution reasonably required or desirable to implement the Scheme (and the transactions contemplated therein).

“Scheme Shares” means, collectively, all of the issued Company Ordinary Shares on the Scheme Record Date that are held by Scheme Participants.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Register” means the securities register of the Company from time to time reflecting holders of Company Ordinary Shares (including the relevant sub-registers of the Company maintained by CSDPs).

“SENS” means the Stock Exchange News Service of the JSE.

“Significant Subsidiary” means a “significant subsidiary” as such term is defined in Rule 12b-2 under the Exchange Act.

“South African Competition Act” means the Competition Act, No. 89 of 1998, as amended.

“South African Securities Law” means the South African Financial Markets Act No. 19 of 2012, together with all other applicable securities Laws, rules and regulations and published policies thereunder or related thereto, as amended, and the JSE Listings Requirements.

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“Subsidiary” means, with respect to any Person, another Person (other than a natural Person), of which such first Person (i) owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect or appoint a majority of the board of directors or other governing body or (b) if there are no such voting interests, a majority of the equity interests therein or (ii) has the right to appoint a majority of the directors or managers.

“Tax” means (i) any and all federal, state, provincial, local, non-U.S. (including, for the avoidance of doubt, South African) and other taxes, levies, imposts, duties, and similar governmental charges (including any interest, consumer price index linkage, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, harmonized sales, use, real or personal property, capital stock, license, escheat, unclaimed property, branch, payroll, estimated withholding, employment, social security (or similar), national health insurance, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

“Tax Return” means any report, return, document, declaration, election, schedule, opinion, statement or other information or filing supplied or required to be supplied to any Governmental Authority with respect to Taxes, including information returns, any documents to be supplied to any Governmental Authority with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, election, schedule, opinion, statement or other information or any amendment to any of the foregoing.

“Tax Sharing Agreement” means any Contract binding a Party or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries and any commercially reasonable indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not Tax sharing or indemnification).

“Third Party” means any Person other than Parent, Merger Sub, the Company or any of their respective Affiliates.

“Transactions” means the Scheme and the other transactions contemplated by this Agreement.

“Transfer Secretaries” means Computershare Investor Services Proprietary Limited, registration number 2004/003647/07, appointed as the transfer secretaries of the Company.

“Treasury Regulations” means the regulations promulgated under the Code.

“TRP” means the Takeover Regulation Panel established pursuant to section 196 of the SACA.

(b) Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Acceptable Company Confidentiality Agreement	Section 5.02(a)109
Acceptable Parent Confidentiality Agreement	Section 6.02(a)
Agreement	Preamble
Alternative Company Acquisition Agreement	Section 5.02(a)
Alternative Parent Acquisition Agreement	Section 6.02(a)
Award	Section 10.10(e)
Base Amount	Section 6.03(c)
Company	Preamble
Company Board Recommendation	Section 3.02(b)
Company Failure	Section 2.04(a)(iv)(A)(1)
Company Failure Notice	Section 2.04(a)(iv)(A)(2)
Company Financial Statements	Section 3.08(a)
Company Indemnified Party	Section 6.03(a)
Company Independent Board	Section 2.01
Company Material Contract	Section 3.19(a)
Company Option	Section 2.11(b)
Company Privacy Policy	Section 3.14(n)
Company Registered IP	Section 3.14(d)
Company Shareholder Approval	Section 3.02(a)
Company Source Code	Section 3.14(i)
Company Specified Conditions	Section 2.04(a)(iv)(A)(1)
Company Specified Representations	Section 2.04(a)(iii)(A)(2)
Company Subsidiary Securities	Section 3.06(b)
Company Termination Notice	Section 2.04(a)(iv)(B)
Decision	Section 2.06(e)
Delisting	Section 2.09
DGCL	Section 4.02(b)
Financing Documentation	Section 7.12(q)
Governmental Grant	Section 3.14(m)
internal controls	Section 3.07(g)
Loan Documents	Section 5.06
Merger Sub	Preamble
Multiemployer Plan	Section 3.16(d)
Outside Date	Section 9.01(b)(ii)
Parent	Preamble
Parent Board	Preamble
Parent Customers and Suppliers	Section 4.22
Parent Failure	Section 2.04(a)(vi)(A)(1)
Parent Failure Notice	Section 2.04(a)(vi)

Parent Financial Statements	Section 4.08
Parent Plan	Section 4.16(a)
Parent Pre-Termination Notice	Section 2.04(a)(vi)(B)
Parent Real Property Leases	Section 4.13(b)
Parent SEC Documents	Section 4.07(a)
Parent Specified Conditions	Section 2.04(a)(vi)(A)(1)
Parent Specified Representations	Section 2.04(a)(v)(A)(2)
Parent Subsidiary	Section 4.06(a)
Parent Subsidiary Securities	Section 4.06(b)
Pre-Closing Period	Section 5.01
Pre-General Meeting Date	Section 2.04(a)(iii)
Public Documents	Section 5.03
Public Official	Section 3.23(a)
Registered Intellectual Property Rights	Section 3.14(a)
Registered Prospectus	Section 5.03
Required Financing Information	Section 7.12(d)
Security Incident	Section 3.14(n)
Series A Preferred Dividends	Section 6.01(b)
South African Employees	Section 3.17(d)
Tax Incentive Program	Section 3.15(a)(xxiv)
Transactions	Preamble
VAT	Section 3.15(a)(xxii)
Vested Company RSU	Section 2.11(d)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(a) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Annexes, Exhibits and Schedules of this Agreement unless otherwise specified.

(b) All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(c) Any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (ii) all other representations and warranties of the Company that are contained in this Agreement (except for those contained in Section 3.01 and Section 3.05(a)) if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to an individual who has read that reference and such representations and warranties. The listing of any matter on the Company Disclosure Schedule shall not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Company Disclosure Schedule relating to any possible breach or violation by the Company of any Contract or applicable Law, the enforceability of any Contract, the existence or non-existence of third-party rights or similar matters or statements shall be construed as an admission or indication to any Third Party with respect to any of the foregoing. Any disclosure in any Section of the Company Disclosure Schedule of information that is also filed with or disclosed in any Company SEC Document shall not be deemed a representation that there is no other information filed with or disclosed in any Company SEC Document that would qualify the corresponding representation. All disclosures in the Company Disclosure Schedule are intended only to allocate rights and risks between the Parties to the Agreement and are not intended to be admissions against interests, be admissible against any Party by any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties), or give rise to any claim or benefit to any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties).

(d) Any reference in a particular Section of the Parent Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of Parent and Merger Sub that are contained in the corresponding Section of this Agreement and (ii) all other representations and warranties of Parent and Merger Sub that are contained in this Agreement (except for those contained in Section 4.01 and Section 4.05(a)) if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to an individual who has read that reference and such representations and warranties. The listing of any matter on the Parent Disclosure Schedule shall not be deemed to constitute an admission by Parent or Merger Sub, or to otherwise imply, that any such matter is material, is required to be disclosed by Parent or Merger Sub under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Parent Disclosure Schedule relating to any possible breach or violation by Parent or Merger Sub of any Contract or applicable Law, the enforceability of any Contract, the existence or non-existence of third-party rights or similar matters or statements shall be construed as an admission or indication to any Third Party with respect to any of the foregoing. All disclosures in the Parent Disclosure Schedule are intended only to allocate rights and risks between the Parties to the Agreement and are not intended to be admissions against interests, be admissible against any Party by any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties), or give rise to any claim or benefit to any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties).

(e) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(f) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

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(g) The use of the word “or” shall not be exclusive unless expressly indicated otherwise.

(h) Any reference to a Party or a party to any other agreement or document contemplated hereby shall include such Person’s successors and permitted assigns.

(i) Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(j) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; provided, that with respect to any representation or warranty contained in this Agreement, such reference shall mean the legislation or provision as it exists as of the date that such representation or warranty is made.

(k) A reference to any Contract (including this Agreement) is to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms thereof, except that with respect to any Contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed on such schedule in order to be included in such reference.

(l) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(m) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(n) References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively.

(o) References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified.

(p) If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(q) Whenever the phrase “ordinary course of business” is used in this Agreement, it shall be deemed to be followed by the words “consistent with past practice”, whether or not it is in fact followed by those words or words of like import.

ARTICLE 2.
THE SCHEME

Section 2.01 Company Independent Board. The Company has established an independent board consisting of three (3) independent members of the board of directors of the Company (established in accordance with SACA) (the “Company Independent Board”). The Company Independent Board shall comply with all of the obligations under the SACA.

Section 2.02 Firm Intention Announcement.

(a) Parent and the Company will jointly prepare the Firm Intention Announcement to be released on SENS. Subject to the approval by the TRP, Parent and the Company shall (to the extent that it is in their respective control) procure release of the Firm Intention Announcement on SENS, by not later than 18:00 South African time on the Firm Intention Date or by such other time and date as may be agreed in writing by Parent and the Company and approved by the TRP.

(b) On the Firm Intention Date, the Company shall deliver the final Firm Intention Announcement in draft form (i) to the TRP for the purpose of obtaining its approval for the publication of the Firm Intention Announcement, with drafts having been provided to the TRP prior to the Firm Intention Date for their review and comment, and (ii) to the JSE, with drafts having been provided to the JSE for their review and comment prior to the Firm Intention Date.

Section 2.03 The Scheme and Its Terms.

(a) The Company undertakes to propose the Scheme to the Eligible Shareholders in accordance with this Agreement.

(b) The terms of the Scheme shall be:

(i) those set out in this Agreement;

(ii) such other terms as may be agreed by the Parties in writing from time to time and, to the extent required, with the TRP’s consent; and

(iii) set out fully in the Scheme Circular.

(c) The terms of the Scheme shall provide, among other things, that, if the Scheme becomes Operative, then on and with effect from the Scheme Implementation Date:

(i) the Scheme Participants shall be deemed to have disposed of and shall transfer their Scheme Shares, free of Liens, to Merger Sub;

(ii) such disposal and transfer shall be effected without any further act or instrument of the Scheme Participants being required;

(iii) Merger Sub shall acquire (and be deemed to have acquired) the legal, registered and Beneficial Ownership of all the Scheme Shares, free of Liens;

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(iv) the Scheme Shares shall be registered in the name of Merger Sub (or its nominee) in the Securities Register and the Company shall then procure that the updated Securities Register is provided to Merger Sub;

(v) in consideration for each Scheme Share transferred by a Scheme Participant to Merger Sub, that Scheme Participant shall be entitled to receive the Per Share Scheme Consideration, which shall be settled in full, without regard to any lien, right of set-off, counterclaim or other analogous right to which Merger Sub or the Company may otherwise be, or claim to be, entitled against that Scheme Participant;

(vi) subject to the receipt thereof by the Transfer Secretaries, the Transfer Secretaries shall pay, or procure the payment of, the Scheme Consideration due to each Scheme Participant; and

(vii) the Scheme Participants shall be entitled to receive the Scheme Consideration Shares from the Transfer Secretaries (acting for and on behalf of the Company) only.

(d) Parent, acting as principal, shall procure that Merger Sub complies with its obligations under the Scheme, and the Company alone shall have the right to enforce those obligations (if necessary) against Merger Sub and/or Parent (where applicable). The rights of the Scheme Participants to receive the Scheme Consideration shall be rights enforceable by Scheme Participants against the Company only. Scheme Participants shall be entitled to require the Company to enforce its rights in terms of the Scheme against Merger Sub and/or Parent (where applicable).

(e) Merger Sub and Parent, jointly and severally, hereby undertakes to the Company that, if the Scheme becomes Operative, Merger Sub shall comply with its obligations under the Scheme and shall, by no later than 09:00 South African time on the Scheme Implementation Date and in order to enable the Transfer Secretaries to discharge the Scheme Consideration, transfer or cause to be transferred to the Transfer Secretaries such number of Scheme Consideration Shares to which Scheme Participants are entitled in terms of the Scheme.

(f) The Company warrants and represents to Parent and Merger Sub, as of the date of this Agreement, that the Company Independent Board has appointed the Independent Expert who has provided the Company Independent Board with the Pre-Final Fairness Opinion and that the Pre-Final Fairness Opinion, if it were distributed to the Company Shareholders, would satisfy the requirements of the SACA.

(g) After the Company Independent Board receives the Final Fairness Opinion that satisfies the condition set forth in Section 2.04(a)(ii)(N), the Company Independent Board shall take cognisance of the Final Fairness Opinion and formulate and communicate to Company Shareholders the opinion and recommendation of the Independent Board (or individual members thereof) whether, in its opinion, the Scheme, including the Scheme Consideration is fair and reasonable to Company Shareholders and is in the best interests of the Company and the Company Shareholders and shall make its recommendation to the Company Shareholders as to how they should vote on the Scheme Resolutions.

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Section 2.04 Scheme Conditions.

(a) The implementation of the Scheme will be subject to the fulfilment (or, where applicable in terms of Section 2.05, the Agreement and applicable Law, waiver) of the suspensive conditions that:

(i) Scheme Circular. On or before the Publication Date, the Company shall have obtained such approvals of the JSE, the TRP and FinSurv as may be required for the Company to send the Scheme Circular to the Company Shareholders, which Scheme Circular will include the Final Fairness Opinion.

(ii) Conditions to Obligations of Each Party. On or before the Condition Date:

(A) Company Shareholder Approval. The Scheme Resolutions shall have been approved by the requisite majority of the votes of the Company Shareholders as required by section 115(2)(a) of the SACA.

(B) Parent Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

(C) JSE. All approvals being obtained from the JSE for the secondary inward listing of the Parent Common Stock on the Main Board of the JSE.

(D) Listings. The Scheme Consideration Shares to be issued pursuant to the implementation of the Scheme shall have been approved for listing on Nasdaq and the Main Board of the JSE, subject to official notice of issuance.

(E) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the Scheme or the Parent Common Stock Issuance by any Governmental Authority that prohibits, restrains, or makes illegal the implementation of the Scheme or Parent Common Stock Issuance as contemplated hereunder.

(F) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order that is in effect, or pending Proceedings seeking a stop order.

(G) SA Prospectus. The SA Prospectus shall have been registered under the SACA and approved by the JSE.

(H) Financing. The closing of the Financing shall have occurred and there shall have been deposited with Parent and/or Merger Sub or a third party appointed for such purpose (as readily available funds) an amount sufficient to provide for (and to be utilized exclusively, by no later than the Scheme Implementation Date, for) the redemption in full of all outstanding Parent Series A Preferred.

(I) Competition Laws. The waiting period under the HSR Act, if applicable, shall have expired or been terminated, and any applicable waiting periods required under any Competition Laws for the consummation of the transactions contemplated by this Agreement shall have expired or been terminated.

(J) Appraisal Rights. With regards to Company Shareholders exercising Appraisal Rights (if any): (i) Company Shareholders holding not more than 3% of all Company Ordinary Shares eligible to be voted at the Company Shareholders’ Meeting do not give notice objecting to the Scheme Resolutions, as contemplated in section 164(3) of the SACA and/or do not vote against the Scheme Resolutions proposed at the Company Shareholders’ Meeting; or (ii) if more than 3% of all Company Ordinary Shares eligible to vote at the Company Shareholders’ Meeting give notice objecting to the Scheme, as contemplated in section 164(3) of the SACA, and vote against the Scheme Resolutions proposed at the Company Shareholders’ Meeting, the relevant Company Shareholders do not exercise their Appraisal Rights, by giving valid demands as contemplated in sections 164(5) to 164(8) of the SACA within the time periods prescribed in sections 164(3) and (7) of the SACA in respect of more than 3% of the Company Ordinary Shares eligible to be voted at the Company Shareholders’ Meeting. For the avoidance of doubt, if Company Shareholders holding more than 3% of all Company Ordinary Shares eligible to be voted at the Company Shareholders’ Meeting validly exercise Appraisal Rights, this condition will not be fulfilled unless it is waived by the parties in accordance with Section 2.05 below.

(K) Approval of Scheme Resolutions by Court. If the Scheme Resolutions are opposed by 15% or more of the voting rights exercised on the Scheme Resolutions and, within five (5) Business Days after the vote at the Company Shareholders’ Meeting, any Person who voted against the Scheme Resolutions requires the Company to seek the approval of a court in terms of section 115(3)(a) of the SACA, and the court has approved the implementation of the Scheme Resolutions.

(L) Dissenting Shareholders. If any Person who voted against the Scheme Resolutions applies to court in terms of section 115(3)(b) (as read with section 115(6)) of the SACA, either:

(1) the court has declined to grant leave to that Person for a review of the Scheme Resolutions; or

(2) if leave for a review of the Scheme Resolutions is granted by the court, the court has declined to set aside the Scheme Resolutions in accordance with section 115(7) of the SACA, and the court has approved the implementation of the Scheme Resolutions.

(M) Regulatory Approvals. The Parties shall have made any material filing required to obtain all material Governmental Authorizations applicable to the Transactions, including pursuant to any material Competition Law, and all such required Governmental Authorizations, including the lapse of any applicable waiting period, shall have been obtained, as applicable, either unconditionally or, to the extent that it is subject to any condition, each Party shall have confirmed in writing that such condition is acceptable to such Party (with such confirmation not to be unreasonably withheld or delayed), including:

(1) a compliance certificate issued by the TRP in terms of section 121(b) of the SACA in respect of the Scheme;

(2) the Competition Authorities granting such approvals as are required in terms of the Competition Law and other applicable Laws to implement the Scheme, either unconditionally, or subject to conditions acceptable to Parent, acting reasonably;

(3) the JSE granting such approvals as are required in terms of the JSE Listings Requirements with respect to the Scheme, the delisting of the Company Ordinary Shares from the JSE and the inward listing of the Parent Common Stock on the JSE; and

(4) such approval of FinSurv as is required in terms of the Exchange Control Regulations to implement the Scheme, the delisting of the Company Ordinary Shares from the JSE and the inward listing of the Parent Common Stock on the JSE.

(N) Independent Expert. The Independent Expert shall have provided an opinion in relation to the Scheme, as required by the SACA, confirming that the Scheme Consideration is not unfair and not unreasonable to the Company’s shareholders.

(iii) Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to implement the Scheme are also subject to the satisfaction, at or prior to 17:00 South African time on the Business Day immediately preceding the day on which the first of the Company Shareholders’ Meeting and the Parent Stockholders’ Meeting are to be held, or any later date on which the first of the Company Shareholders’ Meeting and the Parent Stockholders’ Meeting are to be held that the Parties mutually agree upon, so long as the delay in the holding of such meeting was not the result of the delivery of a Company Failure Notice or Parent Failure Notice (the “Pre-General Meeting Date”), of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by Parent):

(A) Representations and Warranties.

(1) Each of the representations and warranties of the Company contained in this Agreement, other than the Company Specified Representations and the representations and warranties contained in Section 3.05(a) (Capitalization), shall be true, accurate and complete in all respects as of the date hereof and as of the Pre-General Meeting Date as if made on and as of the Pre-General Meeting Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where any inaccuracy in such representations and warranties, individually or in the aggregate, has not had, or would not reasonably be expected to have or result in, a Company Material Adverse Effect, which, for purposes of this Section 2.04(a)(iii)(A)(1), shall mean (i) an impairment of assets or creation or incurrence of liabilities (in the aggregate, on a net basis, relative to the value recorded in its March 31, 2023 audited financial statements) amounting to greater than $17,656,300 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its March 31, 2023 audited financial statements) in excess of $14,499,300; provided, however, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(2) Each of the representations and warranties contained in the first sentence of Section 3.01 (Corporate Existence and Power), Section 3.02(a) (Corporate Authorization), the first two sentences of Section 3.06(a) (Subsidiaries), the first and third sentences of Section 3.06(b) (Subsidiaries), Section 3.09(b) (Absence of Certain Changes), Section 3.20 (Finder’s Fees, etc.), and Section 3.21 (Anti-Takeover Law) (collectively, the “Company Specified Representations”) shall be true, accurate and complete in all respects as of the date hereof and as of the Pre-General Meeting Date as if made on and as of the Pre-General Meeting Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); and

(3) The representations and warranties contained in Section 3.05(a) shall be true, accurate and complete in all respects as of the date hereof and as of the Pre-General Meeting Date as if made on and as of the Pre-General Meeting Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except for inaccuracies that result in an impact of less than 0.1% of the Company’s capitalization.

(B) Performance of Obligations. The Company shall have complied with or performed in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Pre-General Meeting Date.

(C) Company Material Adverse Effect. Since the date hereof, there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Company Material Adverse Effect, which, for purposes of this Section 2.04(a)(iii)(C), shall mean (i) an impairment of assets or creation or incurrence of liabilities (in the aggregate, on a net basis, relative to the value recorded in its March 31, 2023 audited financial statements) amounting to greater than $17,656,300 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its March 31, 2023 audited financial statements) in excess of $14,499,300.

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(D) Required Consents. Parent shall have received separate written consents duly executed by the Company and each of the third parties listed on Schedule 2.04(a)(iii), whereby such third parties provide all necessary approvals, consents and waivers in connection with the Transactions.

(iv) Parent Termination Right. The provisions of Article 9 shall be incorporated herein by reference.

(A) In addition, if at any time prior to 17:00 South African time on the Pre-General Meeting Date:

(1) the Company becomes aware that any of the conditions referred to in Section 2.04(a)(iii)(A), (B) or (C) (the “Company Specified Conditions”) are inaccurate or false or that the Company is in breach of or has failed to satisfy any such Company Specified Condition, the Company shall provide Parent with written notice of the inaccuracy, falsity, breach or failure (each, a “Company Failure”) setting out reasonable details thereof together with an estimate of the associated quantum of losses or other liabilities or potential liabilities (“Losses”); or

(2) Parent becomes aware of a Company Failure of any of the Company Specified Conditions,

then, in either case, subject to Section 2.04(a)(iv)(B), Parent shall provide the Company with written notice (a “Company Failure Notice”) of such Company Failure setting out reasonable details thereof together with an estimate of the Losses.

(B) If the Company fails to remedy the Company Failure within ten (10) Business Days of receipt of the Company Failure Notice, then Parent shall be entitled to either waive all or part of the relevant Company Specified Condition or, within a further period of five (5) Business Days, send the Company written notice (the “Company Termination Notice”) of the termination of the Scheme and this Agreement.

(C) If Parent delivers a Company Termination Notice and the Company disputes any aspect of the Company Termination Notice, the Company may refer the matter in dispute to the Expert to be resolved in accordance with Section 2.06.

(D) The Company Specified Conditions will be deemed to have been fulfilled where either:

(1) No Company Failure Notice is issued on or before the Pre-General Meeting Date; or

(2) If a Company Failure Notice was issued before the Pre-General Meeting Date but (x) Parent waives the relevant Company Specified Condition(s) or no Company Termination Notice is issued within the above time period or (y) if a Company Termination Notice is issued within the above time period, the Expert determines within the ten (10) Business Day period that a Company Failure has not occurred and the Company Failure Notice should not have been issued.

(v) Conditions to the Obligations of the Company. The obligations of the Company to implement the Scheme are also subject to the satisfaction, at or prior to the Pre-General Meeting Date, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the Company):

(A) Representations and Warranties.

(1) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement, other than the Parent Specified Representations and the representations and warranties contained in Section 4.05(a) (Capitalization), shall be true, accurate and complete in all respects as of the date hereof and as of the Pre-General Meeting Date as if made on and as of the Pre-General Meeting Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where any inaccuracy in such representations and warranties, individually or in the aggregate, has not had, or would not reasonably be expected to have or result in, a Parent Material Adverse Effect, which, for purposes of this Section 2.04(a)(v)(A)(1), shall mean (i) an impairment of assets or creation or incurrence of liabilities (in the aggregate, on a net basis, relative to the value recorded in its December 31, 2022 audited financial statements) amounting to greater than $21,743,500 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its December 31, 2022 audited financial statements) in excess of $13,515,700; provided, however, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(2) Each of the representations and warranties contained in the first sentence of Section 4.01 (Corporate Existence and Power), Section 4.02(a) (Corporate Authorization), the first two sentences of Section 4.06(a) (Subsidiaries), the first and third sentences of Section 4.06(b) (Subsidiaries), Section 4.09(b) (Absence of Certain Changes), Section 4.20 (Finder’s Fees, etc.), and Section 4.21 (Ownership of Company Ordinary Shares; Anti-Takeover Law) (collectively, the “Parent Specified Representations”) shall be true, accurate and complete in all respects as of the date hereof and as of the Pre-General Meeting Date as if made on and as of the Pre-General Meeting Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); and

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(3) The representations and warranties contained in Section 4.05(a) shall be true, accurate and complete in all respects as of the date hereof and as of the Pre-General Meeting Date as if made on and as of the Pre-General Meeting Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except for inaccuracies that result in an impact of less than 0.1% of Parent’s capitalization.

(B) Performance of Obligations. Each of Parent and Merger Sub shall have complied with or performed in all material respects all of its covenants and agreements it is required to comply with or perform at or prior to the Pre-General Meeting Date.

(C) Parent Material Adverse Effect. Since the date hereof, there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Parent Material Adverse Effect, which, for purposes of this Section 2.04(a)(v)(C), shall mean (i) an impairment of assets or creation or incurrence of liabilities (in the aggregate, on a net basis, relative to the value recorded in its December 31, 2022 audited financial statements) amounting to greater than $21,743,500 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its December 31, 2022 audited financial statements) in excess of $13,515,700.

(D) Required Consents. The Company shall have received separate written consents duly executed by Parent and each of the third parties listed on Schedule 2.04(a)(v), whereby such third parties provide all necessary approvals, consents and waivers in connection with the Transactions.

(E) Tax Opinion. The Company shall have received a written opinion either from DLA Piper LLP or Olshan Frome Wolosky LLP, or if none of the foregoing is able or willing to render the required opinion, the Company shall use reasonable best efforts to engage a nationally recognized tax advisor or legal counsel to render such opinion (in each case reasonably acceptable to the Company and Parent), in form and substance reasonably satisfactory to the Company, dated on or prior to the Pre-General Meeting Date to the effect that, on the basis of certain facts, representations, and assumptions set forth or referred to in such opinion, the Transactions should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering this tax opinion, such counsel shall be entitled to receive and rely upon customary representation letters from Parent and the Company.

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(vi) Company Termination Right. The provisions of Article 9 shall be incorporated herein by reference.

(A) In addition, if at any time prior to 17:00 South African time on the Pre-General Meeting Date:

(1) Parent becomes aware that any of the conditions referred to in Section 2.04(a)(v)(A), (B) or (C) (the “Parent Specified Conditions”) are inaccurate or false or that Parent or Merger Sub is in breach of or has failed to satisfy any such Parent Specified Condition, Parent shall provide the Company with written notice of the inaccuracy, falsity, breach or failure (each, a “Parent Failure”) setting out reasonable details thereof together with an estimate of the Losses; or

(2) the Company become aware of a Parent Failure of any of the Parent Specified Conditions,

then, in either case, subject to Section 2.04(a)(vi)(B), the Company shall provide Parent with written notice (a “Parent Failure Notice”) of such Parent Failure setting out reasonable details thereof together with an estimate of the Losses.

(B) If Parent fails to remedy the Parent Failure within ten (10) Business Days of receipt of the Parent Failure Notice, then the Company shall be entitled to either waive all or part of the relevant Parent Specified Condition or, within a further period of five (5) Business Days, send Parent written notice (the “Parent Pre-Termination Notice”) of its intent to terminate the Scheme and this Agreement.

(C) If the Company delivers a Parent Pre-Termination Notice and Parent disputes any aspect of the Parent Pre-Termination Notice, Parent may refer the matter in dispute to the Expert to be resolved in accordance with Section 2.06.

(D) The Parent Specified Conditions will be deemed to have been fulfilled where either:

(1) no Parent Failure Notice is issued on or before the Pre-General Meeting Date; or

(2) if a Parent Failure Notice was issued before the Pre-General Meeting Date but (x) the Company waives the relevant Parent Specified Condition(s) or no Parent Pre-Termination Notice is issued within the above time period or (y) if a Parent Pre-Termination Notice is issued within the above time period, the Expert determines within the ten (10) Business Day period that a Parent Failure has not occurred and the Parent Failure Notice should not have been issued.

(b) [Reserved.]

Section 2.05 Fulfillment of the Scheme Conditions.

(a) Each Party shall (to the extent that it is within its power to do so) use its reasonable endeavors to procure the fulfillment of the Scheme Conditions and to achieve the implementation of the Scheme.

(b) The Scheme Conditions in Sections 2.04(a)(i), (ii)(A), (ii)(B), (ii)(C), (ii)(D), (ii)(E), (ii)(F), (ii)(G), (ii)(I), (ii)(M) and (ii)(N) are regulatory in nature and cannot be waived.

(c) The Scheme Conditions in Sections 2.04(a)(ii)(H), (ii)(J), (ii)(K), (ii)(L), (iii) and (v) can be waived by written agreement between Parent and the Company.

(d) Save as may be expressly provided for elsewhere in this Agreement, the Party which is primarily responsible for procuring the fulfillment of a Scheme Condition shall be responsible for:

(i) paying any filing or application fees and other costs payable to any authority for that purpose;

(ii) preparing, submitting and prosecuting any filing, application or request required for that purpose;

(iii) keeping the other Party generally informed as to the progress made in seeking fulfillment of that Scheme Condition, and shall, as soon as it becomes aware of the fulfillment or failure, as the case may be, of such Scheme Condition, deliver written notice thereof to the other Party;

(iv) paying the costs of any advisers or representatives engaged by it for that purpose; and

(v) the Party primarily responsible for procuring fulfilment of a Scheme Condition which relates to an approval, clearance or non-opposition by a Governmental Authority shall provide the other Party and its external advisers with:

(A) reasonable notice of, and (to the extent permitted by the Governmental Authority) the opportunity to participate in, all hearings, meetings and telephone calls with that Governmental Authority which: (i) relate to consideration of the substance or merits of the application for such approval, clearance or non-opposition; or (ii) otherwise have a bearing on such approval, clearance or non-opposition; and

(B) a reasonable opportunity to comment on the draft of the application for such approval, clearance or non-opposition and any filing, submission, response or correspondence which relates to the substance or merits of that application or which otherwise has a bearing on the application and amend such draft to the extent reasonably necessary to take account of all reasonable comments received.

(e) The Parties have agreed to instruct Webber Wentzel to prepare the joint merger filing which will be submitted to the relevant Competition Authorities for purposes of fulfilling the Scheme Condition in Section 2.04(a)(ii)(M)(2) (the “Merger Notification”) and the Parties agree that Webber Wentzel will lodge and file the Merger Notification on the Parties’ behalf.

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(f) The legal costs and fees incurred by Webber Wentzel in connection with gathering and collecting information required for the Merger Notification and the filing fees payable in connection with the Merger Notification shall be shared equally between Parent and the Company.

(g) Each Party undertakes to the other to do everything reasonable and within its power and control to ensure that the Merger Notification is completed and submitted to the Competition Authorities for approval as soon as possible and by no later than fifteen (15) Business Days after the date of this Agreement (or within such extended period as Parent and Company may agree in writing).

(h) An announcement will be released on SENS and, if required, published in the South African press after:

(i) the fulfilment or waiver, as the case may be, of all of the Scheme Conditions;

(ii) the non-fulfilment of any Scheme Condition as a result of which the Scheme will lapse; or

(iii) if the Scheme has not become unconditional by the Outside Date then, notwithstanding anything to the contrary the Scheme shall ipso facto cease to be of force and effect and the Scheme shall not be implemented;

(i) The Parties shall be entitled to amend the Outside Date and/or the Publication Date by written agreement and, if required, with the approval of the TRP. If the Outside Date or the Publication Date is amended, the amended date will be released on SENS and, if required, published in the South African press.

(j) The Company shall communicate to its shareholders and the TRP by no later than the Business Day prior to the commencement of the Company Shareholders’ Meeting whether the conditions contemplated in Section 2.04(a)(v) have been satisfied. In the event that any of the relevant conditions contemplated in Section 2.04(a)(v) have failed (as determined in accordance with Section 2.04(a)(vi) and Section 2.06, as applicable) such that the Scheme is not capable of becoming unconditional and being implemented, the Company shall proceed to convene the Company Shareholders’ Meeting for the purpose of communicating the failure of such Scheme Conditions and impact of such failure on the Scheme to Scheme Participants attending the Company Shareholders’ Meeting.

(k) Notwithstanding anything to the contrary contained herein, the Company shall only rely on the failure of any of the conditions contemplated in Section 2.04(a)(v) (as determined in accordance with Section 2.04(a)(vi) and Section 2.06, as applicable) to furnish a Termination Notice after the Company Shareholders’ Meeting and then only if the Scheme Participants have voted in favor of the Scheme (given that the Scheme will in any event fail if Scheme Participants do not vote with the required majority in favor of the Scheme). The furnishing by the Company of such Termination Notice shall (unless the TRP permits the Termination Notice to be issued by the Company without further evidence that the issue is supported by holders of a majority of the Company’s Ordinary Shares, whether such support is secured by way of shareholder resolution or otherwise) be required to be supported by holders of a majority of the Company’s Ordinary Shares. If the Company intends to rely on the failure of any of the conditions contemplated in Section 2.04(a)(v) (as determined in accordance with Section 2.04(a)(vi) and Section 2.06, as applicable) to furnish a Termination Notice after the Company Shareholders’ Meeting, then the Company shall not be obliged to apply for a Clearance Certificate from the TRP (in fulfilment of the condition in Section 2.04(a)(ii)(M)(1)) pending the completion of the process pursuant to which the Company seeks authority from holders of a majority of the Company’s Ordinary Shares to issue a Termination Notice. The Scheme shall not become of force or effect if the Company (with the requisite shareholder approval or with TRP approval, as the case may be) issues such Termination Notice. If the Company intends (with the requisite shareholder approval) to issue a Termination Notice in these circumstances, the Scheme corporate action timetable (as detailed in the Scheme Circular) shall be extended to afford the Company the required reasonable time to determine whether the Company shareholders support the issue of such Termination Notice.

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Section 2.06 Expert Determination.

(a) The Company, Parent and Merger Sub each agree and acknowledge that the Company Specified Conditions and the Parent Specified Conditions are the only matters which may be referred to an Expert for determination (or the matters underlying as giving rise to such matter and matters incidental thereto or consequent thereon). It being recorded that the sole purpose of the Expert is to make a final determination aimed at achieving objective certainty as to whether the Scheme Conditions in Sections 2.04(a)(iii) and (v) have or have not been fulfilled by making a determination whether a Company Termination Notice and/or a Parent Pre-Termination Notice was in the Expert’s determination validly issued or not. The Expert determination shall have no relevance to or impact on the Parties’ rights or obligations outside of the aforesaid narrow purpose.

(b) In the event that an Expert is required to be appointed, then Company and Parent must:

(i) sign whatever reasonable terms of engagement the Expert requires; and

(ii) use reasonable efforts to provide the Expert with any information reasonably required by the Expert.

(c) The Expert will act as an expert and not as an arbitrator and must determine the matter:

(i) having regard to the terms of this Agreement;

(ii) according to whatever procedures the Expert decides, in the Expert’s reasonable discretion, but subject to the requirements of procedural fairness; and

(iii) exercising the Expert’s own skill, judgment and experience.

(d) Any costs (including for the avoidance of doubt, the costs of the Expert and its advisors) incurred in respect of the determination of the matter shall be borne by the Parties in equal shares, unless otherwise determined by the Expert.

(e) The Company and Parent must use their respective reasonable endeavors to ensure that the Expert gives a written decision in relation to its finding as soon as possible, but in any event within ten (10) Business Days after its appointment (a “Decision”) and, to the extent required under this Agreement or applicable Law, will procure that the Expert consents to the publication of its Decision (or a summary or extract thereof). The Expert must give reasons for its Decision.

(f) An Expert’s Decision is, in the absence of manifest error, final and binding on the Company, Parent and Merger Sub and all Scheme Participants, as applicable.

(g) To the extent reasonably necessary, the Company and Parent shall delay or postpone the Company Shareholders’ Meeting and the Parent Stockholders’ Meeting, respectively, so that it can be finally determined in accordance with Section 2.04(a)(iv), Section 2.04(a)(vi) and/or this Section 2.06, as applicable, whether the Parent Specified Conditions or the Company Specified Conditions, as the case may be, have been satisfied. Notwithstanding anything to the contrary contained in this Agreement, solely in the event it is finally determined that the Parent Specified Conditions have not been satisfied in accordance with the foregoing, the Company Independent Board, the Company’s board of directors and/or any committee thereof shall be entitled to make a Company Adverse Recommendation Change set forth in clause (i) or (ii) of the definition thereof (or, solely with respect to such clauses, a Company Adverse Recommendation Change set forth in clause (vi) of the definition thereof).

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Section 2.07 Company Undertakings for Implementation of the Scheme.

(a) Court Approval. If the Scheme Resolutions are approved at the Company Shareholders’ Meeting in accordance with the SACA and court approval is required in terms of section 115(3)(a) or 115(3)(b) of the SACA, the Company shall:

(i) not treat the Scheme Resolutions as a nullity; and

(ii) use its reasonable endeavors to ensure that the Scheme is approved by the court, including, if the Scheme Resolutions require the approval of a court as contemplated in section 115(3)(a) of the SACA, applying to court for approval within ten (10) Business Days after the vote as provided for in section 115(5) of the SACA or, in the circumstances contemplated in section 115(3)(b) of the SACA, opposing an application by a person who voted against the Scheme Resolutions.

(b) Dissenting Shareholders.

(i) If a Dissenting Shareholder ceases to be a Dissenting Shareholder (other than as a result of the Company acquiring the Dissenting Shareholder’s Company Ordinary Shares pursuant to section 164 of the SACA), then it shall become a Scheme Participant and be entitled to receive the Scheme Consideration.

(ii) The Company shall keep Parent informed, as is reasonably required, as to all communications between the Company and any Dissenting Shareholders and the Company shall consult with Parent before taking any material steps (including sending correspondence or making any offer) in relation to any Dissenting Shareholder.

(iii) Any payment required to be made to a Dissenting Shareholder shall be made by the Company (through an escrow, if necessary) and not Parent.

(c) Fairness Opinion. The Company undertakes that:

(i) it shall use reasonable endeavors to procure that the Final Fairness Opinion is issued in a timely manner. The Final Fairness Opinion shall be included in the Scheme Circular;

(ii) save in the event and to the extent required in order to comply with the Company Independent Board’s duties as a result of the Final Fairness Opinion concluding that the Scheme Consideration is not fair and/or not reasonable, and subject to any Company Adverse Recommendation Change effected in accordance with Section 5.02, the Company Independent Board’s opinion and/or recommendation referred to in Section 2.03(f)(ii) shall be incorporated in the Scheme Circular and shall not at any time be withdrawn, modified or qualified.

(d) Scheme Documents. The Company undertakes that it shall:

(i) jointly, with Parent, prepare the Scheme Circular together with any and all amendments thereto and all such other documents as are required by law in connection with the Scheme in any jurisdiction, and, in particular, endeavouring to procure that such documents are approved by the TRP and the JSE and any other relevant Governmental Authorities;

(ii) jointly, with Parent, make such dispensation, exemption or ruling applications to the TRP, JSE or SEC as may be required or convenient in order to implement or facilitate the Scheme;

(iii) post the Scheme Circular (and any required notices, reports and/or communications), convene the Company Shareholders’ Meeting and attend to such other matters as may be necessary or desirable to propose and implement the Scheme;

(iv) transmit the Scheme Circular, and any notices, reports and/or communications, which are made generally available by the Company to Company Shareholders regarding the Scheme to the Depositary and, by written request to the Depositary, procure the transmittal of the Scheme Circular and any required notices, reports and/or communications to the holders of Company ADSs, in accordance with the procedures described in the Deposit Agreement;

(v) procure, by written request to the Depositary, the mailing of a notice, including a voter instruction card, to holders of Company ADSs so that they may provide voting instructions to the Depositary as to the manner in which to vote the Company Ordinary Shares held by the Depositary as Company ADSs for the benefit of holders of Company ADSs, in the Company Shareholders’ Meeting for the purpose of voting on the approval of the Scheme Resolutions in accordance with the voting procedures described in the Deposit Agreement.

(e) Secondary Listing. The Company undertakes to provide all reasonable assistance and information that Parent and Merger Sub may require for the preparation of the SA Prospectus (and the disclosures contained therein) and submission of any reports, documents and communications to the CIPC and the JSE, as may be required from time to time, for the purposes of procuring the secondary inward listing of the Parent Common Stock on the Main Board of the JSE.

(f) Delisting. The Company undertakes that, as soon as possible after all of the Scheme Conditions have been fulfilled or, if applicable, waived, the Company shall apply to the JSE for the Delisting of the Company in accordance with the JSE Listings Requirements.

(g) No Amendment. The Company shall not propose, agree to or permit any amendment, variation or modification of the Scheme or Scheme Consideration and no amendment, variation or modification thereof shall be valid without the prior written agreement of Parent and, to the extent required, the TRP.

(h) General. The Company undertakes that if the Scheme Resolutions are approved by the Company Shareholders (including, for the avoidance of doubt, holders of Company Ordinary Shares represented by Company ADSs) and the Scheme becomes unconditional in accordance with its terms, the Company shall use its commercially reasonable efforts to implement the Scheme.

Section 2.08 Fractional Shares. Any entitlements to fractions of Scheme Consideration Shares that otherwise would be issuable pursuant to the Scheme shall be rounded down to the nearest whole number of Scheme Consideration Shares, resulting in allocations of whole Scheme Consideration Shares only and a cash payment for any fractional shares resulting from such rounding. The amount of the cash payment for the fractional entitlement to Scheme Participants will be determined in the manner provided for in the JSE Listings Requirements and detailed in the Scheme Circular.

Section 2.09 Delisting. On the Business Day immediately following the Scheme Implementation Date, the Company Ordinary Shares and the Company ADSs will cease to be listed on the JSE and the NYSE, respectively (“Delisting”). Application for the Delisting shall be made in due time in accordance with the JSE Listings Requirements (as read with paragraph 1.17 of the JSE Listings Requirements regarding automatic delisting of shares from the JSE following the implementation of a scheme of arrangement) and the requirements and rules of the NYSE.

Section 2.10 Certain Adjustments. Without limiting the provisions of this Agreement, if, from the date hereof until the Scheme Implementation Date, the outstanding shares of Parent Common Stock or Company Ordinary Shares or Company ADSs shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, or similar transaction, the Scheme Consideration and any items on which the calculation of the Scheme Consideration depends, as the case may be, shall be correspondingly adjusted as appropriate to provide the holders of Company Ordinary Shares or Company ADSs (including the holders of Company Options, Company RSUs and Company SARs) the same economic effect as contemplated by this Agreement prior to such event.

Section 2.11 Company Share-Based Plans.

(a) On the Scheme Implementation Date, each Company Share Plan will be assumed by Parent.

(b) Subject to Section 2.11(g) below, on the Scheme Implementation Date and by virtue of the Scheme and without any action on the part of the holders thereof, each award of options to purchase Company Ordinary Shares (a “Company Option”) that is outstanding immediately prior to the Scheme Implementation Date, whether or not vested, shall be assumed by Parent, and shall represent the right to purchase that number of shares of Parent Common Stock equal to the product of the number of Company Ordinary Shares underlying such Company Option immediately prior to the Scheme Implementation Date multiplied by the Per Share Scheme Consideration, with any fractional shares rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) with a per-share exercise price of such Company Option equal to the quotient obtained by dividing (A) the exercise price per Company Ordinary Share subject to such Company Option immediately prior to the Scheme Implementation Date by (B) the Per Share Scheme Consideration (rounded up to the nearest whole cent). Each Company Option so assumed shall have the same terms and conditions applicable to the corresponding Company Option immediately prior to the Scheme Implementation Date, including all time-based vesting conditions and expiration date, except as set forth herein. To the extent applicable to each grantee, the number of shares of Parent Common Stock underlying any such Company Option, the exercise price, and the other terms and conditions of any such Company Option will be determined in a manner consistent with the requirements of Section 409A of the Code.

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(c) Subject to Section 2.11(g) below, on the Scheme Implementation Date, by virtue of the Scheme and without any action on the part of the holders thereof, each Company RSU award that is outstanding but unvested as of immediately prior to the Scheme Implementation Date shall be assumed by Parent and shall represent the right to receive that number of shares of Parent Common Stock equal to the product of (i) the number of Company Ordinary Shares underlying such Company RSU award immediately prior to the Scheme Implementation Date multiplied by (ii) the Per Share Scheme Consideration, with any fractional shares rounded down to the nearest lower whole number of shares of Parent Common Stock. Each Company RSU so assumed shall have the same terms and conditions applicable to the corresponding Company RSU immediately prior to the Scheme Implementation Date including all vesting conditions and/or the requirements of Section 409A of the Code.

(d) Notwithstanding anything in Section 2.11(c) to the contrary, on the Scheme Implementation Date, by virtue of the Scheme and without any action on the part of the holders thereof, each Company RSU that is vested in accordance with its terms immediately prior to the Scheme Implementation Date (each, a “Vested Company RSU”) shall be cancelled in exchange for the right to receive the Scheme Consideration.

(e) On the Scheme Implementation Date, by virtue of the Scheme and without any action on the part of the holder thereof, each outstanding stock appreciation right with respect to shares of Company Ordinary Shares (each, a “Company SAR”), whether or not vested, shall be assumed by Parent on the same terms and conditions as were applicable under such Company SAR immediately prior to the Scheme Implementation Date, including any provisions for acceleration, except that such Company SAR shall constitute a stock appreciation right with respect to the number (rounded down to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Ordinary Shares subject to such Company SAR immediately prior to the Scheme Implementation Date by (y) the Per Share Scheme Consideration. Any exercise price per share of Parent Common Stock subject to any such Company SAR at and after the Scheme Implementation Date shall be an amount (rounded up to the nearest one hundredth of a cent) equal to (A) the exercise price per share of Company Ordinary Share subject to such Company SAR immediately prior to the Scheme Implementation Date divided by (B) the Per Share Scheme Consideration.

(f) Following the Scheme Implementation Date, no holder of a Company Option, Company RSU, Company SAR or any participant in a Company Plan or other employee benefit arrangement of the Company or any of its Subsidiaries or under any employment agreement, shall have any right hereunder to acquire any share capital or other equity interests (including any “phantom” stock or stock appreciation rights) in the Company or its Subsidiaries.

(g) Prior to the Scheme Implementation Date, the Company and the Company Board (and any committees thereof) in consultation with Parent shall take all necessary or appropriate action (including obtaining any required consents or opinions) to effectuate the assumption of the Company Share Plans, Company Options, Company RSU and Company SAR awards by Parent in accordance with the terms of this Section 2.11 and the assignment to Parent of the authorities and responsibilities of the board of directors of the Company or any committee thereof under the applicable Company Plans that govern such Company Options, Company RSU and Company SAR awards.

Section 2.12 Withholding Tax.

(a) Notwithstanding anything in this Agreement to the contrary, each of the Parent, the Company, Merger Sub and the exchange agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct or withhold (or cause to be deducted and withheld) with respect to the making of such payment under any provision of federal, state, local or foreign Tax law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Parent Common Stock). To the extent that amounts are so deducted or withheld by the Parent, the Company, Merger Sub or the exchange agent, as the case may be, and paid over to the applicable Governmental Authority in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made by Parent, the Company, Merger Sub or the exchange agent, as the case may be, and, if withholding is taken in Parent Common Stock, the relevant withholding party shall be treated as having sold such Parent Common Stock on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

(b) Subject to Section 7.11, each Party hereto is relying solely on the advice of his, her or its own Tax advisors with respect to the Tax consequences of the Scheme.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Company Disclosure Schedule (subject to the first sentence of Section 1.02(c)) or (b) as disclosed in the Company SEC Documents filed or furnished with the SEC at least one (1) Business Day prior to the date of this Agreement (but (i) without giving effect to any amendment thereof filed with, or furnished to, the SEC after one (1) Business Day prior to the date of this Agreement; (ii) excluding any disclosures contained under the heading “Risk Factors” that are not historical facts and any disclosure of risks included in any general “forward-looking statements” disclaimer or other statements that are not historical facts to the extent that they are general, cautionary, predictive or forward-looking in nature; and (iii) not in respect of Section 3.01 or Section 3.05(a), which matters shall only be qualified by specific disclosure in the corresponding section of the Company Disclosure Schedule, but (with respect to clause (b)) only to the extent (A) such Company SEC Documents are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) and (B) the relevance of the applicable disclosure as an exception to the applicable representations and warranties would be reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub that:

Section 3.01 Corporate Existence and Power. The Company is a company duly formed, validly existing and in good standing under the Laws of the Republic of South Africa. The Company has all corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) where such qualification is necessary, except where any failure to have such power or authority or to be so qualified would not reasonably be expected, individually or in the aggregate, (i) to have a Company Material Adverse Effect or (ii) to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Prior to the date hereof, the Company has made available to Parent true and complete copies of the memorandum of incorporation of the Company as in effect on the date hereof. The Company is not in violation of, in conflict with, or in default under, its memorandum of incorporation.

Section 3.02 Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate power and authority and, except for the required approval of the Company’s shareholders in connection with the implementation of the Scheme, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative approval of the Scheme by the holders of more than seventy-five percent (75%) of the outstanding Company Ordinary Shares (the “Company Shareholder Approval”) is the only vote of the holders of any of the Company’s share capital necessary in connection with the consummation of the Transactions. This Agreement, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or any other similar Law affecting creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (collectively, the “Enforceability Limitations”).

(b) The Company Board has determined that, on the basis of the information at the disposal of the Company Board and having regard to the Pre-Final Fairness Opinion, the Company Board considers the Scheme and the terms of the Transactions as fair and reasonable to the Company Shareholders and in the best interests of the Company and the Company Shareholders and intends to recommend that the Company Shareholders vote in favor of all shareholder resolutions required by the Company to implement the Transactions (together with the recommendation of the Company Independent Board that the shareholders of the Company approve the Scheme, being referred to as the “Company Board Recommendation”). As of the date hereof, none of the actions described in the immediately preceding sentence has been amended, rescinded or modified in any respect.

Section 3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act, the SACA and any other applicable securities Law, (b) compliance with any applicable requirements of the JSE and NYSE, (c) compliance with any applicable requirements of Competition Laws, (d) compliance with any applicable requirements of the Exchange Control Regulations, and (e) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have a Company Material Adverse Effect, or (y) have an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to implement the Scheme.

Section 3.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions by the Company do not and will not, assuming the authorizations, consents and approvals referred to in Section 3.03 are obtained, (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Company, (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (c) require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any governmental license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien, other than any Company Permitted Lien, on any asset of the Company or any of its Subsidiaries, except, in the case of each of clauses (b), (c) and (d), which have not had, and would not reasonably be expected to have, individually or in the aggregate, (x) a Company Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to implement the Scheme.

Section 3.05 Capitalization.

(a) The authorized share capital of the Company consists of 1,000,000,000 Company Ordinary Shares with no par value and 100,000,000 preference shares with no par value. As of the close of business on October 6, 2023, there were (i) 554,020,612 Company Ordinary Shares issued and outstanding, (excluding treasury shares); (ii) zero preference shares issued and outstanding, (iii) zero options to purchase Company Ordinary Shares issued and outstanding, each of which is or will be exercisable for one (1) Company Ordinary Share; (iv) zero Company RSUs issued and outstanding, each of which is payable upon vesting as one (1) Company Ordinary Share; and (v) 45,725,000 Company SARs. The Company does not have outstanding any warrants, bonds, debentures, notes or other obligations that give the holders thereof the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of the Company on any matter. Except as set forth in the foregoing clauses (i) through (v), as of the date hereof, there are no issued, reserved for issuance or outstanding (A) shares of share capital or other voting securities of or other ownership interests in the Company, (B) securities of the Company convertible into or exchangeable for share capital or other voting securities of or other ownership interests in the Company, (C) warrants, calls, options or other rights, commitments or Contracts to acquire from the Company, or other obligation of the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any share capital, voting securities or securities convertible into or exchangeable for share capital or other voting securities of or other ownership interests in the Company, including, without limitation, pursuant to any earn-out or similar provision, (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights issued or granted by the Company or any of its Subsidiaries or other commitments that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share capital or other voting securities of or other ownership interests in the Company, or (E) obligations by the Company to make any payments based on the price or value of any of the foregoing.

(b) Section 3.05(b) of the Company Disclosure Schedule sets forth, as of the date hereof, the holder of each outstanding Company SAR award, the grant date of such Company SAR award, the number of Company Ordinary Shares subject to such Company SAR award, the per-share exercise price of such Company SAR, the expiration date of such Company SAR, the vesting conditions applicable to such Company SAR award (including the vesting schedule and any provisions for accelerated vesting applicable to such Company SAR award). The Company has not taken any action to accelerate the vesting of any Company SAR in connection with the Transactions or otherwise.

(c) All outstanding share capital of the Company has been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.

(d) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company, and neither the Company nor any of its Subsidiaries maintains an employee stock purchase plan. Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any securities of the Company. All outstanding share capital of the Company’s Subsidiaries has been duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. No Subsidiary of the Company owns any share capital of the Company or any securities of the Company.

Section 3.06 Subsidiaries.

(a) Each Subsidiary of the Company is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the Law of its jurisdiction of incorporation or organization, except where the failure to be in good standing can be corrected without the payment of a material sum and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each Subsidiary of the Company has all corporate, limited liability company or comparable powers and all Governmental Authorizations required to carry on its business as now conducted, except for those powers or Governmental Authorizations the absence of which has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Each such Subsidiary is duly qualified to do business and is in good standing (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.06(b) of the Company Disclosure Schedule contains a complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company. The Company owns, beneficially and of record, directly or indirectly, the amount and percentage of the issued and outstanding corporate or similar (as applicable) ownership, voting or similar securities or interests in such Company Subsidiary, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests), in each case other than Company Permitted Liens, as shown on Section 3.06(b) of the Company Disclosure Schedule. Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, there are no issued, reserved for issuance or outstanding (x) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company, (y) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company, or (z) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company (the items in clauses (x) through (z), together with the capital stock of, other voting securities of, and any other equity interests in each Subsidiary of the Company being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 3.07 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has filed with or furnished to the SEC on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by the Company since March 31, 2020 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

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(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document filed or furnished pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

(d) The Company has heretofore furnished or made available to Parent complete and correct copies of all comment letters from the SEC since March 31, 2020 through the date hereof with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, to the extent that such comment letters and written responses are not publicly available on EDGAR. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.

(e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure of such information in the Company’s periodic and current reports required under the Exchange Act. The management of the Company has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures as of the Company Balance Sheet Date and such assessment concluded that as of such date such controls were effective at the reasonable assurance level.

(g) The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s consolidated financial reporting and the preparation of the Company’s consolidated financial statements for external purposes in accordance with GAAP and applicable Law. The Company’s certifying officers have evaluated the effectiveness of the Company’s internal controls as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). To the extent required to do so, the Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Since March 31, 2020, neither the Company nor its auditors has identified any significant deficiencies or material weaknesses in the Company’s internal controls and, as of the date hereof, to the Knowledge of the Company, nothing has come to the attention of the Company that has caused the Company to believe that there are any material weaknesses or significant deficiencies in such internal controls or, to the Company’s Knowledge, any other factors that could significantly affect the Company’s internal controls. To the Knowledge of the Company, since March 31, 2020, no complaints from any source regarding accounting, internal controls or auditing matters have been received by the Company, which, if the allegations underlying such complaints were true, would be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole, and the Company has not received any complaints through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(h) Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

(i) The Company is in compliance, and has complied since March 31, 2020, in each case in all material respects, with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE and the JSE Listings Requirements.

(j) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, NYSE or the JSE, and the statements contained in any such certifications are complete and correct in all material respects.

(k) Since the Company Balance Sheet Date, except as set forth in Section 3.07(k) of the Company Disclosure Schedule, there has been no transaction or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date hereof, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 13 of Form 10-K under the Exchange Act that has not been disclosed in the Company SEC Documents publicly filed or furnished with the SEC following the Company Balance Sheet Date.

Section 3.08 Financial Statements.

(a) The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (including all related notes and schedules thereto) (the “Company Financial Statements”) (a) fairly present in all material respects, in conformity with GAAP (except as may be indicated in such financial statements or the notes thereto or as permitted by the rules and regulations of the SEC, or, in the case of unaudited condensed consolidated interim financial statements, the absence of notes thereto) applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited condensed consolidated interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, the absence of notes thereto).

(b) The audited consolidated financial statements of the Company in respect of the financial years ending on March 31, 2022 and 2023 published in terms of the JSE Listings Requirements (a) give a true and fair view of the state of affairs and financial condition of the Company and its consolidated Subsidiaries as of the end of the relevant financial periods and of the results, profit, loss, cash flow and changes in equity of the Company and its consolidated Subsidiaries for such periods; (b) comply in all material respects with the applicable accounting requirements of the JSE and with the JSE Listings Requirements; and (c) have been prepared in accordance with IFRS applied on a consistent basis throughout the relevant periods and, have been audited in accordance with International Standards on Auditing.

Section 3.09 Absence of Certain Changes.

(a) Except as set forth in Section 3.09 of the Company Disclosure Schedule, from the Company Balance Sheet Date and through the date hereof, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects (except for actions taken in connection with this Agreement) and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the Scheme Implementation Date without Parent’s consent, would constitute a breach of Section 5.01.

(b) Since the Company Balance Sheet Date, there has not been a Company Material Adverse Effect.

Section 3.10 No Undisclosed Material Liabilities. Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Company Balance Sheet or in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date;

(c) liabilities or obligations arising out of, in connection with this Agreement or the Transactions;

(d) liabilities or obligations that have been discharged or paid in full prior to the date hereof; and

(e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.11 Compliance with Laws and Orders; Governmental Authorization.

(a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule or as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is and since March 31, 2020 has been in compliance with all applicable Laws and Orders, and to the Knowledge of the Company, is not under investigation by a Governmental Authority with respect to any Law or Order. There is no Order of any Governmental Authority or arbitrator (public or private) outstanding against the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole.

(b) The Company and each of its Subsidiaries has all material Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is and since March 31, 2020, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and since March 31, 2020, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization and which allegations in such written notice have not been fully resolved to the satisfaction of such Governmental Authority prior to the date hereof.

Section 3.12 Litigation. Except as set forth in Section 3.12 of the Company Disclosure Schedule, there is no material Proceeding or, to the Knowledge of the Company, material investigation, pending against, or, to the Knowledge of the Company, threatened, in writing or otherwise, against the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries (in their capacities as such or related to their activities with the Company or any Subsidiary), and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to form the basis for any Proceedings or investigation, nor is the Company or any of its Subsidiaries subject to any material Order of, settlement agreement or other similar written agreement with any Governmental Authority or arbitrator (public or private) under which the Company or any such Subsidiary has any outstanding legal obligations.

Section 3.13 Properties.

(a) Neither the Company nor any of its Subsidiaries own any real property or is a party to any Contract (including any option agreement) to purchase any interest in real property.

(b) Section 3.13(b) of the Company Disclosure Schedule sets forth as of the date hereof, the address of all Company Leased Real Property over 4,000 square feet, the identity of the lessor, lessee and current occupant (if different from the lessee) of such Company Leased Real Property and a list, as of the date hereof, of all such leases, subleases, licenses and other occupancy agreements related thereto, including all amendments and supplements thereto and guaranties thereof (the “Company Real Property Leases”). The Company has made available to Parent complete, correct and accurate copies of each Company Real Property Lease. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any of the Company Leased Real Property over 4,000 square feet or any portion thereof. The Company Leased Real Property constitutes all of the real property used or occupied by the Company and its Subsidiaries in the conduct of their respective businesses.

(c) The Company or one of its Subsidiaries owns good and valid and legally compliant leasehold title (to the extent such concepts are applicable in the jurisdiction(s) governing such leasehold title) to the Company Leased Real Property free and clear of all Liens, except (i) Company Permitted Liens and (ii) in respects that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 3.14 Intellectual Property.

(a) The Company and its Subsidiaries (i) exclusively own, without Liens or restrictions (except for Company Permitted Liens), all Company Owned Intellectual Property Rights, and (ii) have a valid right and license to use all Company Licensed Intellectual Property Rights that are sufficient for carrying out the business of the Company and its Subsidiaries. To the Knowledge of the Company, all of the Intellectual Property Rights registered, issued or the subject of a pending application with a Governmental Authority (“Registered Intellectual Property Rights”) of the Company and its Subsidiaries are valid and in full force and effect, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related thereto, have been duly made. Nothing in this Section 3.14(a) shall be deemed to be a representation or warranty regarding the infringement or misappropriation of the Intellectual Property Rights of any Person, for which the sole representations and warranties are set forth in Section 3.14(b).

(b) As of the date hereof, to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Since April 1, 2020, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person except as was not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. There is no Proceeding to which the Company or any of its Subsidiaries is a party or, to the Knowledge of the Company, investigation, pending against or, to the Knowledge of the Company, threatened in writing against, the Company or any of its Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Company Owned Intellectual Property Rights or Company Licensed Intellectual Property Rights, (B) alleging that any Company Intellectual Property Right is invalid or unenforceable, or seeking to oppose or cancel any Company Owned Intellectual Property Right, or (C) alleging that the use of any Company Owned Intellectual Property Rights or that the conduct of the business of the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, except for each of (A), (B) and (C) for matters that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) None of the Company Owned Intellectual Property Rights and, to the Knowledge of the Company, none of the Company Licensed Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Company Owned Intellectual Property Rights, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Section 3.14(d) of the Company Disclosure Schedule contains a true and complete list of all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered internet domain names, (iv) registered copyrights and applications for copyright registration, and (v) any other Intellectual Property that is, including in each case of (i) through (iv), the subject of an application, certificate, filing, registration or other document issued, filed, or recorded by or with any Governmental Authority or quasi-governmental authority anywhere in the world, including internet domain name registries, which are owned by, registered or filed in the name of, the Company or any of its Subsidiaries, and where applicable the jurisdiction in which each of the foregoing items has been applied for, filed, issued or registered (collectively, the “Company Registered IP”). Section 3.14(d) of the Company Disclosure Schedule sets forth a list of all actions that are required to be taken by the Company or any of its Subsidiaries within one hundred and twenty (120) days of the Scheme Implementation Date with respect to any of the Company Registered IP in order to avoid prejudice to, impairment or abandonment of the Company Registered IP.

(e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) granted any third party exclusive rights to or under any Company Intellectual Property Rights, (ii) transferred ownership of any Intellectual Property to any third party, or (iii) permitted the Company’s or any Company Subsidiary’s rights in any Company Owned Intellectual Property Rights to lapse or enter the public domain.

(f) Neither the execution, delivery and performance of this Agreement or any ancillary agreements will (i) constitute a breach of or default under any instrument, license or other Contract pursuant to which the Company or any of its Subsidiaries granted to any third party any rights in any Company Intellectual Property Rights or pursuant to which the Company or any of its Subsidiaries received licenses in any Company Licensed Intellectual Property Rights, (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company Intellectual Property Rights, or (iii) materially impair the right of the Company or any of its Subsidiaries to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, or dispose of any Company Intellectual Property Rights.

(g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any third party as a result of the use, license-in, manufacture, sale, offering for sale, copying, distribution, or disposition of any Company Intellectual Property Rights and none shall become payable as a result of the consummation of the transactions set forth herein.

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(h) The Company and each of its Subsidiaries has taken all commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all of its confidential information and all confidential information disclosed to it by third parties. All current and former officers, employees, consultants and independent contractors of the Company and any of its Subsidiaries having access to confidential information and/or proprietary information of the Company or any of its Subsidiaries have executed and delivered to the Company or any of its Subsidiaries an agreement regarding the protection of such information. The Company and each of its Subsidiaries has obtained proprietary information and invention disclosure and assignment agreements substantially in the form provided to Parent from all current and former employees and consultants of the Company and each of its Subsidiaries. Notwithstanding the foregoing, the Company and each of its Subsidiaries has secured valid written assignments from all of the Company’s or any of its Subsidiaries’ current and former consultants, independent contractors, founders and employees, who were involved in or who contributed to the creation or development of any Company Intellectual Property Rights, pursuant to which (i) the Company or any of its Subsidiaries has obtained unencumbered, unrestricted and exclusive ownership of all Intellectual Property Rights therein and (ii) the assignee waived all right, title and interest in and to all Intellectual Property Rights therein, including moral rights and the right to receive royalties or other consideration. No current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Company Intellectual Property Rights.

(i) None of the Company, any of its Subsidiaries and any other party acting on behalf of the Company or any of its Subsidiaries has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or could reasonably be expected to, result in the disclosure or delivery by the Company, any of its Subsidiaries, or any other party acting on behalf of the Company or any of its Subsidiaries to any party of any Company Source Code. As used in this Section 3.14(i), “Company Source Code” means, with respect to any Company Intellectual Property Rights, collectively, any human readable software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code.

(j) Section 3.14(j) of the Company Disclosure Schedule lists all Open Source Materials that have been incorporated into, combined with or distributed with any Company products or services. Neither the Company nor any of its Subsidiaries or a third party acting on behalf of the Company or any of its Subsidiaries has distributed or incorporated into, combined with or used with any Company Intellectual Property Rights any Open Source Material that is subject to any agreement or license with terms or conditions that impose any requirement that any software using, linked with, incorporating, distributed with, based on, derived from or accessing, the software (A) be disclosed, made available or distributed in source code or object code form; (B) be licensed for the purpose of making derivative works available and/or redistributable; (C) be licensed under terms that allow or permit any third party to decompile, recompile, update, modify, reverse engineer, reverse assemble or disassemble all or any part of the software or merge the software into any other software; or (D) be redistributable at no charge.

(k) Neither the Company nor any of its Subsidiaries is or has ever been a member or promoter of or a contributor to any industry standards body or any similar organization that could reasonably be expected to require the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property Rights.

(l) Except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have taken commercially reasonable actions to protect the confidentiality, integrity and security of material Company IT Assets in the control of the Company and its Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, and (ii) to the Knowledge of the Company, no Person has gained unauthorized access to such material Company IT Assets (or, to the Knowledge of the Company, the information and transactions stored or contained therein or transmitted thereby). To the Knowledge of the Company, the Company IT Assets and Company Owned Intellectual Property Rights do not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software, other than documented security features.

(m) Other than as set forth in Section 3.14(m) of the Company Disclosure Schedule, no government funding or other incentives, facilities or resources of a university, college, other educational institution or research center, or funding from third parties (a “Governmental Grant”) was used in or received for the development of the Company’s products, services or any Company Owned Intellectual Property Rights or, to the Knowledge of the Company, Company Licensed Intellectual Property Rights and neither the Company nor any of its Subsidiaries has requested to receive any such funding or incentives. No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Owned Intellectual Property Rights has performed services for the government, for a university, college or other educational institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries. No Governmental Authority has any rights in any Company Intellectual Property Rights. Section 3.14(m) of the Company Disclosure Schedule describes in detail all Governmental Grants used in the development of Company Owned Intellectual Property Rights, all agreements in respect of said Governmental Grants and a list of all Company Owned Intellectual Property Rights that were developed using any Governmental Grants. The Company’s products (either marketed and/or under development) are not subject to any obligations or restrictions arising in connection with Government Grants and the Company’s products (either marketed and/or under development) do not incorporate any Company Owned Intellectual Property Rights that are arising from or consist of Intellectual Property Rights that were developed using any Governmental Grants. The Company and its Subsidiaries are in full compliance with all applicable laws, rule, guidelines, undertakings and agreements related to the Governmental Grants and no circumstances have occurred that will result in the cancellation of and/or an obligation by the Company, its Subsidiaries or Parent or its Subsidiaries to return any Governmental Grant.

(n) Except as set forth in Section 3.14(n) of the Company Disclosure Schedule, the Company and its Subsidiaries have a privacy policy (the “Company Privacy Policy”) regarding the collection and use of Company Personal Data, a true, correct and complete copy of which has been made available to Parent prior to the date hereof. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is in material compliance with all applicable Laws (and such party’s respective contractual commitments) regarding the collection, use, retention, transfer and protection of Company Personal Data and with the Company Privacy Policy, including database registration requirements. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries take commercially reasonable actions (including implementing and monitoring compliance with measures with respect to technical and physical security) intended to protect Company Personal Data maintained by the Company or any of its Subsidiaries against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s Knowledge, no Person has gained unauthorized access to or made any unauthorized use (a “Security Incident”) of any such Company Personal Data maintained by the Company or any of its Subsidiaries, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no Person processing Company Personal Data has experienced a Security Incident affecting Company Personal Data. Neither the Company, its Subsidiaries, nor any Person acting at their direction or authorization has paid any perpetrator of any actual or threatened Security Incident or cyber-attack, including, but not limited to a ransomware attack or a denial-of-service attack. The execution, delivery and performance of this Agreement and all related documents and the consummation of the Transactions do not materially violate the Company Privacy Policy. Upon the Scheme Implementation Date, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and/or its applicable Subsidiaries will continue to have the right to use Company Personal Data on identical terms and conditions as the Company or its Subsidiaries enjoyed immediately prior to the Scheme Implementation Date.

Section 3.15 Taxes.

(a)

(i) Each Company Tax Return required to be filed with any Governmental Authority by the Company or any of its Subsidiaries has been filed when due (taking into account extensions) in accordance with applicable Law, each of which is true, accurate and complete in all material respects;

(ii) the Company and each of its Subsidiaries has timely paid to the appropriate Governmental Authority all income and other material Taxes due and payable;

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(iii) the Company and each of its Subsidiaries has complied in all material respects with all applicable Law relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over, and all Company Tax Returns required with respect thereto have been properly completed in all material respects and timely filed, in each case except with respect to matters for which adequate accruals or reserves have been established, in accordance with GAAP, on the Company Financial Statements;

(iv) the Company and each of its Subsidiaries have established adequate accruals or reserves, in accordance with GAAP, for all Taxes for taxable periods beginning on or after the date of the most recent Company Financial Statements;

(v) except as set forth in Section 3.15(a)(v) of the Company Disclosure Schedule, there is no Proceeding against or with respect to the Company or any of its Subsidiaries in respect of any Tax or any Company Tax Return and, to the Knowledge of the Company, there is no investigation, material dispute or claim against or with respect to the Company or any of its Subsidiaries, pending or, to the Knowledge of the Company, threatened or otherwise claimed or raised in respect of any Tax or any Company Tax Return. All deficiencies asserted or assessments made in writing against the Company or any of its Subsidiaries as a result of any examinations by any Governmental Authority have been fully paid;

(vi) none of the Company or any of its Subsidiaries has consented or requested to extend the time, or is the recipient of any extension of time, in which any Tax may be assessed or collected by any Governmental Authority (other than any extension which is no longer in effect and routine extensions in the ordinary course of business) and none of the Company nor any of its Subsidiaries has waived any statute of limitations;

(vii) no jurisdiction where no Company Tax Return has been filed or no Tax has been paid has made or, to the Knowledge of the Company, threatened to make a claim for the payment of any Tax or the filing of any Company Tax Return;

(viii) except as otherwise provided on Section 3.15(a)(viii) of the Company Disclosure Schedule, no power of attorney granted by or with respect to the Company or any of its Subsidiaries for Taxes is currently in force, no ruling with respect to Taxes has been requested by or on behalf of the Company or any of its Subsidiaries; and no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any corresponding or similar provision of any state, local or non-U.S. Law has been entered into or requested by or with respect to the Company or any of its Subsidiaries;

(ix) [reserved];

(x) Except as otherwise provided on Section 3.15(a)(x) of the Company Disclosure Schedule, the Company is neither a controlled foreign corporation (as defined in Section 957 of the Code or any corresponding or similar provision of any state, local or non-U.S. Law) nor a passive foreign investment company (as defined in Section 1297 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law)). None of the Company or any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code or any corresponding or similar provision of any state, local or non-U.S. Law), or passive foreign investment company (as defined in Section 1297 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law)) or other entity the income of which is or could be required to be included in the income of the Company or any of its Subsidiaries;

(xi) none of the Company or any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(xii) none of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for (A) any Tax period (or portion thereof), as a result of any deferred foreign income within the meaning of Section 965 of the Code, including, but not limited to, as the result of an election under Section 965(h) of the Code, or (B) any Tax period (or portion thereof) ending after the Scheme Implementation Date, as a result of any (1) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (2) installment sale or other open transaction disposition made on or prior to the Scheme Implementation Date; (3) prepaid amount, refund or credit received on or prior to the Scheme Implementation Date (other than prepaid amount incurred in the ordinary course of business and listed on Section 3.15(a)(xii) of the Company Disclosure Schedule); (4) change in accounting method for a taxable period ending on or prior to the Scheme Implementation Date; (5) use of an improper method of accounting for a taxable period ending on or prior to the Scheme Implementation Date; or (6) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Scheme Implementation Date;

(xiii) Section 3.15(a)(xiii) of the Company Disclosure Schedule sets forth each corporation, joint venture, partnership, or other entity in which the Company or any of its Subsidiaries owns an equity interest and in which any Person other than the Company or any of its Subsidiaries also owns an equity interest, and the interest owned by the Company or the Subsidiary;

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(xiv) all payments by, to, or among the Company and its Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority;

(xv) all material records which the Company and each of its Subsidiaries is required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Taxes by the Company and each of its Subsidiaries, have been duly kept in all material respects and are available for inspection at the premises of the Company or applicable Subsidiary;

(xvi) except as set forth in Section 3.15(a)(xvi) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Governmental Authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order;

(xvii) all of the Company’s and each of its Subsidiaries’ property that is subject to a material amount of property Tax has been properly listed and described on the property Tax rolls of the appropriate Tax jurisdiction and no portion of such property constitutes omitted property for property Tax purposes;

(xviii) none of the Company or any of its Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

(xix) except as set forth in Section 3.15(a)(xix) of the Company Disclosure Schedule, there is no material property or obligation of the Company or any of its Subsidiaries, including uncashed checks to vendors, customers, or employees, non-refunded overpayments or unclaimed subscription balances, that is escheatable to any state or municipality under any applicable escheatment Laws, that may at any time become escheatable to any state or municipality under an applicable escheatment Laws;

(xx) there are no material Liens for Taxes on any of the assets of the Company or any of its Subsidiaries (other than for any Taxes not yet due and payable);

(xxi) the Company has provided to Parent all documentation relating to any Tax holidays or incentives applicable to the Company or any of its Subsidiaries, the Company and each of its Subsidiaries, as applicable, are in compliance in all material respects with the requirements of any applicable Tax holidays or incentives and none of such Tax holidays or incentives will be jeopardized by the Transactions;

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(xxii) the Company is duly registered for the purposes of South African value added tax and has complied in all respects with all requirements concerning value added Taxes (“VAT”);

(xxiii) to the Knowledge of the Company, no independent contractor was or will be entitled to be considered to be an employee of the Company by any applicable Tax authority; and

(xxiv) the Company has provided to Parent all material documentation relating to, and each of the Company and its Subsidiaries is in material compliance with all terms and conditions of, any “Preferred Enterprise” program for purposes of South African Tax Law (a “Tax Incentive Program”). Section 3.15(a)(xxiv) of the Company Disclosure Schedule lists each Tax Incentive Program to which the Company and each Subsidiary is entitled under the Laws of the Republic of South Africa, the period for which Tax benefits under such Tax Incentive Programs apply, and the nature of such Tax Incentive Program. The Company and its Subsidiaries (as applicable) have been in material compliance with all terms of the Tax Incentive Programs, and the consummation of the Transactions is not reasonably likely to have any material adverse effect on the continued validity and effectiveness of any such Tax Incentive Programs.

(b) Neither the Company nor any of its Subsidiaries has distributed stock of another Person nor has their stock been distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361 (or any corresponding or similar provision of state, local or non-U.S. Law).

(c) Neither the Company nor any of its Subsidiaries has ever filed an entity classification election under Code Section 7701 (or any corresponding or similar provision of state, local or non-U.S. Law).

(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (i) has (or has ever had) any (A) place of management, (B) branch, (C) office (or any other place of business), (D) operations or employees, (E) agent with binding authority, or (F) other activities, in each case that gives rise to a permanent establishment or taxable presence in any country other than the country where the Company or such Subsidiary was organized, (ii) has ever entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8 (or any corresponding or similar provision of state, local or non-U.S. Tax Law), or (iii) has ever transferred an intangible, the transfer of which would be subject to the rules of Code Section 367(d) (or any corresponding or similar provision of state, local or non-U.S. Law).

(e) To the Knowledge of the Company, neither the Company nor any of its non-U.S. Subsidiaries is, or at any time has been, engaged in the conduct of a trade or business within the United States within the meaning of Section 864(b) or Section 882(a) of the Code (or any corresponding or similar provision of state or local Law) or considered to be so engaged under Section 882(d) or Section 897 of the Code (or any corresponding or similar provision of state or local Law) or, if applicable, considered to have a U.S. permanent establishment as defined under any applicable or relevant bilateral income tax treaty or otherwise.

(f) (i) Neither the Company nor any of its Subsidiaries is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its Subsidiaries or among the Company’s Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Scheme Implementation Date, (ii) neither the Company nor any of its Subsidiaries has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries), and (iii) neither the Company nor any of its Subsidiaries has any liability for the payment of any Tax imposed on any Person (other than the Company or any of its Subsidiaries) as a transferee or successor.

(g) Each of the Company and its Subsidiaries has filed all reports and has created and retained all records required under Code Section 6038A (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to its ownership by, and transactions with, related parties. Each of the Company and any of its Subsidiaries that files U.S. federal income Tax Returns has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(h) Neither the Company nor any of its Subsidiaries has ever been a beneficiary or otherwise participated in any “listed transaction” as defined in Code Section 6707A(c)(1)) and Treasury Regulation Section 1.6011-4(b)(1) (or any corresponding or similar provision of state, local or non-U.S. Law).

(i) Except as described on Section 3.15(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or is required to be, registered as a taxable person for purpose of value added Taxes or any similar indirect Tax.

(j) None of the Company’s Subsidiaries holds assets that constitute U.S. property within the meaning of Code Section 956.

(k) As of the Scheme Implementation Date, all net operating losses shown on the most recent Tax returns filed are materially true and accurate with respect to both their amounts and their character for South African Tax purposes, and there are no limitations on the utilization, as provided under applicable South African Law or any other applicable Law, of the net operating losses, built in losses, capital losses, Tax credits, or similar items of the Company or any of the Subsidiaries under any South African Law.

(l) Neither the Company nor any of the Company’s Subsidiaries has taken or agreed to take any action, or is aware of the existence of any facts or circumstances, that could reasonably be expected to impede or prevent the Scheme from qualifying as a reorganization described in Section 368 of the Code.

(m) Neither the Company nor any of its Subsidiaries organized outside of the United States are or have ever been treated as a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or as a U.S. corporation under Section 7874(b) of the Code.

Section 3.16 Employees and Employee Benefit Plans.

(a) Section 3.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Plan. Except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, each Company Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law. “Company Plan” means each “employee benefit plan”, as defined in Section 3(3) of ERISA, whether or not subject to ERISA, each employment agreement, consulting agreement, advisor agreement, severance agreement or plan, and each other plan, practice, program, fund, agreement or other arrangement, whether written or unwritten, providing for employment, compensation, bonuses, performance awards, commissions, profit-sharing, equity (or equity-based) compensation or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), provident or pension funds (including education funds), severance pay, fringe benefits, vacation and other paid time off, health or medical benefits, disability or sick-leave payments, loans, separation, relocation, work permits, change of control payments, or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its ERISA Affiliates and covers any current or former employee, officer, director, or other service provider of the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates has or may have any liability, other than a Multiemployer Plan. The Company has made available to Parent with respect to each material Company Plan: (A) copies of all material documents embodying and relating to each such Company Plan, including the plan document (or, if not written, a written summary of its terms, excluding in this respect, Company Plans that provide benefits solely to the extent mandated by applicable Law), administrative service agreements, group insurance Contracts, all amendments thereto and all related trust documents, (B) all material correspondence to or from any Governmental Authority relating to any Company Plan and the most recent annual report (including Form 5500) and tax return (including Form 990), if any, required under ERISA, the Code or any other applicable Law in connection therewith, (C) the most recent actuarial report (if applicable), (D) the most recent summary plan description, if any, required under ERISA, (E) the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Plan intended to be qualified under Section 401(a) of the Code, and (F) copies of all currently valid agreements with South African human resource contractors, service agreement in the field of cleaning, catering, security and protection manpower contractors including their licenses or with South African consultants, sub-contractors or freelancers.

(b) All Company Plans that are intended to be qualified under Section 401(a) of the Code have received currently effective determination letters from the IRS to the effect that such Company Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that have received such letters, no such determination letter has been revoked, and to Knowledge of the Company, no such revocation has been threatened, and no act or omission has occurred, that would reasonably be expected to adversely affect such Company Plan’s qualification.

(c) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a (i) single employer plan or other pension plan that is subject to Title IV of ERISA or the funding requirements of Section 302 of ERISA or Section 412 of the Code or (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code.

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(d) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a multiemployer plan as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(e) Except as set forth in Section 3.16(e) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event) (i) entitle any employee, officer, director, or other independent contractor of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries to any payment (including severance pay, golden parachute, bonus, salary raise, the redemption of any accrued entitlements or otherwise) or benefit under a Company Plan (other than payments in accordance with applicable Law), (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Company Plan, (iii) increase the amount payable or trigger any other financial obligation pursuant to any Company Plan, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person or result in any amounts payable to any “disqualified individual” failing to be deductible for federal income tax purposes by virtue of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any current or former employee, director or other independent contractor of the Company or any of its Subsidiaries for any Tax incurred by such individual (or beneficiary, as applicable) under Section 409A or 4999 of the Code.

(f) Except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, each Company Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Law.

(g) Each Company Plan that is subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings and final regulations).

(h) With respect to each Company Plan, (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred, (ii) as of the date of this Agreement, there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits), and (iii) as of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Authority, in each case of clauses (i) through (iii) which would reasonably be expected to result in a liability that is material to the Company and its Subsidiaries, taken as a whole.

(i) Except as set forth in Section 3.16(i) of the Company Disclosure Schedule, none of the Company Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law.

Section 3.17 Labor and Employment Matters.

(a) Section 3.17(a) of the Company Disclosure Schedule lists as of the date hereof, all employees of the Company and its Subsidiaries based in the United States and provides for each such individual (redacted if and as required by applicable Law): (i) name, (ii) work location (by state), (iii) job title, (iv) annual base salary or hourly wage, (v) an indication of whether such individual is full-time or part-time, and (vi) whether exempt or non-exempt from overtime laws. The Company and its Subsidiaries currently classify and have properly classified each of their respective employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, local and foreign wage and hour Laws, and are and have been otherwise in compliance with such Laws for the past three (3) years.

(b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to, bound by or has any obligation with respect to any collective bargaining agreement or other labor union or works council Contract, nor has it experienced any actual or, to the Knowledge of the Company, threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to the Company and its Subsidiaries, taken as a whole, (i) none of the Company or any of its Subsidiaries has breached or otherwise failed to comply with the provisions of any Company collective bargaining agreement or works council agreement and there are no grievances or arbitrations outstanding thereunder; (ii) to the Knowledge of the Company, there are no labor organizational campaigns, corporate campaigns, petitions, demands for recognition or other labor or unionization activities seeking recognition of a bargaining unit, works council or other employee representative group at the Company or any of its Subsidiaries; (iii) there are no unfair labor practice charges, grievances, arbitrations or other complaints or union or works council matters before the National Labor Relations Board or other labor board of Governmental Authority or arbitrator (public or private) that would reasonably be expected to affect the employees of the Company and its Subsidiaries; (iv) there are no current or, to the Knowledge of the Company, threatened strikes, slowdowns, lockouts, organized labor disputes or work stoppages, and no such strike, slowdown, lockout, organized labor dispute or work stoppage has occurred within the three (3) years preceding the date hereof; (v) the execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any collective bargaining agreement or works council agreement; (vi) the execution of this Agreement will not result in any breach or other violation of any notice, information or consultation obligations under applicable labor Law; (vii) the Company and its Subsidiaries are and, for the past three (3) years have been, in compliance in all material respects with (x) the Worker Adjustment and Retraining Notification Act of 1988, or any similar applicable Law relating to plant closings and layoffs (the “WARN Act”) and (y) applicable Law respecting labor, employment, hiring, termination, immigration, fair employment practices (including equal employment opportunity Law), terms and conditions of employment, classification of employees for overtime purposes, classification of employees and independent contractors and other individual service providers, payroll documents and wage statements, workers’ compensation, disability, discrimination, engagement of independent contractors, harassment, retaliation, and mandatory social insurance, occupational safety and health, affirmative action, plant closings, and wages and hours; and (viii) there are no legal actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened, relating to any employment related matter involving the Company or any Subsidiary, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law. The Company is in material compliance with applicable laws in respect of its South African human resource contractors and cleaning, catering, security and protection contractors and service agreements. Each Company Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) can be amended, terminated or otherwise discontinued at any time, without the consent of plan participants or any other Person and without liability to the Company (other than ordinary administrative expenses and in respect of accrued benefits thereunder). During the 90-day period preceding the date hereof, no employee or Contingent Worker of the Company or its Subsidiaries has suffered an “employment loss” as defined in the WARN Act. The Company and its Subsidiaries are not delinquent in any material payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any service performed for it or them or amounts required to be reimbursed to such employees or Contingent Workers (other than routine payments to be made in the normal course of business and consistent with past practice). To the Knowledge of the Company, in the last four (4) years, no allegations of sexual harassment, other unlawful harassment, sexual misconduct, discrimination, or retaliation have been made to the Company or its Subsidiaries against any of their respective officers, managers or executives nor has the Company or any of its Subsidiaries otherwise been notified of such allegations. To the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment, other unlawful harassment or unlawful discrimination or retaliation against or involving the Company, any of its Subsidiaries or any their officers, managers or executives.

(c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no current key employee of the Company or any of its Subsidiaries (i) has informed the Company that they intend to terminate their employment with the Company or such Subsidiary, (ii) has informed the Company that they received an offer to join a business that may be competitive with the Company’s or its Subsidiary’s business, or (iii) is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person other than the Company) that may materially interfere with such employee’s performance of their duties or responsibilities to the Company or such Subsidiary.

(d) Solely with respect to employees, consultants or independent contractors of the Company and its Subsidiaries who reside or work in South Africa or whose employment or engagement is otherwise subject to the law of the Republic of South Africa (“South African Employees”): (i) set forth on Section 3.17(d) of the Company Disclosure Schedule is a complete list of all South African Employees and their current title and/or job description, material compensation, base compensation (monthly base salary or hourly wage rate and overtime consideration as applicable), commission/bonuses and all fringe benefits; (ii) except for the foregoing subsection (i) and except as set forth in Section 3.17(d) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee, other than obligations (x) for which the Company has established a reserve for such amount on the Company Balance Sheet and (y) pursuant to Contracts entered into after the date of the Company Balance Sheet and disclosed on Section 3.17(c) of the Company Disclosure Schedule; and (iv) all amounts that the Company and the Company’s Subsidiaries are legally or contractually required either (x) to deduct from their employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their employees’ salaries and benefits and to pay to any Governmental Authority as required by the South African Law, health insurance or otherwise have, in each case, been duly deducted, transferred, withheld and paid.

(e) To the Knowledge of the Company, all employees of the Company and its Subsidiaries are legally authorized to work in the United States or the applicable jurisdiction in which such employee is providing services either because of their status as citizens, legal permanent residents, or by virtue of possessing a visa under applicable Laws relating to immigration control which visa allows for such employee to work in such jurisdiction. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have properly completed all reporting and verification requirements pursuant to, has maintained all records required by, and has otherwise complied with, all Laws relating to immigration control for all of their employees, including the Form I-9 in the United States. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority that it is in violation of any Law pertaining to immigration control or that any current or former employee is or was not legally authorized to be employed in the jurisdiction in which such Person was providing services and (ii) there is no pending, or to the Knowledge of the Company, threatened, charge or complaint under the Immigration Reform and Control Act of 1986 or equivalent Law of any other jurisdiction against the Company or any of the Company Subsidiaries.

(f) Except as has not resulted in, and would not reasonably be expected to result in, a material liability to the Company and its Subsidiaries, taken as a whole, there are no Proceedings against the Company or any of its Subsidiaries pending, or to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority or arbitrator under any applicable Laws in connection with the employment, engagement, classification or treatment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of or by the Company or any of its Subsidiaries, including, without limitation, any claim under any applicable Laws relating to labor management relations, equal employment opportunities, fair employment practices, wages, hours, overtime, child labor, employee classification, discrimination, harassment, retaliation, hiring, promotion, and termination of employees, meal and rest breaks, leaves of absence, working conditions, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, or any other employment-related matter, nor have there been any material written requests or notifications related to any such Proceedings, including any audits or investigations, from any Governmental Authority.

Section 3.18 Environmental Matters.

(a) Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, there is no material Environmental Claim pending or, to the Knowledge of the Company, threatened in writing against the Company, any of its Subsidiaries, or, to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are and, since March 31, 2020, have been in compliance with all applicable Environmental Laws and all of the Company’s necessary Environmental Permits.

(c) There are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence or Release of any Hazardous Substance, which would be reasonably likely to form the basis of any material Environmental Claim against the Company, any of its Subsidiaries, or to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

Section 3.19 Material Contracts.

(a) Section 3.19(a) of the Company Disclosure Schedule sets forth a true and complete list of each of the following types of Contracts to which the Company or any of its Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date hereof, but excluding any purchase orders, invoices, requisition forms, or other form purchasing documents and any Company Plans disclosed on Section 3.16(a) of the Company Disclosure Schedule:

(i) (A) contains any exclusivity or similar provision that is binding on the Company or any of its Subsidiaries (or would purport to be binding, after the Scheme Implementation Date, on Parent or any of its Subsidiaries) or (B) otherwise limits or restricts the Company or any of its Subsidiaries (or would purport to limit or restrict, after the Scheme Implementation Date, Parent or any of its Subsidiaries) from (1) engaging or competing in any line of business in any location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region, or (3) obtaining products or services from any Person, in each case of clause (A) and clauses (1), (2) and (3) of clause (B), that is material to the Company and its Subsidiaries, taken as a whole;

(ii) includes (A) any “most favored nation” terms and conditions (including with respect to pricing) granted by the Company or any of its Subsidiaries to a Third Party, or (B) any arrangement whereby the Company or any of its Subsidiaries grants any right of first refusal or right of first offer or similar right to a Third Party, in each case of clauses (A) and (B) that is material to the Company and its Subsidiaries, taken as a whole;

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(iii) is a joint venture, strategic alliance or partnership agreement that either (A) is material to the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to require the Company and its Subsidiaries to make expenditures in excess of $300,000 in the aggregate during the 12-month period following the date hereof;

(iv) is Indebtedness for borrowed money in an amount in excess of $500,000 individually;

(v) is a Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and its Subsidiaries) with a fair value in excess of $100,000;

(vi) is a material Contract with respect to any Company Intellectual Property Rights and not for “off-the-shelf” software or hardware generally commercially available on standard and non-discriminatory terms;

(vii) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale or purchase agreement or other similar agreement, in each case for the purchase or sale of a corporation, partnership, or other business organization or business thereof (including all or substantially all of the assets of such business), pursuant to which (A) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries or (B) any other Person has the right to acquire any equity interests in the Company or any of its Subsidiaries;

(viii) is a settlement or similar agreement with any Governmental Authority or arbitrator (public or private) (including any corporate integrity agreement, monitoring agreement or deferred prosecution agreement) or order or consent of a Governmental Authority or arbitrator (public or private) (including any consent decree or settlement order) to which the Company or any of its

Subsidiaries is subject involving performance on or after the date hereof by the Company or any of its Subsidiaries and in an amount in excess of $250,000 individually;

(ix) any Contract (or series of related Contracts) pursuant to which the Company or any Subsidiary has continuing “earn-out” or similar obligations that could result in payments from the Company or any Subsidiary in an amount in excess of $100,000 per Contract;

(x) any Contract (or series of related Contracts) that creates an obligation of the Company or any of its Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $1,000,000 per twelve-month period after the date hereof;

(xi) any Contract with the Subject Company Customers and Suppliers;

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(xii) any Contract that contains a change in control provision that would be triggered in connection with consummation of the Transactions, provided that (i) such Contract has provided $750,000 or more of revenue to the Company or any of its Subsidiaries, individually or in the aggregate, in the twelve-month period prior to the date hereof, or would reasonably be expected to provide $750,000 or more of revenue to the Company or any of its Subsidiaries, individually or in the aggregate, in the twelve-month period after the date hereof or (ii) such change in control provision expressly requires aggregate payments by the Company or any its Subsidiaries, individually or in the aggregate, in excess of $750,000;

(xiii) any Contract (including any loan) between the Company or any of its Significant Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly-owned Subsidiary) of the Company or any of its Significant Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Significant Subsidiaries has an obligation to indemnify such officer, director, Affiliate or family member, but not including any Company Plans, in each case, involving amounts in excess of $120,000;

(xiv) any shareholder, investors rights, registration rights or similar agreement or arrangement;

(xv) any Contract pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests involving (A) “milestone” or other similar contingent payments to be made to or by the Company or any of its Subsidiaries upon the achievement of certain milestones, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of its Subsidiaries, in each case (x) which payments after the date hereof would reasonably be expected to be: (i) in the case of suppliers and subcontractors, more than $500,000 in the twelve (12) month period following the date hereof, and (ii) in the case of employees and sales representatives, more than $250,000 in the twelve (12) month period following the date hereof, and (y) that cannot be terminated by the Company or such Subsidiary without more than sixty (60) days’ notice without material payment or penalty;

(xvi) any employment or consulting agreements with present employees or consultants of the Company or its Subsidiaries, which provide for base compensation or fees in excess of $250,000 per year;

(xvii) any material collective bargaining agreement or other material Contract with any labor union or works council;

(xviii) any Contract (including any option agreement) to purchase or sell any interest in real property, and any Company Real Property Lease;

(xix) any Contract relating to the indemnification of a Company Indemnified Party that deviates from the form of indemnification agreement made available to Parent; or

(xx) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company under Item 1.01 on a Current Report on Form 8-K.

Each Contract of the type described in clauses (i) through (xx) is referred to herein as a “Company Material Contract”.

(b) Except for this Agreement or as set forth in Section 3.19(a) of the Company Disclosure Schedule, as of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that is to be performed after the date hereof that has not been filed as an exhibit to or incorporated by reference in a Company SEC Document.

(c) Each Company Material Contract is valid and binding and in full force and effect and, to the Company’s Knowledge, enforceable against the other party or parties thereto in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. Since March 31, 2020, (i) except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Company Material Contract, is in violation of any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and (ii) neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Company Material Contract which has not been cured or resolved. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to Parent.

Section 3.20 Finders’ Fees, etc. Except for Raymond James Financial, Inc. and except as set forth on Section 3.20 of the Company Disclosure Schedule, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

Section 3.21 Anti-Takeover Law. The Company Shareholder Approval is the only vote of the Company’s shareholders necessary to adopt this Agreement or to approve the Transactions. Other than (a) as provided for in Chapter V of SACA and the Takeover Regulations issued in terms of section 120 of SACA, and (b) in respect of appraisal rights as provided for in section 164 of SACA, no “fair price”, “moratorium”, “control share acquisition”, or other anti-takeover statute or regulation of any Governmental Authority is applicable to the Company or the Transactions.

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Section 3.22 Customers and Suppliers. Section 3.22 of the Company Disclosure Schedule sets forth a true and complete list of (a) the ten (10) largest customers (by annual recurring revenue) of the business of the Company and its Subsidiaries as of June 30, 2023 and all current suppliers of the business of the Company and its Subsidiaries for which expenditure exceeded $750,000 for the fiscal year ended March 31, 2023 and (b) the revenue attributed to such customers or spent with such suppliers in such fiscal year, (collectively, the “Subject Company Customers and Suppliers”). Except as set forth in Section 3.22 of the Company Disclosure Schedule, none of the Subject Company Customers and Suppliers: (i) has terminated or, to the Knowledge of the Company, threatened, either in writing or orally, to terminate or not to renew or extend its relationship with the Company or any of its Subsidiaries; (ii) has notified the Company or any of its Subsidiaries, either in writing or, to the Knowledge of the Company, orally, that it intends to materially and adversely modify its relationship with, or materially reduce its purchases from or other business with, the Company or any Company Subsidiary; (iii) has materially and adversely changed its pricing terms or any other terms of its business with the Company or any of its Subsidiaries; or (iv) to the Knowledge of the Company, has any plan or intention to do any of the foregoing. Since April 1, 2020, neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, oral complaint from any of its customers or suppliers (including, without limitation, any of the Subject Company Customers and Suppliers) concerning the products and/or services provided to or from the Company and/or any of its Subsidiaries, nor has the Company or any of its Subsidiaries had any of its respective products returned by a purchaser thereof, other than complaints and returns made in the ordinary course of business of the Company that, individually or in the aggregate, have not had a Company Material Adverse Effect.

Section 3.23 Anti-Corruption; Sanctions; Anti-Money Laundering.

(a) In the last five (5) years, the Company and its Subsidiaries have been and are in compliance with all applicable anti-corruption Law, including (i) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd-1, et seq.) (the “FCPA”), (ii) any applicable Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, and (iii) any other applicable Law of similar purpose and scope in any jurisdiction. In the last five (5) years, neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any (x) agent or Representative of the Company or any of its Subsidiaries in connection with its performance of its business with the Company or (y) employee of the Company or any of its Subsidiaries has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (A) which would violate any applicable anti-corruption Law or (B) to or for a Public Official with the intention of: (1) improperly influencing any official act or decision of such Public Official; (2) inducing such Public Official to do or omit to do any act in violation of his lawful duty; or (3) securing any improper advantage in each case in violation of applicable anti-corruption Law. For the purposes of this Agreement, “Public Official” includes any Person holding, representing or acting on behalf of a legislative, administrative or judicial office, and any Person employed by, representing or acting on behalf of a Governmental Authority or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office, but it does not include employees who are members of the reserve components of the United States Armed Forces. No officer or director of the Company or any of its Subsidiaries is a Public Official and, to the Company’s Knowledge, no employee of the Company or any of its Subsidiaries (in each case, that is not a director or officer) is a non-U.S. Public Official.

(b) In the last five (5) years, neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, (x) any agent or Representative of the Company or any of its Subsidiaries in connection with its performance of its business with the Company, or (y) employee of the Company or any of its Subsidiaries has violated or operated in noncompliance with any, been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority in any way relating to anti-corruption or anti-money laundering Law or Law related to terrorism financing. The Company has instituted policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries, directors, officers, employees, agents and Representatives with applicable anti-corruption Law, anti-money laundering Law and applicable Law related to terrorism financing.

(c) In the last five (5) years, the Company, its Subsidiaries, their respective directors and officers and, to the Company’s Knowledge, their respective agents, Representatives and employees acting on their behalf, (i) have complied in all material respects with all sanctions, export control, anti-boycott or customs Laws, and (ii) have not been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority relating to material violation of sanctions, export control, anti-boycott or customs Laws. The Company has instituted policies and procedures reasonably designed to ensure material compliance by the Company, its Subsidiaries, directors, officers, employees, agents and Representatives acting on behalf of the Company or any of its Subsidiaries with applicable sanctions, export control, anti-boycott and customs Laws.

Section 3.24 Insurance. Each of the insurance policies and self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and all premiums due thereunder have been paid. Except as set forth on Section 3.24 of the Company Disclosure Schedule, as of the date hereof, since March 31, 2020, neither the Company nor any of its Subsidiaries has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that would not constitute a Company Material Adverse Effect or (b) written notice of refusal of any coverage or rejection of any claim under any such insurance policy that if not paid would constitute a Company Material Adverse Effect. With respect to each Proceeding that has been filed or investigation initiated against the Company or any of its Subsidiaries since March 31, 2020, no insurance carrier has issued a denial of coverage with respect to any such Proceeding or investigation, or informed any of the Company nor any of its Subsidiaries of its intent to do so, other than such denial that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.25 Related Party Transactions. Except (a) for indemnification, compensation, employment or other similar arrangements between the Company or any of the Company Subsidiaries, on the one hand, and any shareholder, director, officer or other Affiliate thereof, on the other hand, (b) as set forth in Section 3.25 of the Company Disclosure Schedule and (c) as disclosed in the Company SEC Documents filed prior to the date hereof, there are no transactions, agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and shareholder, director, officer or other Affiliate thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders.

Section 3.26 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

Section 3.27 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Scheme Implementation Date will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.28 Disclosure Documents. None of the documents required to be filed by the Company with the SEC after the date of this Agreement in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 3.28, none of the information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Scheme Circular and the Parent Proxy Statement/Prospectus will, at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 3.28 no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement, the Scheme Circular or the Parent Proxy Statement/Prospectus which were not supplied by or on behalf of the Company.

Section 3.29 Company Bonds. Neither the Company nor any of its Subsidiaries is a party to any surety bond, letter of credit or other similar debt instrument, including security interests issued at the application or for the benefit of the Company.

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Section 3.30 No Additional Representations. Except for the representations and warranties expressly made by Parent and Merger Sub in Article 4, the Company acknowledges that none of Parent, Merger Sub or any other Person makes, and that the Company has not relied upon, any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that none of Parent, Merger Sub or any of their Representatives makes, nor has the Company relied upon, any representation or warranty with respect to (a) Parent or any of its Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to Parent or any of its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by Parent or any of its Representatives, including in any “data rooms” or management presentations.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (a) as set forth in the Parent Disclosure Schedule (subject to the first sentence of Section 1.02(d)) or (b) as disclosed in the Parent SEC Documents filed or furnished with the SEC at least one (1) Business Day prior to the date of this Agreement (but (i) without giving effect to any amendment thereof filed with, or furnished to, the SEC after one (1) Business Day prior to the date of this Agreement; (ii) excluding any disclosures contained under the heading “Risk Factors” that are not historical facts and any disclosure of risks included in any general “forward-looking statements” disclaimer or other statements that are not historical facts to the extent that they are general, cautionary, predictive or forward-looking in nature; and (iii) not in respect of Section 4.01 or Section 4.05(a), which matters shall only be qualified by specific disclosure in the corresponding section of the Parent Disclosure Schedule, but (with respect to clause (b)) only to the extent (A) such Parent SEC Documents are publicly available on EDGAR and (B) the relevance of the applicable disclosure as an exception to the applicable representations and warranties would be reasonably apparent on its face), each of Parent and Merger Sub, jointly and severally, represents and warrants to the Company that:

Section 4.01 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly formed, validly existing and in good standing under the Laws of the Republic of South Africa. Each of Parent and Merger Sub has all corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) where such qualification is necessary, except where any failure to have such power or authority or to be so qualified would not reasonably be expected, individually or in the aggregate, (i) to have a Parent Material Adverse Effect or (ii) to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions. Prior to the date hereof, Parent has made available to the Company true and complete copies of the organizational documents of Parent and Merger Sub as in effect on the date hereof. None of Parent or Merger Sub is in violation of, in conflict with, or in default under, its organizational documents.

Section 4.02 Corporate Authorization.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions are within the corporate power and authority of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, except for the Parent Stockholder Approval. The Parent Stockholder Approval and the consent of the holders of a majority of the outstanding shares of Parent Series A Preferred are the only votes of the holders of Parent’s capital stock necessary in connection with the consummation of the Transactions. This Agreement, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

(b) At a meeting duly called and held, the Parent Board has (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of Parent and its stockholders, (ii) approved and adopted this Agreement and approved the Transactions in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), (iii) declared the advisability of this Agreement, (iv) made the Parent Board Recommendation, and (v) directed that the Parent Proposals be submitted to the Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose. As of the date hereof, none of the actions described in the immediately preceding sentence has been amended, rescinded or modified in any respect.

(c) As of the date hereof, (i) the board of directors of Merger Sub has approved and declared advisable this Agreement and the Transactions as required under applicable Law and (ii) Parent, as the sole shareholder of Merger Sub, has adopted this Agreement in accordance with the SACA.

Section 4.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act, the South African Securities Law, the SACA and any other applicable securities Law, (b) compliance with any applicable requirements of Nasdaq and the JSE, (c) compliance with any applicable requirements of Competition Laws, and (d) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have a Parent Material Adverse Effect or (y) have an effect that would prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or to implement the Scheme.

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Section 4.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions do not and will not, assuming the authorizations, consents and approvals referred to in Section 4.03 are obtained, (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (c) require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any governmental license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries, or (d) result in the creation or imposition of any Lien, other than any Parent Permitted Lien, on any asset of Parent or any of its Subsidiaries, except, in the case of each of clauses (b), (c) and (d), which have not had, and would not reasonably be expected to have, individually or in the aggregate, (x) a Parent Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or to implement the Scheme.

Section 4.05 Capitalization.

(a) The authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock and 150,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”), of which 100,000 shares of Parent Preferred Stock are designated as Series A Convertible Preferred Stock (“Parent Series A Preferred”). As of the close of business on October 9, 2023, there were (i) 35,669,474 shares of Parent Common Stock outstanding (not including outstanding unvested Parent Restricted Stock Awards), (ii) an aggregate of 7,710,441 shares of Parent Common Stock subject to outstanding Parent Options, (iii) an aggregate of 1,572,278 shares of Parent Common Stock subject to outstanding unvested Parent Restricted Stock Awards, (iv) 1,485,114 shares of Parent Common Stock held by Parent as treasury shares and (v) 60,182,266 shares of Parent Series A Preferred issued or outstanding. Except as set forth in this Section 4.05 (including Section 4.05(b) of the Parent Disclosure Schedule), as of the date hereof, there are no issued, reserved for issuance or outstanding: (A) shares of capital stock or other equity interests in or voting securities of Parent; (B) securities of Parent convertible into or exchangeable for shares of capital stock or other equity interests in or voting securities of Parent; (C) warrants, calls, options or other rights, commitments or Contracts to acquire from Parent, or other obligation of Parent to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any capital stock of or other equity interest in or voting securities of or securities convertible into or exchangeable for capital stock or other equity interests in or voting securities of Parent; (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights or other commitments that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of Parent; or (E) other obligations by Parent to make any payments based on the price or value of any of the foregoing.

(b) Section 4.05(b)(1) of the Parent Disclosure Schedule sets forth, as of the date hereof, the holder of each outstanding Parent Option, the grant date of such Parent Option, the number of Parent Common Stock subject to such Parent Option, the per-share exercise price of such Parent Option, the expiration date of such Parent Option, the vesting conditions applicable to such Parent Option (including the vesting schedule and any provisions for accelerated vesting applicable to such Parent Option). Section 4.05(b)(2) of the Parent Disclosure Schedule sets forth, as of the date hereof, the holder of each outstanding unvested Parent Restricted Stock Award, the grant date of such Parent Restricted Stock Award, the number of Parent Common Stock subject to such Parent Restricted Stock Award, the vesting conditions applicable to such Parent Restricted Stock Award (including the vesting schedule and any provisions for accelerated vesting applicable to such Parent Restricted Stock Award).

(c) All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any Parent Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, rights of first refusal, rights of repurchase, rights of redemption or similar rights and issued in compliance with applicable state and Federal securities law and any rights of third parties. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of Parent, and neither Parent nor any of its Subsidiaries maintains an employee stock purchase plan. Neither Parent nor any of its Subsidiaries is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any securities of Parent. All outstanding share capital of Parent’s Subsidiaries has been duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. No Subsidiary of Parent owns any share capital of Parent or any securities of Parent.

(d) The Parent Common Stock to be issued pursuant to this Agreement in connection with the Scheme, when issued and delivered in accordance with the terms of this Agreement, subject to receipt of the Parent Stockholder Approval, will have been duly authorized and validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the organizational documents of Parent or any agreement to which Parent is a party or otherwise bound.

(e) Since its date of incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(f) The authorized capital stock of Merger Sub consists of 1,000 shares, no par value per share, 1 of which has been validly issued, are fully paid and non-assessable and are owned directly by Parent, free and clear of any Lien.

Section 4.06 Subsidiaries.

(a) Each of Parent’s Subsidiaries (each, a “Parent Subsidiary” and collectively, the “Parent Subsidiaries”) is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the Law of its jurisdiction of incorporation or organization, except where the failure to be in good standing can be corrected without the payment of a material sum and would not reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole. Each Parent Subsidiary has all corporate, limited liability company or comparable powers and all Governmental Authorizations required to carry on its business as now conducted, except for those powers or Governmental Authorizations the absence of which has not been, and would not reasonably be expected to be, material to the Parent and the Parent Subsidiaries, taken as a whole. Each Parent Subsidiary is duly qualified to do business and is in good standing (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Section 4.06(b) of the Parent Disclosure Schedule contains a complete and accurate list of the name and jurisdiction of organization of each Parent Subsidiary. The Parent owns, beneficially and of record, directly or indirectly, the amount and percentage of the issued and outstanding corporate or similar (as applicable) ownership, voting or similar securities or interests in such Parent Subsidiary, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests), in each case other than Parent Permitted Liens, as shown on Section 4.06(b) of the Parent Disclosure Schedule. Except as set forth in Section 4.06(b) of the Parent Disclosure Schedule, there are no issued, reserved for issuance or outstanding (x) securities of Parent or any of the Parent Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Parent Subsidiary, (y) warrants, calls, options or other rights to acquire from Parent or any of the Parent Subsidiaries, or other obligations of Parent or any of the Parent Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Parent Subsidiary, or (z) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by Parent or any of the Parent Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Parent Subsidiary (the items in clauses (x) through (z), together with the capital stock of, other voting securities of, and any other equity interests in each Parent Subsidiary being referred to collectively as the “Parent Subsidiary Securities”). There are no outstanding contractual obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Subsidiary Securities.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.

(a) Parent has filed with or furnished to the SEC on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by Parent since December 31, 2019 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”).

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(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Parent SEC Document complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Parent SEC Document filed or furnished pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

(d) Parent has heretofore furnished or made available to the Company complete and correct copies of all comment letters from the SEC since December 31, 2019 through the date hereof with respect to any of the Parent SEC Documents, together with all written responses of Parent thereto, to the extent that such comment letters and written responses are not publicly available on EDGAR. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Parent SEC Documents, and, to the Knowledge of Parent, none of the Parent SEC Documents are subject to ongoing SEC review.

(e) Except as set forth in Section 4.07(e) of the Parent Disclosure Schedule, Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv)

the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Except as set forth in Section 4.07(f) of the Parent Disclosure Schedule, such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure of such information in Parent’s periodic and current reports required under the Exchange Act. Except as set forth in Section 4.07(f) of the Parent Disclosure Schedule, the management of Parent has completed an assessment of the effectiveness of the Parent’s disclosure controls and procedures as of December 31, 2022, and such assessment concluded that as of such date such controls were effective at the reasonable assurance level.

(g) Parent has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Except as set forth in Section 4.07(g) of the Parent Disclosure Schedule, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Parent’s consolidated financial reporting and the preparation of Parent’s consolidated financial statements for external purposes in accordance with GAAP and applicable Law. Parent’s certifying officers have evaluated the effectiveness of Parent’s internal controls as of the Evaluation Date. To the extent required to do so, Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Parent has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Parent’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Except as set forth in Section 4.07(g) of the Parent Disclosure Schedule, since December 31, 2019, neither Parent nor its auditors has identified any significant deficiencies or material weaknesses in Parent’s internal controls and, as of the date hereof, to the Knowledge of the Parent, nothing has come to the attention of Parent that has caused Parent to believe that there are any material weaknesses or significant deficiencies in such internal controls or, to the Parent’s Knowledge, any other factors that could significantly affect Parent’s internal controls. To the Knowledge of the Parent, since December 31, 2019, no complaints from any source regarding accounting, internal controls or auditing matters have been received by Parent, which, if the allegations underlying such complaints were true, would be reasonably likely to be material to Parent and the Parent Subsidiaries, taken as a whole, and Parent has not received any complaints through the Parent’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law. Parent maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(h) Neither the Parent nor any of the Parent Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent in violation of Section 402 of the Sarbanes-Oxley Act.

(i) Parent is in compliance, and has complied since December 31, 2019, in each case in all material respects, with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(j) Each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC or Nasdaq, and the statements contained in any such certifications are complete and correct in all material respects.

(k) Since the Parent Balance Sheet Date, except as set forth in Section 4.07(k) of the Parent Disclosure Schedule, there has been no transaction or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date hereof, or series of similar transactions, agreements, arrangements or understandings to which Parent or any of the Parent Subsidiaries was or is to be a party, that would be required to be disclosed under Item 13 of Form 10-K under the Exchange Act that has not been disclosed in the Parent SEC Documents publicly filed or furnished with the SEC following the Parent Balance Sheet Date.

Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Parent and the consolidated Parent Subsidiaries included or incorporated by reference in the Parent SEC Documents (including all related notes and schedules thereto) (the “Parent Financial Statements”) (a) fairly present in all material respects, in conformity with GAAP (except as may be indicated in such financial statements or the notes thereto or as permitted by the rules and regulations of the SEC, or, in the case of unaudited condensed consolidated interim financial statements, the absence of notes thereto) applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited condensed consolidated interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, the absence of notes thereto).

Section 4.09 Absence of Certain Changes.

(a) Except as set forth in Section 4.09(a) of the Parent Disclosure Schedule, from the Parent Balance Sheet Date and through the date hereof, (i) the business of Parent and the Parent Subsidiaries has been conducted in the ordinary course of business in all material respects (except for actions taken in connection with this Agreement) and (ii) there has not been any action taken by Parent or any of the Parent Subsidiaries that, if taken during the period from the date hereof through the Scheme Implementation Date without the Company’s consent, would constitute a breach of Section 6.01.

(b) Since the Parent Balance Sheet Date, there has not been a Parent Material Adverse Effect.

Section 4.10 No Undisclosed Material Liabilities. Except as set forth in Section 4.10 of the Parent Disclosure Schedule, there are no liabilities or obligations of Parent or any of the Parent Subsidiaries that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of Parent (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Parent Balance Sheet or in the notes thereto;

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(b) liabilities or obligations incurred in the ordinary course of business since the Parent Balance Sheet Date;

(c) liabilities or obligations arising out of, in connection with this Agreement or the Transactions;

(d) liabilities or obligations that have been discharged or paid in full prior to the date hereof; and

(e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.11 Compliance with Laws and Orders; Governmental Authorization.

(a) Except as set forth in Section 4.11(a) of the Parent Disclosure Schedule or as would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole, Parent and each of the Parent Subsidiaries is and since December 31, 2019 has been in compliance with all applicable Laws and Orders, and, to the Knowledge of Parent, is not under investigation by a Governmental Authority with respect to any Law or Order. There is no Order of any Governmental Authority or arbitrator (public or private) outstanding against Parent or any of the Parent Subsidiaries that is material to Parent and the Parent Subsidiaries, taken as a whole.

(b) Parent and each of the Parent Subsidiaries has all material Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as set forth in Section 4.11(b) of the Parent Disclosure Schedule, Parent and each of the Parent Subsidiaries is and since December 31, 2019, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and since December 31, 2019, neither Parent nor any of the Parent Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization and which allegations in such written notice have not been fully resolved to the satisfaction of such Governmental Authority prior to the date hereof.

Section 4.12 Litigation. Except as set forth in Section 4.12 of the Parent Disclosure Schedule, there is no material Proceeding or, to the Knowledge of Parent, material investigation, pending against, or, to the Knowledge of Parent, threatened, in writing or otherwise, against Parent, any of the Parent Subsidiaries, any present or former officer, director or employee of Parent or any of the Parent Subsidiaries (in their capacities as such or related to their activities with Parent or any Parent Subsidiary), and, to the Knowledge of Parent, there are no facts or circumstances that would reasonably be expected to form the basis for any Proceedings or investigation, nor is Parent or any of the Parent Subsidiaries subject to any material Order of, settlement agreement or other similar written agreement with any Governmental Authority or arbitrator (public or private) under which Parent or any such Parent Subsidiary has any outstanding legal obligations.

Section 4.13 Properties.

(a) Neither Parent nor any of the Parent Subsidiaries own any real property or is a party to any Contract (including any option agreement) to purchase any interest in real property.

(b) Section 4.13(b) of the Parent Disclosure Schedule sets forth as of the date hereof, the address of all Parent Leased Real Property over 4,000 square feet, the identity of the lessor, lessee and current occupant (if different from the lessee) of such Parent Leased Real Property and a list, as of the date hereof, of all such leases, subleases, licenses and other occupancy agreements related thereto, including all amendments and supplements thereto and guaranties thereof (the “Parent Real Property Leases”). Parent has made available to the Company complete, correct and accurate copies of each Parent Real Property Lease. Except as set forth in Section 4.13(b) of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any of the Parent Leased Real Property over 4,000 square feet or any portion thereof. The Parent Leased Real Property constitutes all of the real property used or occupied by Parent and the Parent Subsidiaries in the conduct of their respective businesses.

(c) Parent or one of the Parent Subsidiaries owns good and valid and legally compliant leasehold title (to the extent such concepts are applicable in the jurisdiction(s) governing such leasehold title) to the Parent Leased Real Property free and clear of all Liens, except (i) Parent Permitted Liens and (ii) in respects that would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole.

Section 4.14 Intellectual Property.

(a) Except as set forth in Section 4.14(a) of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries (i) exclusively own, without Liens or restrictions, except for Parent Permitted Liens, all Parent Owned Intellectual Property Rights, and (ii) have a valid right and license to use all Parent Licensed Intellectual Property Rights that are sufficient for carrying out the business of Parent and the Parent Subsidiaries. To the Knowledge of Parent, all of the Registered Intellectual Property Rights of Parent and the Parent Subsidiaries are valid and in full force and effect, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related thereto, have been duly made. Nothing in this Section 4.14(a) shall be deemed to be a representation or warranty regarding the infringement or misappropriation of the Intellectual Property Rights of any Person, for which the sole representations and warranties are set forth in Section 4.14(b).

(b) As of the date hereof, to the Knowledge of Parent, the conduct of the business of Parent and the Parent Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole. Since January 1, 2020, to the Knowledge of Parent, neither Parent nor any of the Parent Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person except as was not, and would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole. Except as set forth in Section 4.14(b) of the Parent Disclosure Schedule, there is no Proceeding to which Parent or any of the Parent Subsidiaries is a party or, to the Knowledge of Parent, investigation, pending against or, to the Knowledge of Parent, threatened in writing against, Parent or any of the Parent Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of Parent or any of the Parent Subsidiaries in any of the Parent Owned Intellectual Property Rights or Parent Licensed Intellectual Property Rights, (B) alleging that any Parent Intellectual Property Right is invalid or unenforceable, or seeking to oppose or cancel any Parent Owned Intellectual Property Right, or (C) alleging that the use of any Parent Owned Intellectual Property Rights or that the conduct of the business of Parent or any of the Parent Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, except for each of (A), (B) and (C) for matters that would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole.

(c) None of the Parent Owned Intellectual Property Rights and, to the Knowledge of Parent, none of the Parent Licensed Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part. To the Knowledge of Parent, no Person has infringed, misappropriated or otherwise violated any Parent Owned Intellectual Property Rights, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole.

(d) Section 4.14(d) of the Parent Disclosure Schedule contains a true and complete list of all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered internet domain names, (iv) registered copyrights and applications for copyright registration, and (v) any other Intellectual Property that is, including in each case of (i) through (iv), the subject of an application, certificate, filing, registration or other document issued, filed, or recorded by or with any Governmental Authority or quasi-governmental authority anywhere in the world, including internet domain name registries, which are owned by, registered or filed in the name of, Parent or any of the Parent Subsidiaries, and where applicable the jurisdiction in which each of the foregoing items has been applied for, filed, issued or registered (collectively, the “Parent Registered IP”). Section 4.14(d) of the Parent Disclosure Schedule sets forth a list of all actions that are required to be taken by Parent or any of the Parent Subsidiaries within one hundred and twenty (120) days of the Scheme Implementation Date with respect to any of the Parent Registered IP in order to avoid prejudice to, impairment or abandonment of the Parent Registered IP.

(e) Except as set forth in Section 4.14(e) of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries has (i) granted any third party exclusive rights to or under any Parent Intellectual Property Rights, (ii) transferred ownership of any Intellectual Property to any third party, or (iii) permitted Parent’s or any Parent Subsidiary’s rights in any Parent Owned Intellectual Property Rights to lapse or enter the public domain.

(f) Neither the execution, delivery and performance of this Agreement or any ancillary agreements will (i) constitute a breach of or default under any instrument, license or other Contract pursuant to which Parent or any of the Parent Subsidiaries granted to any third party any rights in any Parent Intellectual Property Rights or pursuant to which Parent or any of the Parent Subsidiaries received licenses in any Parent Licensed Intellectual Property Rights, (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Parent Intellectual Property Rights, or (iii) materially impair the right of Parent or any of the Parent Subsidiaries to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, or dispose of any Parent Intellectual Property Rights.

(g) Except as set forth in Section 4.14(g) of the Parent Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by Parent or any of the Parent Subsidiaries to any third party as a result of the use, license-in, manufacture, sale, offering for sale, copying, distribution, or disposition of any Parent Intellectual Property Rights and none shall become payable as a result of the consummation of the transactions set forth herein.

(h) Parent and each of the Parent Subsidiaries has taken all commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all of its confidential information and all confidential information disclosed to it by third parties. All current and former officers, employees, consultants and independent contractors of Parent and any of the Parent Subsidiaries having access to confidential information and/or proprietary information of Parent or any of the Parent Subsidiaries have executed and delivered to Parent or any of the Parent Subsidiaries an agreement regarding the protection of such information. Parent and each of the Parent Subsidiaries has obtained proprietary information and invention disclosure and assignment agreements substantially in the form provided to the Company from all current and former employees and consultants of Parent and each of the Parent Subsidiaries. Notwithstanding the foregoing, Parent and each of the Parent Subsidiaries has secured valid written assignments from all of Parent’s or any of the Parent Subsidiaries’ current and former consultants, independent contractors, founders and employees, who were involved in or who contributed to the creation or development of any Parent Intellectual Property Rights, pursuant to which (i) Parent or any of the Parent Subsidiaries has obtained unencumbered, unrestricted and exclusive ownership of all Intellectual Property Rights therein and (ii) the assignee waived all right, title and interest in and to all Intellectual Property Rights therein, including moral rights and the right to receive royalties or other consideration. No current or former employee, officer, director, consultant or independent contractor of Parent or any of the Parent Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Parent Intellectual Property Rights.

(i) Except as set forth in Section 4.14(i) of the Parent Disclosure Schedule, none of Parent, any of the Parent Subsidiaries and any other party acting on behalf of Parent or any of the Parent Subsidiaries has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Parent Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or could reasonably be expected to, result in the disclosure or delivery by Parent, any of the Parent Subsidiaries, or any other party acting on behalf of Parent or any of the Parent Subsidiaries to any party of any Parent Source Code. As used in this Section 4.14(i), “Parent Source Code” means, with respect to any Parent Intellectual Property Rights, collectively, any human readable software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code.

(j) Section 4.14(j) of the Parent Disclosure Schedule lists all Open Source Materials that have been incorporated into, combined with or distributed with any Parent products or services. Neither Parent nor any of the Parent Subsidiaries or a third party acting on behalf of Parent or any of the Parent Subsidiaries has distributed or incorporated into, combined with or used with any Parent Intellectual Property Rights any Open Source Material that is subject to any agreement or license with terms or conditions that impose any requirement that any software using, linked with, incorporating, distributed with, based on, derived from or accessing, the software (A) be disclosed, made available or distributed in source code or object code form; (B) be licensed for the purpose of making derivative works available and/or redistributable; (C) be licensed under terms that allow or permit any third party to decompile, recompile, update, modify, reverse engineer, reverse assemble or disassemble all or any part of the software or merge the software into any other software; or (D) be redistributable at no charge.

(k) Neither Parent nor any of the Parent Subsidiaries is or has ever been a member or promoter of or a contributor to any industry standards body or any similar organization that could reasonably be expected to require Parent or any of the Parent Subsidiaries to grant or offer to any third party any license or right to any Parent Intellectual Property Rights.

(l) Except as was not and would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole, (i) Parent and the Parent Subsidiaries have taken commercially reasonable actions to protect the confidentiality, integrity and security of material Parent IT Assets in the control of Parent and the Parent Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, and (ii) to the Knowledge of Parent, no Person has gained unauthorized access to such material Parent IT Assets (or, to the Knowledge of Parent, the information and transactions stored or contained therein or transmitted thereby). To the Knowledge of Parent, the Parent IT Assets and Parent Owned Intellectual Property Rights do not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software, other than documented security features.

(m) Other than as set forth in Section 4.14(m) of the Parent Disclosure Schedule, no Governmental Grant was used in or received for the development of Parent products, services or any Parent Owned Intellectual Property Rights or, to the Knowledge of Parent, Parent Licensed Intellectual Property Rights and neither Parent nor any of the Parent Subsidiaries has requested to receive any such funding or incentives. No current or former employee, consultant or independent contractor of Parent or any of the Parent Subsidiaries who was involved in, or who contributed to, the creation or development of any Parent Owned Intellectual Property Rights has performed services for the government, for a university, college or other educational institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for Parent or any of the Parent Subsidiaries. No Governmental Authority has any rights in any Parent Intellectual Property Rights. Section 4.17(m) of the Parent Disclosure Schedule describes in detail all Governmental Grants used in the development of Parent Owned Intellectual Property Rights, all agreements in respect of said Governmental Grants and a list of all Parent Owned Intellectual Property Rights that were developed using any Governmental Grants. Parent’s products (either marketed and/or under development) are not subject to any obligations or restrictions arising in connection with Government Grants and Parent’s products (either marketed and/or under development) do not incorporate any Parent Owned Intellectual Property Rights that are arising from or consist of Intellectual Property Rights that were developed using any Governmental Grants. Parent and the Parent Subsidiaries are in full compliance with all applicable laws, rule, guidelines, undertakings and agreements related to the Governmental Grants and no circumstances have occurred that will result in the cancellation of and/or an obligation by Parent or the Parent Subsidiaries to return any Governmental Grant.

(n) Except as set forth in Section 4.14(n) of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries have a privacy policy (the “Parent Privacy Policy”) regarding the collection and use of Parent Personal Data, a true, correct and complete copy of which has been made available to the Company prior to the date hereof. Except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole, Parent and each of the Parent Subsidiaries is in material compliance with all applicable Laws (and such party’s respective contractual commitments) regarding the collection, use, retention, transfer and protection of Parent Personal Data and with the Parent Privacy Policy, including database registration requirements. Except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole, Parent and the Parent Subsidiaries take commercially reasonable actions (including implementing and monitoring compliance with measures with respect to technical and physical security) intended to protect Parent Personal Data maintained by Parent or any of the Parent Subsidiaries against loss and against unauthorized access, use, modification, disclosure or other misuse. To Parent’s Knowledge, no Person has gained unauthorized access to or made any unauthorized use of any such Parent Personal Data maintained by Parent or any of the Parent Subsidiaries, except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole. To the Knowledge of Parent, no Person processing Parent Personal Data has experienced a Security Incident affecting Parent Personal Data. Neither Parent, its Subsidiaries, nor any Person acting at their direction or authorization has paid any perpetrator of any actual or threatened Security Incident or cyber-attack, including, but not limited to a ransomware attack or a denial-of-service attack. The execution, delivery and performance of this Agreement and all related documents and the consummation of the Transactions do not materially violate the Parent Privacy Policy. Upon the Scheme Implementation Date, except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole, Parent and/or its applicable Parent Subsidiaries will continue to have the right to use Parent Personal Data on identical terms and conditions as Parent or the Parent Subsidiaries enjoyed immediately prior to the Scheme Implementation Date.

Section 4.15 Taxes.

(a)

(i) Each Parent Tax Return required to be filed with any Governmental Authority by Parent or any of the Parent Subsidiaries has been filed when due (taking into account extensions) in accordance with applicable Law, each of which is true, accurate and complete in all material respects;

(ii) Parent and each of the Parent Subsidiaries has timely paid to the appropriate Governmental Authority all income and other material Taxes due and payable;

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(iii) Parent and each of the Parent Subsidiaries has complied in all material respects with all applicable Law relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over, and all Parent Tax Returns required with respect thereto have been properly completed in all material respects and timely filed, in each case except with respect to matters for which adequate accruals or reserves have been established, in accordance with GAAP, on the Parent Financial Statements;

(iv) Parent and each of the Parent Subsidiaries have established adequate accruals or reserves, in accordance with GAAP, for all Taxes for taxable periods beginning on or after the date of the most recent Parent Financial Statements;

(v) except as set forth on Section 4.15(a)(v) of the Parent Disclosure Schedule, there is no Proceeding against or with respect to Parent or any of the Parent Subsidiaries in respect of any Tax or any Parent Tax Return and, to the Knowledge of Parent, there is no investigation, material dispute or claim against or with respect to Parent or any of the Parent Subsidiaries, pending or, to the Knowledge of Parent, threatened or otherwise claimed or raised in respect of any Tax or any Parent Tax Return. All deficiencies asserted or assessments made in writing against Parent or any of the Parent Subsidiaries as a result of any examinations by any Governmental Authority have been fully paid;

(vi) none of Parent or any of the Parent Subsidiaries has consented or requested to extend the time, or is the recipient of any extension of time, in which any Parent Tax Return may be filed or any Tax may be assessed or collected by any Governmental Authority (other than any extension which is no longer in effect and routine extensions in the ordinary course of business) and none of Parent nor any of the Parent Subsidiaries has waived any statute of limitations;

(vii) no jurisdiction where no Parent Tax Return has been filed or no Tax has been paid has made or, to the Knowledge of Parent, threatened to make a claim for the payment of any Tax or the filing of any Parent Tax Return;

(viii) except as otherwise provided on Section 4.15(a)(viii) of the Parent Disclosure Schedule, no power of attorney granted by or with respect to Parent or any of the Parent Subsidiaries for Taxes is currently in force, no ruling with respect to Taxes has been requested by or on behalf of Parent or any of the Parent Subsidiaries; and no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or non-U.S. Law has been entered into or requested by or with respect to Parent or any of the Parent Subsidiaries;

(ix) Parent has provided or made available to the Company prior to the date hereof true, correct and complete copies of all material Parent Tax Returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by Parent and each of the Parent Subsidiaries with respect to Taxes and all correspondence with any Governmental Authority regarding Taxes;

(x) except as otherwise provided on Section 4.15(a)(x) of the Parent Disclosure Schedule, none of Parent or any of the Parent Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code or any corresponding or similar provision of any state, local or non-U.S. Law), or passive foreign investment company (as defined in Section 1297 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law)) or other entity the income of which is or could be required to be included in the income of Parent or any of the Parent Subsidiaries;

(xi) none of Parent or any of the Parent Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(xii) none of Parent or any of the Parent Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any tax period (or portion thereof) beginning after the Scheme Implementation Date as a result of any: (i) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (ii) installment sale or other open transaction disposition made on or prior to the Scheme Implementation Date; (iii) prepaid amount, refund or credit received on or prior to the Scheme Implementation Date (other than prepaid amount incurred in the ordinary course of business and listed on Section 4.15(a)(xii) of the Parent Disclosure Schedule); (iv) change in accounting method for a taxable period wending on or prior to the Scheme Implementation Date; (v) use of an improper method of accounting for a taxable period ending on or prior to the Scheme Implementation Date; or (vi) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Scheme Implementation Date;

(xiii) Section 4.15(a)(xiii) of the Parent Disclosure Schedule sets forth each corporation, joint venture, partnership, or other entity in which Parent or any of the Parent Subsidiaries owns an equity interest and in which any Person other than Parent or any of the Parent Subsidiaries also owns an equity interest, and the interest owned by Parent or the Subsidiary;

(xiv) all payments by, to, or among Parent and the Parent Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority;

(xv) all material records which Parent and each of the Parent Subsidiaries is required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Taxes by Parent and each of the Parent Subsidiaries, have been duly kept in all material respects and are available for inspection at the premises of the Parent or applicable Subsidiary;

(xvi) except as set forth in Section 4.15(a)(xvi) of the Parent Disclosure Schedule, Parent and each of the Parent Subsidiaries is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Governmental Authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order;

(xvii) all of Parent’s and each of the Parent Subsidiaries’ property that is subject to a material amount of property Tax has been properly listed and described on the property Tax rolls of the appropriate Tax jurisdiction and no portion of such property constitutes omitted property for property Tax purposes;

(xviii) none of Parent or any of the Parent Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

(xix) except as set forth in Section 4.15(a)(xix) of the Parent Disclosure Schedule, there is no material property or obligation of Parent or any of the Parent Subsidiaries, including uncashed checks to vendors, customers, or employees, non-refunded overpayments or unclaimed subscription balances, that is escheatable to any state or municipality under any applicable escheatment laws, that may at any time become escheatable to any state or municipality under an applicable escheatment laws;

(xx) there are no material Liens for Taxes on any of the assets of Parent or any of the Parent Subsidiaries (other than for any Taxes not yet due and payable);

(xxi) Parent has provided to the Company all documentation relating to any Tax holidays or incentives applicable to Parent or any of the Parent Subsidiaries, Parent and each of the Parent Subsidiaries, as applicable, are in compliance in all material respects with the requirements of any applicable Tax holidays or incentives and none of such Tax holidays or incentives will be jeopardized by the Transactions; and

(xxii) to the Knowledge of Parent, no independent contractor was or will be entitled to be considered to be an employee of Parent by any applicable Tax authority.

(b) Neither Parent nor any of the Parent Subsidiaries has distributed stock of another Person nor has their stock been distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361 (or any corresponding or similar provision of state, local or non-U.S. Law).

(c) Neither Parent nor any of the Parent Subsidiaries has ever filed an entity classification election under Code Section 7701 (or any corresponding or similar provision of state, local or non-U.S. Law).

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(d) To the Knowledge of Parent, neither Parent nor any of the Parent Subsidiaries (i) has (or has ever had) any (A) place of management, (B) branch, (C) office (or any other place of business), (D) operations or employees, (E) agent with binding authority, or (F) other activities, in each case that gives rise to a permanent establishment or taxable presence in any country other than the country where Parent or such Parent Subsidiary was organized, (ii) has ever entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8 (or any corresponding or similar provision of state, local or non-U.S. Tax Law), or (iii) has ever transferred an intangible, the transfer of which would be subject to the rules of Code Section 367(d) (or any corresponding or similar provision of state, local or non-U.S. Law).

(e) To the Knowledge of Parent, none of the Parent Subsidiaries is, or at any time has been, engaged in the conduct of a trade or business within the United States within the meaning of Section 864(b) or Section 882(a) of the Code (or any corresponding or similar provision of state or local Law), or considered to be so engaged under Section 882(d) or Section 897 of the Code (or any corresponding or similar provision of state or local Law) or, if applicable, considered to have a U.S. permanent establishment as defined under any applicable or relevant bilateral income tax treaty or otherwise.

(f) (i) Neither Parent nor any of the Parent Subsidiaries is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among Parent or the Parent Subsidiaries or among the Parent Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Scheme Implementation Date, (ii) neither Parent nor any of the Parent Subsidiaries has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was Parent or any of the Parent Subsidiaries), and (iii) neither Parent nor any of the Parent Subsidiaries has any liability for the payment of any Tax imposed on any Person (other than Parent of any of the Parent Subsidiaries) as a transferee or successor.

(g) Each of Parent and the Parent Subsidiaries has filed all reports and has created and retained all records required under Code Section 6038A (or any corresponding or similar provision of state, local or non-

U.S. Law) with respect to its ownership by, and transactions with, related parties. Each of Parent and any of the Parent Subsidiaries that files U.S. federal income Tax Returns has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(h) Neither Parent nor any of the Parent Subsidiaries has ever been a beneficiary or otherwise participated in any “listed transaction” as defined in Code Section 6707A(c)(1)) and Treasury Regulation Section 1.6011-4(b)(1) (or any corresponding or similar provision of state, local or non-U.S. Law).

(i) None of the Parent Subsidiaries holds assets that constitute U.S. property within the meaning of Code Section 956.

(j) Neither Parent nor any of the Parent Subsidiaries has taken or agreed to take any action, or is aware of the existence of any facts or circumstances, that could reasonably be expected to impede or prevent the Scheme, from qualifying as a reorganization described in Section 368 of the Code.

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Section 4.16 Employees and Employee Benefit Plans.

(a) Section 4.16(a) of the Parent Disclosure Schedule contains a correct and complete list identifying each material Parent Plan. Except as would not reasonably be expected to result in a material liability to Parent and the Parent Subsidiaries, taken as a whole, each Parent Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law. “Parent Plan” means each “employee benefit plan”, as defined in Section 3(3) of ERISA, whether or not subject to ERISA, each employment agreement, consulting agreement, advisor agreement, severance agreement or plan, and each other plan, practice, program, fund, agreement or other arrangement, whether written or unwritten, providing for employment, compensation, bonuses, performance awards, commissions, profit-sharing, equity (or equity-based) compensation or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), provident or pension funds (including education funds), severance pay, fringe benefits, vacation and other paid time off, health or medical benefits, disability or sick leave payments, loans, separation, relocation, work permits, change of control payments, or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Parent or any of its ERISA Affiliates and covers any current or former employee, officer, director, or other service provider of Parent or any of its ERISA Affiliates, or with respect to which Parent or any of its ERISA Affiliates has or may have any liability, other than a Multiemployer Plan. Parent has made available to the Company with respect to each material Parent Plan: (A) copies of all material documents embodying and relating to each such Parent Plan, including the plan document (or, if not written, a written summary of its terms, excluding in this respect, Parent Plans that provide benefits solely to the extent mandated by applicable Law), administrative service agreements, group insurance Contracts, all amendments thereto and all related trust documents, (B) all material correspondence to or from any Governmental Authority relating to any Parent Plan and the most recent annual report (including Form 5500) and tax return (including Form 990), if any, required under ERISA, the Code or any other applicable Law in connection therewith, (C) the most recent actuarial report (if applicable), (D) the most recent summary plan description, if any, required under ERISA, (E) the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Parent Plan intended to be qualified under Section 401(a) of the Code and (F) non-discrimination test results for the most recent three (3) years. Each Parent Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) can be amended, terminated or otherwise discontinued at any time, without the consent of plan participants or any other Person and without liability to Parent and any Subsidiary (other than ordinary administrative expenses and in respect of accrued benefits thereunder).

(b) All Parent Plans that are intended to be qualified under Section 401(a) of the Code have received currently effective determination letters from the IRS to the effect that such Parent Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that have received such letters, no such determination letter has been revoked, and to Knowledge of the Parent, no such revocation has been threatened, and no act or omission has occurred, that would reasonably be expected to adversely affect such Parent Plan’s qualification.

(c) Neither Parent nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a (i) single employer plan or other pension plan that is subject to Title IV of ERISA or the funding requirements of Section 302 of ERISA or Section 412 of the Code or (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code.

(d) Neither Parent nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a Multiemployer Plan.

(e) Except as set forth in Section 4.16(e) of the Parent Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event) (i) entitle any employee, officer, director, or other independent contractor of Parent or the Parent Subsidiaries (whether current, former or retired) or their beneficiaries to any payment (including severance pay, golden parachute, bonus, salary raise, the redemption of any accrued entitlements or otherwise) or benefit under a Parent Plan (other than payments in accordance with applicable Law), (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Parent Plan, (iii) increase the amount payable or trigger any other financial obligation pursuant to any Parent Plan, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by Parent to any Person or result in any amounts payable to any “disqualified individual” failing to be deductible for federal income tax purposes by virtue of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. Neither Parent nor any of the Parent Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any current or former employee, director or other independent contractor of Parent or any of the Parent Subsidiaries for any Tax incurred by such individual (or beneficiary, as applicable) under Section 409A or 4999 of the Code.

(f) Except as would not reasonably be expected to result in a material liability to Parent and the Parent Subsidiaries, taken as a whole, each Parent Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Law.

(g) Each Parent Plan that is subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings and final regulations).

(h) Except as set forth in Section 4.16(h) of the Parent Disclosure Schedule, none of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable law.

(i) With respect to each Parent Plan, (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred, (ii) as of the date of this Agreement, there are no actions, suits or claims pending, or, to the Knowledge of Parent, threatened or anticipated (other than routine claims for benefits), and (iii) as of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of Parent, threatened by any Governmental Authority, in each case of clauses (i) through (iii) which would reasonably be expected to result in a liability that is material to Parent and the Parent Subsidiaries, taken as a whole.

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Section 4.17 Labor and Employment Matters.

(a) Section 4.17(a) of the Parent Disclosure Schedule lists as of the date hereof, all employees of Parent and the Parent Subsidiaries based in the United States and provides for each such individual (redacted if and as required by applicable Law): (i) name, (ii) work location (by state), (iii) job title, (iv) annual base salary or hourly wage, (v) an indication of whether such individual is full-time or part-time, and (vi) whether exempt or non-exempt from overtime laws. Parent and the Parent Subsidiaries currently classify and have properly classified each of their respective employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, local and foreign wage and hour Laws, and are and have been otherwise in compliance with such Laws for the past three (3) years.

(b) Except as set forth in Section 4.17(b) of the Parent Disclosure Schedule, none of Parent or any of the Parent Subsidiaries is a party to, bound by or has any obligation with respect to any collective bargaining agreement or other labor union or works council Contract, nor has it experienced any actual or, to the Knowledge of Parent, threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to Parent and the Parent Subsidiaries, taken as a whole, (i) none of Parent or any of the Parent Subsidiaries has breached or otherwise failed to comply with the provisions of any Parent collective bargaining agreement or works council agreement and there are no grievances or arbitrations outstanding thereunder; (ii) to the Knowledge of Parent, there are no labor organizational campaigns, corporate campaigns, petitions, demands for recognition or other labor or unionization activities seeking recognition of a bargaining unit, works council or other employee representative group at Parent or any of the Parent Subsidiaries; (iii) there are no unfair labor practice charges, grievances, arbitrations or other complaints or union or works council matters before the National Labor Relations Board or other labor board of Governmental Authority or arbitrator (public or private) that would reasonably be expected to affect the employees of Parent and the Parent Subsidiaries; (iv) there are no current or, to the Knowledge of Parent, threatened strikes, slowdowns, lockouts, organized labor disputes or work stoppages, involving Parent or any of the Parent Subsidiaries, and no such strike, slowdown, lockout, organized labor dispute or work stoppage has occurred within the three (3) years preceding the date hereof; (v) the execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any collective bargaining agreement or works council agreement; (vi) the execution of this Agreement will not result in any breach or other violation of any notice, information or consultation obligations under applicable labor Law; (vii) Parent and the Parent Subsidiaries are and, for the past three (3) years have been, in compliance in all material respects with (x) the WARN Act and (y) applicable Law respecting labor, employment, hiring, termination, immigration, fair employment practices (including equal employment opportunity Law), terms and conditions of employment, classification of employees for overtime purposes, classification of employees and independent contractors and other individual service providers, payroll documents and wage statements, workers’ compensation, disability, discrimination, engagement of independent contractors, harassment, retaliation, and mandatory social insurance, occupational safety and health, affirmative action, plant closings, and wages and hours; and (viii) there are no legal actions, government investigations, or labor grievances pending, or, to the Knowledge of Parent, threatened, relating to any employment related matter involving Parent or any Parent Subsidiary, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law. During the 90-day period preceding the date hereof, no employee or Contingent Worker of Parent or any of the Parent Subsidiaries has suffered an “employment loss” as defined in the WARN Act. Parent and the Parent Subsidiaries are not delinquent in any material payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any service performed for it or them or amounts required to be reimbursed to such employees or Contingent Workers (other than routine payments to be made in the normal course of business and consistent with past practice). To the Knowledge of Parent, in the last four (4) years, no allegations of sexual harassment, other unlawful harassment, sexual misconduct, discrimination, or retaliation have been made to Parent or the Parent Subsidiaries against any of their respective officers, managers or executives nor has Parent or any Parent Subsidiary otherwise been notified of such allegations. To the Knowledge of Parent, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment, other unlawful harassment or unlawful discrimination or retaliation against or involving the Parent, any Parent Subsidiaries or any their officers, managers or executives.

(c) Except as set forth in Section 4.17(c) of the Parent Disclosure Schedule, to the Knowledge of Parent, no current key employee of Parent or any of the Parent Subsidiaries (i) has informed Parent that they intend to terminate their employment with Parent or such Parent Subsidiary, (ii) has informed Parent that they received an offer to join a business that may be competitive with Parent or the Parent Subsidiary’s business, or (iii) is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person other than Parent) that may materially interfere with such employee’s performance of their duties or responsibilities to Parent or such Parent Subsidiary.

(d) To the Knowledge of Parent, all employees of Parent or any of the Parent Subsidiaries are legally authorized to work in the United States or the applicable jurisdiction in which such employee is providing services either because of their status as citizens, legal permanent residents, or by virtue of possessing a visa under applicable Laws relating to immigration control which visa allows for such employee to work in such jurisdiction. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to Parent and the Parent Subsidiaries, taken as a whole, Parent and the Parent Subsidiaries have properly completed all reporting and verification requirements pursuant to, has maintained all records required by, and has otherwise complied with, all Laws relating to immigration control for all of their employees, including the Form I-9 in the United States. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to Parent and the Parent Subsidiaries, taken as a whole (i) neither Parent nor any Parent Subsidiaries has received any written notice from any Governmental Authority that it is in violation of any Law pertaining to immigration control or that any current or former employee is or was not legally authorized to be employed in the jurisdiction in which such Person was providing services and (ii) there is no pending, or to the Knowledge of Parent, threatened, charge or complaint under the Immigration Reform and Control Act of 1986 or equivalent Law of any other jurisdiction against Parent or any of the Parent Subsidiaries.

(e) Except as has not resulted in, and would not reasonably be expected to result in, a material liability to Parent and the Parent Subsidiaries, taken as a whole, there are no Proceedings against Parent or any of the Parent Subsidiaries pending, or to the Knowledge of Parent, threatened to be brought or filed, by or with any Governmental Authority or arbitrator under any applicable Laws in connection with the employment, engagement, classification or treatment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of or by Parent or any of the Parent Subsidiaries, including, without limitation, any claim under any applicable Laws relating to labor management relations, equal employment opportunities, fair employment practices, wages, hours, overtime, child labor, employee classification, discrimination, harassment, retaliation, hiring, promotion, and termination of employees, meal and rest breaks, leaves of absence, working conditions, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, or any other employment-related matter, nor have there been any material written requests or notifications related to any such Proceedings, including any audits or investigations, from any Governmental Authority.

Section 4.18 Environmental Matters.

(a) Except as set forth in Section 4.18(a) of the Parent Disclosure Schedule, there is no material Environmental Claim pending or, to the Knowledge of Parent, threatened in writing against Parent, any of the Parent Subsidiaries, or, to the Knowledge of Parent, against any Person whose liability for such Environmental Claims Parent or any of the Parent Subsidiaries has retained or assumed either contractually or by operation of law.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and the Parent Subsidiaries, taken as a whole, Parent and the Parent Subsidiaries are and, since December 31, 2019, have been in compliance with all applicable Environmental Laws and all of Parent’s necessary Environmental Permits.

(c) There are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence or Release of any Hazardous Substance, which would be reasonably likely to form the basis of any material Environmental Claim against Parent, any of the Parent Subsidiaries, or to the Knowledge of Parent, against any Person whose liability for such Environmental Claims Parent or any of the Parent Subsidiaries has retained or assumed either contractually or by operation of law.

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Section 4.19 Material Contracts.

(a) Section 4.19(a) of the Parent Disclosure Schedule sets forth a true and complete list of each of the following types of Contracts to which Parent or any of the Parent Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date hereof, but excluding any purchase orders, invoices, requisition forms, or other form purchasing documents and any Parent Plans disclosed on Section 4.16(a) of the Parent Disclosure Schedule:

(i) (A) contains any exclusivity or similar provision that is binding on Parent or any of the Parent Subsidiaries (or would purport to be binding, after the Scheme Implementation Date, on Parent or any of the Parent Subsidiaries) or (B) otherwise limits or restricts Parent or any of the Parent Subsidiaries (or would purport to limit or restrict, after the Scheme Implementation Date, Parent or any of the Parent Subsidiaries) from (1) engaging or competing in any line of business in any location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region, or (3) obtaining products or services from any Person, in each case of clause (A) and clauses (1), (2) and (3) of clause (B), that is material to Parent and the Parent Subsidiaries, taken as a whole;

(ii) includes (A) any “most favored nation” terms and conditions (including with respect to pricing) granted by Parent or any of the Parent Subsidiaries to a Third Party, or (B) any arrangement whereby Parent or any of the Parent Subsidiaries grants any right of first refusal or right of first offer or similar right to a Third Party, in each case of clauses (A) and (B) that is material to Parent and the Parent Subsidiaries, taken as a whole;

(iii) is a joint venture, strategic alliance or partnership agreement that either (A) is material to Parent and the Parent Subsidiaries, taken as a whole, or (B) would reasonably be expected to require Parent and the Parent Subsidiaries to make expenditures in excess of $300,000 in the aggregate during the 12-month period following the date hereof;

(iv) is Indebtedness for borrowed money in an amount in excess of $500,000 individually;

(v) is a Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between Parent and the Parent Subsidiaries) with a fair value in excess of $100,000;

(vi) is a material Contract with respect to any Parent Intellectual Property Rights and not for “off-the-shelf” software or hardware generally commercially available on standard and non-discriminatory terms;

(vii) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale or purchase agreement or other similar agreement, in each case for the purchase or sale of a corporation, partnership, or other business organization or business thereof (including all or substantially all of the assets of such business), pursuant to which (A) any other Person has the right to acquire any assets of Parent or any of the Parent Subsidiaries or (B) any other Person has the right to acquire any equity interests in Parent or any of the Parent Subsidiaries;

(viii) is a settlement or similar agreement with any Governmental Authority or arbitrator (public or private) (including any corporate integrity agreement, monitoring agreement or deferred prosecution agreement) or order or consent of a Governmental Authority or arbitrator (public or private) (including any consent decree or settlement order) to which Parent or any of the Parent Subsidiaries is subject involving performance on or after the date hereof by Parent or any of the Parent Subsidiaries and in an amount in excess of $250,000 individually;

(ix) any Contract (or series of related Contracts) pursuant to which Parent or any Parent Subsidiary has continuing “earn-out” or similar obligations that could result in payments from Parent or any Parent Subsidiary in an amount in excess of $100,000 per Contract;

(x) any Contract (or series of related Contracts) that creates an obligation of Parent or any of the Parent Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $1,000,000 per twelve-month period after the date hereof;

(xi) any Contract with the Parent Customers and Suppliers;

(xii) any Contract that contains a change in control provision that would be triggered in connection with consummation of the Transactions, provided that (i) such Contract has provided $750,000 or more of revenue to Parent or any of the Parent Subsidiaries, individually or in the aggregate, in the twelve-month period prior to the date hereof, or would reasonably be expected to provide $750,000 or more of revenue to Parent or any of the Parent Subsidiaries, individually or in the aggregate, in the twelve-month period after the date hereof or (ii) such change in control provision expressly requires aggregate payments by Parent or any the Parent Subsidiaries, individually or in the aggregate, in excess of $750,000;

(xiii) any Contract (including any loan) between Parent or any of its Significant Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly-owned Subsidiary) of Parent or any of its Significant Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which Parent or any of its Significant Subsidiaries has an obligation to indemnify such officer, director, Affiliate or family member, but not including any Parent Plans, in each case, involving amounts in excess of $120,000;

(xiv) any stockholder, investors rights, registration rights or similar agreement or arrangement;

(xv) any Contract pursuant to which Parent or any of the Parent Subsidiaries has continuing obligations or interests involving (A) “milestone” or other similar contingent payments to be made to or by Parent or any of Parent Subsidiaries upon the achievement of certain milestones, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of Parent or any of the Parent Subsidiaries, in each case (x) which payments after the date hereof would reasonably be expected to be: (i) in the case of suppliers and subcontractors, more than $500,000 in the twelve (12) month period following the date hereof, and (ii) in the case of employees and sales representatives, more than $250,000 in the twelve (12) month period following the date hereof, and (y) that cannot be terminated by Parent or such Parent Subsidiary without more than sixty (60) days’ notice without material payment or penalty;

(xvi) any employment or consulting agreements with present employees or consultants of Parent or the Parent Subsidiaries, which provide for base compensation or fees in excess of $250,000 per year;

(xvii) any material collective bargaining agreement or other material Contract with any labor union or works council;

(xviii) any Contract (including any option agreement) to purchase or sell any interest in real property, and any Parent Real Property Lease;

(xix) any Contract relating to the indemnification of any director or officer of Parent or any of the Parent Subsidiaries that deviates from the form of indemnification agreement made available to the Company; or

(xx) any Contract that would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Parent under Item 1.01 on a Current Report on Form 8-K.

Each Contract of the type described in clauses (i) through (xx) is referred to herein as a “Parent Material Contract.”

(b) Except for this Agreement or as set forth in Section 4.19(a) of the Parent Disclosure Schedule, as of the date hereof, none of Parent or any of the Parent Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that is to be performed after the date hereof that has not been filed as an exhibit to or incorporated by reference in a Parent SEC Document.

(c) Each Parent Material Contract is valid and binding and in full force and effect and, to the Parent’s Knowledge, enforceable against the other party or parties thereto in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. Since December 31, 2019, (i) except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of the Parent Subsidiaries, nor to Parent’s Knowledge any other party to a Parent Material Contract, is in violation of any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Parent Material Contract, and (ii) neither Parent nor any of the Parent Subsidiaries has received written notice that it has breached, violated or defaulted under any Parent Material Contract which has not been cured or resolved. True and complete copies of the Parent Material Contracts and any material amendments thereto have been made available to the Company.

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Section 4.20 Finders’ Fees, etc. Except for William Blair & Company, LLC and except as set forth on Section 4.20 of the Parent Disclosure Schedule, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the Transactions.

Section 4.21 Ownership of Company Ordinary Shares; Anti-Takeover Law. Neither Parent nor any of its respective Subsidiaries (including Merger Sub) “beneficially owns” (as defined in Rule 13d-3 of the Exchange Act) any Company Ordinary Shares, nor have any of them during the past three years “owned” any Company Ordinary Shares within the meaning of Section 203 of the DGCL. Parent is not subject to any “fair price”, “moratorium”, “control share acquisition”, “interested stockholder”, “business combination” or similar restriction set forth in Section 203 of the DGCL or, to the Knowledge of Parent, set forth in any other Law, that would apply to the Transactions.

Section 4.22 Customers and Suppliers. Section 4.22 of the Parent Disclosure Schedule sets forth a true and complete list of (a) the ten (10) largest customers (by recurring revenue) of the business of Parent and Parent Subsidiaries as of March 31, 2023 and all current suppliers of the business of Parent and Parent Subsidiaries for which expenditure exceeded $750,000 for the year ended December 31, 2022 and (b) the revenue attributed to such customers or spent with such suppliers in such fiscal year (collectively, the “Parent Customers and Suppliers”). None of the Parent Customers and Suppliers: (i) has terminated or, to the Knowledge of Parent, threatened, either in writing or orally, to terminate or not to renew or extend its relationship with Parent or any of the Parent Subsidiaries; (ii) has notified Parent or any of the Parent Subsidiaries, either in writing or, to the Knowledge of Parent, orally, that it intends to materially and adversely modify its relationship with, or materially reduce its purchases from or other business with, Parent or any Parent Subsidiaries; (iii) has materially and adversely changed its pricing terms or any other terms of its business with Parent or any Parent Subsidiaries; or (iv) to the Knowledge of Parent, has any plan or intention to do any of the foregoing. Since January 1, 2020, neither Parent nor any Parent Subsidiary has received any written or, to the

Knowledge of Parent, oral complaint from any of its customers or suppliers (including, without limitation, any of the Parent Customers and Suppliers) concerning the products and/or services provided to or Parent and/or any Parent Subsidiaries, nor has Parent or any Parent Subsidiaries had any of its respective products returned by a purchaser thereof, other than complaints and returns made in the ordinary course of business of Parent that, individually or in the aggregate, have not had a Parent Material Adverse Effect.

Section 4.23 Compliance with Anti-Corruption, Money Laundering, Import, Export Controls and Economic Sanctions.

(a) In the last five (5) years, Parent and the Parent Subsidiaries have been and are in compliance with all applicable anti-corruption Law, including (i) the FCPA, (ii) any applicable Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, and (iii) any other applicable Law of similar purpose and scope in any jurisdiction. In the last five (5) years, neither Parent nor any of the Parent Subsidiaries nor any director or officer of Parent or any of the Parent Subsidiaries nor, to Parent’s Knowledge, any (x) agent or Representative of Parent or any of the Parent Subsidiaries in connection with its performance of its business with Parent or (y) employee of Parent or any of the Parent Subsidiaries, has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (A) which would violate any applicable anti-corruption Law or (B) to or for a Public Official with the intention of: (1) improperly influencing any official act or decision of such Public Official; (2) inducing such Public Official to do or omit to do any act in violation of his lawful duty; or (3) securing any improper advantage in each case in violation of applicable anti-corruption Law. No officer or director of Parent or any of the Parent Subsidiaries is a Public Official and, to the Parent’s Knowledge, no employee of Parent or any of the Parent Subsidiaries (in each case, that is not a director or officer) is a non-U.S. Public Official.

(b) In the last five (5) years, neither Parent nor any of the Parent Subsidiaries nor any director or officer of Parent or any of the Parent Subsidiaries nor, to the Parent’s Knowledge, (x) any agent or Representative of Parent or any of the Parent Subsidiaries in connection with its performance of its business with Parent, or (y) employee of Parent or any of the Parent Subsidiaries has violated or operated in noncompliance with any, been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority in any way relating to anti-corruption or anti-money laundering Law or Law related to terrorism financing. Parent has instituted policies and procedures reasonably designed to ensure compliance by Parent, the Parent Subsidiaries, directors, officers, employees, agents and Representatives with applicable anti-corruption Law, anti-money laundering Law and applicable Law related to terrorism financing.

(c) In the last five (5) years, Parent, the Parent Subsidiaries, their respective directors and officers and, to Parent’s Knowledge, their respective agents, Representatives and employees acting on their behalf, (i) have complied in all material respects with all sanctions, export control, anti-boycott or customs Laws, and (ii) have not been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority relating to material violation of sanctions, export control, anti-boycott or customs Laws. Parent has instituted policies and procedures reasonably designed to ensure material compliance by Parent, the Parent Subsidiaries, directors, officers, employees, agents and Representatives acting on behalf of Parent or any of the Parent Subsidiaries with applicable sanctions, export control, anti boycott and customs Laws.

Section 4.24 Insurance. Each of the insurance policies and self-insurance programs and arrangements relating to the business, assets and operations of Parent and the Parent Subsidiaries is in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and all premiums due thereunder have been paid. As of the date hereof, since December 31, 2019, neither Parent nor any of the Parent Subsidiaries has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that would not constitute a Parent Material Adverse Effect; or (b) written notice of refusal of any coverage or rejection of any claim under any such insurance policy that if not paid would constitute a Parent Material Adverse Effect. With respect to each Proceeding that has been filed or investigation initiated against Parent or any of the Parent Subsidiaries since December 31, 2019, no insurance carrier has issued a denial of coverage with respect to any such Proceeding or investigation, or informed any of Parent nor any of the Parent Subsidiaries of its intent to do so, other than such denial that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.25 Related Party Transactions. Except (a) for indemnification, compensation, employment or other similar arrangements between Parent or any of the Parent Subsidiaries, on the one hand, and any stockholder, director, officer or other Affiliate thereof, on the other hand, (b) as set forth in Section 4.25 of the Parent Disclosure Schedule and (c) as disclosed in the Parent SEC Documents filed prior to the date hereof, there are no transactions, agreements, arrangements or understandings between Parent or any of the Parent Subsidiaries, on the one hand, and stockholder, director, officer or other Affiliate thereof, but not including any wholly-owned Subsidiary of Parent, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Parent’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

Section 4.26 Shell Company Status. Parent is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

Section 4.27 Investment Company. Parent is not required to be registered as, and is not an Affiliate of, and immediately following the Scheme Implementation Date will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.28 Disclosure Documents. None of the documents required to be filed by Parent with the SEC after the date of this Agreement in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 4.29, none of the information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Parent Proxy Statement/Prospectus and Scheme Circular will, at the date it is first mailed to the Parent’s stockholders or at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 4.29 no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Registration Statement, the Scheme Circular or the Parent Proxy Statement/Prospectus which were not supplied by or on behalf of Parent or Merger Sub.

Section 4.29 Solvency. Assuming (a) that the Company is solvent immediately prior to the Scheme Implementation Date, (b) the satisfaction of the conditions to Parent’s and Merger Sub’s obligations to consummate the Transactions or waiver of such conditions and (c) the accuracy and completeness of the representations and warranties of the Company set forth in Article 3, and after giving effect to the Transactions, including the Financing or any alternative financing, Parent and Parent Subsidiaries, taken as a whole, will be Solvent as of the Scheme Implementation Date and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 4.30 No Additional Representations. Except for the representations and warranties expressly made by the Company in Article 3, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person makes, and that none of Parent or Merger Sub have relied upon, any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that neither the Company nor any Representative of the Company makes, nor has Parent or Merger Sub relied upon, any representation or warranty with respect to (a) the Company or its Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to the Company or any of its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by the Company or any Representative of the Company, including in any “data rooms” or management presentations.

ARTICLE 5.
COVENANTS OF THE COMPANY

Section 5.01 Conduct of the Company. From the date hereof until the earlier of the Scheme Implementation Date or the termination of this Agreement in accordance with Article 9 (the “Pre-Closing Period”), except as expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation, (ii) preserve in all material respects its business relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with it and with Governmental Authorities with jurisdiction over the Company’s operations and (iii) keep available its current officers and key employees. In addition, without limiting the generality of the foregoing, during the Pre-Closing Period, except as expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, the Company shall not, nor shall it permit any of its Subsidiaries to:

(a) amend the memorandum of incorporation or other similar organizational documents (whether by merger, consolidation or otherwise), in each case, of the Company or any Subsidiary of the Company;

(b) directly or indirectly split, combine or reclassify any shares of capital stock of the Company or any of its Subsidiaries or Company ADSs or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the share capital of the Company or its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of the Company or any of its Subsidiaries, except for (i) the declaration, setting aside or payment of any quarterly dividends in the ordinary course of business consistent with past practice, (ii) the declaration, setting aside or payment of any dividends or other distributions by any of its Subsidiaries to the Company or any other Subsidiary, or in connection with any internal reorganization transactions solely among the Subsidiaries of the Company, or (iii) acquisitions, or deemed acquisitions, of (A) Company Ordinary Shares in connection with the payment of the exercise price of Company Options with Company Options or Company Ordinary Shares (including in connection with “net exercises”), (B) Company Ordinary Shares in connection with required Tax withholding in connection with the exercise of Company Options or the vesting of or issuance of Company Ordinary Shares subject to Company RSUs, or (C) equity securities of any Subsidiary of the Company by the Company or its Subsidiaries;

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of the Company (including Company ADSs) or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for equity securities of the Company or any of its Subsidiaries (including pursuant to any employee stock purchase plan), other than (x) the issuance of any Company Ordinary Shares pursuant to the exercise of Company Options or Company SARs or the vesting of Company RSUs, in each case that are outstanding as of the date hereof and in accordance with their terms as in effect on the date hereof and (y) the issuance, delivery or sale of any equity securities of any of the Company’s Subsidiaries to the Company or any of its Subsidiaries, or (ii) amend any term of any equity security of the Company or its Subsidiaries (in each case, whether by merger, consolidation or otherwise);

(d) incur or commit to any capital expenditures, except for (i) those as may be contemplated by the Company’s budget for the fiscal year ending March 31, 2024 and capital expenditure plan made available to Parent prior to the date hereof (whether or not such capital expenditures are made during the fiscal year ending March 31, 2024), (ii) any capital expenditures (or series of related capital expenditures) of less than $300,000 in the aggregate per fiscal quarter, or (iii) any capital expenditures (or series of related capital expenditures) related to in-vehicle devices purchased in the ordinary course of business consistent with past practice;

(e) acquire from any Third Party (by merger, consolidation, acquisition of substantial equity interests in or substantial assets or otherwise), directly or indirectly, any corporation, partnership, or other business organization or business thereof, other than (i) inventory, supplies and materials in the ordinary course of business of the Company and its Subsidiaries, (ii) pursuant to Contracts in effect on the date hereof, or (iii) assets, securities, properties, interests or businesses of the Company or any of its wholly-owned Subsidiaries;

(f) sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests, leases or businesses, other than (i) sales of inventory, of products or services, or obsolete equipment, or non-exclusive licensing of Intellectual Property Rights, all in the ordinary course of business, (ii) sales, licenses, leases or transfers that are pursuant to Contracts in effect on the date hereof, (iii) Company Permitted Liens, or (iv) sales, licenses, leases or other transfers to, or Liens in favor of, the Company or any of its wholly-owned Subsidiaries or (v) Liens in an amount less than $500,000 in the aggregate;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, or form or acquire any Subsidiary that is not wholly-owned by the Company or any of its wholly-owned Subsidiaries, other than (i) in connection with actions permitted by Section 5.01(d) or (e), (ii) loans, advances or capital contributions to, or investments in, the Company or any of its wholly-owned Subsidiaries, (iii) advances of expenses to employees or other service providers of the Company or its Subsidiaries in the ordinary course of business, for amounts individually not exceeding $25,000 and in the aggregate not exceeding $200,000, (iv) advances to customers of the Company or its Subsidiaries in the ordinary course of business in connection with the sale of the Company’s products and services, or (v) investments made in connection with treasury functions and cash management in the ordinary course of business;

(h) (i) redeem, repurchase, defease or prepay any Indebtedness (other than prepayments of revolving loans in the ordinary course of business), (ii) incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or guarantees thereof in a manner that increases the aggregate liability (including any contingent liability) of the Company or any Subsidiary thereunder, or (iii) issue or sell any debt securities, except, in each case in clauses (i) through (iii), for (A) Indebtedness or guarantees solely between or among the Company and any of its wholly-owned Subsidiaries or (B) Indebtedness for borrowed money that will be paid prior to the Scheme Implementation Date, which does not subject the Company or any of its Subsidiaries to any pre-payment or other penalties (other than any Indebtedness required to be prepaid pursuant to the terms of this Agreement), is incurred in the ordinary course of business and in an amount not to exceed $500,000 in aggregate principal amount outstanding, or (C) letters of credit issued and maintained in the ordinary course of business to the extent undrawn;

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(i) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries from engaging or competing in any line of business, in any location or with any Person, or would purport to limit, after the Scheme Implementation Date, Parent or any of its Subsidiaries;

(j) enter into any new line of business outside of the existing business of the Company and its Subsidiaries, other than pursuant to any product roadmaps in existence as of the date hereof and natural extensions or changes to such product roadmaps, in each case, which product roadmaps have been disclosed to Parent prior to the date hereof;

(k) (i) other than (x) in the ordinary course of business (including renewals consistent with the terms thereof) or (y) in a manner not material to the Company and its Subsidiaries, taken as a whole, amend or modify or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Contract which constitutes a Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract or (ii) enter into any Contract (other than any Contracts entered into in the ordinary course of business or Contracts with customers) that would have been a Company Material Contract had it been entered into prior to the date hereof. Notwithstanding the provisions of this Section 5.01(k), if another subsection of this Section 5.01 governs conduct or actions of the same type or nature as this Section 5.01(k), and such other subsection expressly permits such conduct or actions to be taken by the Company in conflict with this Section 5.01(k), then the Company or its Subsidiaries shall be permitted to take such conduct or action;

(l) (i) unless required by applicable Law, recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative or (ii) negotiate, enter into, amend, modify or terminate any collective bargaining agreement or other agreement with any employee representative;

(m) grant, amend or terminate, or authorize or provide for any payment of cash (whether in connection with the Transactions or otherwise) in respect of, any equity or equity-based awards (including Company Ordinary Shares, Company Options, Company RSUs or Company SARs);

(n) except (x) as required pursuant to the express provisions of a Company Plan in effect and provided to Parent prior to the date hereof, (y) as otherwise required by applicable Law, or (z) as set forth in Section

5.01(n) of the Company Disclosure Schedule, (i) other than to employees in the ordinary course of business, grant or provide any severance or termination payments or benefits (including pursuant to any agreement or arrangement or amendment to any existing agreement or arrangement) to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries, other than (A) increases of compensation payable to non-executive employees of the Company or any of its Subsidiaries or independent contractors and consultants of the Company or any of its Subsidiaries, in the ordinary course of business consistent with past practice, in an amount not to exceed $350,000 in the aggregate, (B) increases in the compensation of any executive employee of not greater than an aggregate of 3% of the current consideration payable to such person, other than as may otherwise be required by any existing agreement, and (C) increases in compensation required by applicable Law, (iv) establish, adopt, terminate or amend any material Company Plan (including, without limitation, with respect to any plan, program, agreement, or other arrangement by and between the Company and any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries that provides for any payments or benefits in connection with a change in control), whether alone or in combination with other events such as a termination of service, or any plan, program, arrangement, policy or agreement that would be a material Company Plan if it were in existence on the date hereof, (v) terminate the employment of any current employee of the Company or any of its Subsidiaries with a title of senior vice-president or above other than for cause or for performance related reasons, or (vi) promote any employee of the Company or any of its Subsidiaries to a position that reports directly to the chief executive officer of the Company;

(o) waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;

(p) change the Company’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act (or any interpretation thereof), any Governmental Authority or applicable Law;

(q) (i) make or change any material election with respect to Taxes other than elections in the ordinary course of business, (ii) adopt or change any method of Tax accounting, (iii) amend any Tax Return, (iv) settle any claim or assessment in respect of Taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of Taxes, (vi) enter into any closing agreement, or (vii) surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

(r) (i) compromise or settle any Proceeding, in each case made or pending by or against the Company or any of its Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of Proceedings that: (x) are for an amount (in excess of insurance proceeds), individually or in the aggregate, not to exceed $500,000 or that are outstanding as of the date hereof and are disclosed in Section 5.01 of the Company Disclosure Schedule, (y) do not involve an admission of guilt or impose any injunctive relief or a material restriction on the Company or its Subsidiaries, and (z) do not involve material Company Owned Intellectual Property Rights or (ii) commence any Proceeding, other than in the ordinary course of business;

(s) take any actions that would or would be reasonably likely to (i) result in any of the Scheme Conditions not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority in connection with the Transactions that would materially delay the consummation of the Transactions, or (iii) materially impair the ability of Parent, the Company or Merger Sub to consummate the Transactions in accordance with the terms of this Agreement or materially delay such consummation;

(t) authorize, apply for or cause to be approved the listing of Company Ordinary Shares or ADSs on any stock exchange other than NYSE and JSE;

(u) fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any Company Intellectual Property Rights that are material to the conduct of the Company’s business;

(v) fail to repay or redeem any Indebtedness to a Third Party in an amount exceeding $250,000 that becomes due and payable as a result of the Transactions or otherwise;

(w) cancel, terminate, fail to keep in place, fail to pay any premium on or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent (in the aggregate) substitute insurance coverage, other than in the ordinary course of business or if the Company, in its reasonable judgment, determines that such cancellation, termination or failure to pay such premium or keep in place would not result in the Company and its Subsidiaries having inadequate coverage, including after giving effect to any insured self-retention or co-insurance feature;

(x) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of the Company or any Subsidiary of the Company;

(y) acquire any fee interest in real property;

(z) enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

(aa) agree, resolve or commit to do any of the foregoing.

Section 5.02 No Solicitation.

(a) The Company shall, and shall cause its Subsidiaries to and shall request that its Representatives, immediately cease (i) any communications, discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal, (ii) furnishing to any Person (other than Parent, Merger Sub, their respective Representatives and the Company’s Representatives) any information with respect to a Company Acquisition Proposal (except to the extent the Company is required to do so in terms of Regulation 92 of SACA) and (iii) cooperating with, assisting in, participating in, knowingly facilitating or encouraging a Company Acquisition Proposal and, if applicable, shall request to have returned to the Company or destroyed any confidential information that has been provided to any Person during any such communications, discussions or negotiations occurring in the six (6) months prior to the date hereof (except where such Person is entitled to such information in terms of Regulation 92 of SACA). From and after the date hereof until the earlier to occur of the Scheme Implementation Date or the date of termination of this Agreement in accordance with Article 9, the Company shall not, nor shall it permit any of its Subsidiaries or authorize or knowingly permit any of its Representatives to (and shall use reasonable best efforts to cause such Persons not to), directly or indirectly, (A) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated) or knowingly facilitate any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (B) subject to Section 5.02(b), approve, recommend or publicly propose to approve or recommend, a Company Acquisition Proposal, (C) subject to Section 5.02(b), approve, recommend, publicly propose to approve or recommend or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding, in each case relating to a Company Acquisition Proposal (other than an Acceptable Company Confidentiality Agreement) or a Company Superior Proposal (each an “Alternative Company Acquisition Agreement”), (D) enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, or (E) agree to do any of the foregoing; provided, however, if, prior to the receipt of the Company Shareholder Approval, following the receipt of a bona fide written Company Acquisition Proposal that the Company Independent Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Company Superior Proposal and that was not solicited in violation of this Section 5.02(a) and was made after the date hereof, the Company may, or to the extent the Company is required to do so in terms of Regulation 92 of SACA, in response to such Company Acquisition Proposal and subject to compliance with Section 5.02(b) only to the extent that Section 5.02(b) is not inconsistent with Regulation 92 of SACA, furnish information with respect to the Company to the Person making such Company Acquisition Proposal and engage in discussions or negotiations with such Person regarding such Company Acquisition Proposal; provided, that (1) prior to furnishing, or causing to be furnished, any such nonpublic information relating to the Company to such Person, the Company enters into a confidentiality agreement with the Person making such Company Acquisition Proposal (an “Acceptable Company Confidentiality Agreement”) that (x) does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to this Section 5.02 and (y) contains provisions that in the aggregate are no less restrictive on such Person than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (provided that such agreement does not need to contain any provision prohibiting (including any direct or indirect “standstill” or similar provisions that prohibit) the making of any Company Acquisition Proposal), and (2) promptly (but in any event within 24 hours) following furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its Representatives).

(b) Notwithstanding anything to the contrary in this Agreement, prior to the receipt of the Company Shareholder Approval, the Company Independent Board may effect a Company Adverse Recommendation Change (A) pursuant to Section 2.06(g), (B) if, prior to the publication of the Scheme Circular, the Independent Expert delivers an opinion to the Company Independent Board to the effect that the Scheme is not fair and/or not reasonable, or (C) if (and only if): (I) a written Company Acquisition Proposal that was not solicited in violation of Section 5.02(a) is made to the Company by a Third Party and such Company Acquisition Proposal is not withdrawn; (II) the Company Independent Board concludes in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal; and (III) the Company Independent Board concludes in good faith, after consultation with the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change would be inconsistent with the fiduciary and/or statutory duties of the Company Board and the Company Independent Board under the circumstances and applicable Law; provided, however, none of the Company, the Company Board, the Company Independent Board or any committee of the Company Board or the Company Independent Board shall make a Company Adverse Recommendation Change pursuant to this clause (C) and/or authorize the Company to enter into any Alternative Company Acquisition Agreement pursuant to this clause (C) unless:

(i) the Company Independent Board provides Parent at least five (5) days’ prior written notice of its intention to take such action (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Company Adverse Recommendation Change), which notice shall specify in detail the reasons therefor and shall include the information with respect to the Company Superior Proposal that is specified in Section 5.02(c), as well as a copy of such Company Acquisition Proposal and any related Alternative Company Acquisition Agreement;

(ii) during the five (5) days following such written notice described in the foregoing clause (i) (or such shorter period as is specified in this Section 5.02 below), the Company Independent Board and its Representatives have negotiated in good faith with Parent (unless Parent has expressly agreed in writing not to negotiate) regarding any revisions to the terms of this Agreement that may, at Parent’s sole discretion, be proposed by Parent in response to such Company Superior Proposal (it being understood that any modification to the financial or other material terms of such Company Superior Proposal shall result in a new five (5) day period under this Section 5.02(b)(ii)); and

(iii) at the end of the five (5) day period described in the foregoing clause (i) (or such shorter period as specified in this Section 5.02 below), the Company Independent Board concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed), that the Company Acquisition Proposal continues to be a Company Superior Proposal and the failure to make such Company Adverse Recommendation Change would be inconsistent with the fiduciary and/or statutory duties owed by the Company Board and the Company Independent Board to the Company under the circumstances and applicable Law.

Any amendment or modification to the conditionality, price or form of consideration of any Company Superior Proposal will be deemed to be a new Company Acquisition Proposal for purposes of this Section 5.02, and the Company shall promptly (but in any event within 24 hours of occurrence) notify Parent of any such new Company Acquisition Proposal and the Parties shall comply with the provisions of this Section 5.02 with respect thereto; provided, however, that the “matching period” set forth above shall in such circumstance expire on the later of three (3) days after the Company Independent Board provides written notice of such new Company Acquisition Proposal to Parent and the end of the original five (5) day period described in clause (ii) above; provided, further, (x) whether or not there is a Company Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 9.01, the Company Independent Board shall submit the Scheme for approval by the Company shareholders at the Company Shareholders’ Meeting (provided, however that, for so long as there is a Company Adverse Recommendation Change, the Company Independent Board shall nevertheless be required in such case to solicit proxies in favor of the adoption of the Scheme unless such Company Adverse Recommendation Change was made pursuant to Section 2.06(g)); and (y) in the event there is a Company Adverse Recommendation Change made in compliance with this Section 5.02 with respect to a Company Superior Proposal, the Company shall only enter into an Alternative Company Acquisition Agreement with respect thereto by terminating this Agreement in accordance with Section 9.01(d)(i).

(c) In addition to the obligations of the Company set forth in Section 5.02(a) and Section 5.02(b), the Company shall promptly (and in any event within 24 hours) notify Parent in writing (i) of any inquiries, proposals or offers with respect to a Company Acquisition Proposal that are received by, or any non-public information with regard to such Company Acquisition Proposal is requested from, or any discussions or negotiations are sought to be initiated regarding such Company Acquisition Proposal with, the Company (or any of its Representatives), indicating, in connection with such notice, the identity of the Person or group of Persons making the inquiry, proposal or offer and the material terms and conditions of any such inquiries, proposals or offers (and providing copies of all related written inquiries, proposals or offers, including proposed agreements) and (ii) of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person making such Company Acquisition Proposal, information request or inquiry. In no event shall the Company begin providing any such information or engage in such discussions or negotiations prior to providing Parent with the notice required by the preceding sentence. The Company thereafter shall (x) keep Parent reasonably informed, on a reasonably prompt basis (and, in any event, within 24 hours) of the status of any material discussions or negotiations with respect to any such inquiries, proposal or offers and the details of any material changes to the status and material terms of any such inquiries, proposals or offers (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of any written inquiries, proposals or offers, including proposed agreements and material modifications thereto) and (y) substantially concurrently with the delivery to any such Person, provide to Parent any information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided or made available to Parent.

Section 5.03 Disclosure Documents. None of the documents required to be filed by the Company with the SEC after the date hereof in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 5.03, the Company hereby covenants and agrees that none of the information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) a registration statement on Form S-4 (or similar successor form) to register the issuance of Parent Common Stock in connection with the Scheme (including any amendments or supplements, the “Registration Statement”) will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Scheme Circular and the definitive Parent Proxy Statement/Prospectus included in the Registration Statement at the time it becomes effective to be sent to the Company’s shareholders in connection with the Scheme and the other Transactions and Parent’s stockholders in connection with the Transactions, or (c) the prospectus filed with the JSE to be sent to Parent’s stockholders (“Registered Prospectus” (clauses (a) through (c), including any amendments or supplements, the “Public Documents”) will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.03, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement, the Scheme Circular, the Parent Proxy Statement/Prospectus or the Registered Prospectus which were not supplied by or on behalf of the Company.

Section 5.04 Company Shareholders’ Meeting. The Company shall duly call, give notice of, convene and hold the Company Shareholders’ Meeting as promptly as practicable after the date the Registration Statement is declared effective under the Securities Act (except as provided in this Section 5.04) for the purpose of voting on the approval and adoption of the Scheme in accordance with applicable Law, and shall use its reasonable best efforts to cause the Company Shareholders’ Meeting to be scheduled on the same date as the Parent Stockholders’ Meeting. In connection with the Company Shareholders’ Meeting, the Company shall (i) subject to Section 5.02(b), recommend approval and adoption of the Scheme by the Company’s shareholders in the Scheme Circular and (ii) otherwise comply with all legal requirements applicable to such meeting. Subject to Section 5.02(b), regardless of whether there has been a Company Adverse Recommendation Change, the Company will use its best efforts to solicit from its shareholders proxies in favor of the adoption of the Scheme and take all other actions reasonably necessary or advisable to secure the approval and adoption of the Scheme by the Company’s shareholders, provided that nothing in this Section 5.04 shall prohibit the Company Independent Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement. The Company shall keep Parent and Merger Sub reasonably updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub, and shall direct its proxy soliciting agent (if applicable) to provide Parent and its Representatives with the results of all proxy tabulations provided by such proxy soliciting agent (if applicable) to the Company. The Company shall not, without the prior written consent of Parent (not to be unreasonably, withheld, delayed or conditioned), adjourn or postpone the Company Shareholders’ Meeting; provided, however, the Company shall have the right to adjourn or postpone the Company Shareholders’ Meeting: (i) after consultation with Parent, for not more than two (2) periods not to exceed ten (10) Business Days each if on the date on which the Company Shareholders’ Meeting is then scheduled, the Company has not received proxies representing a sufficient number of Company Ordinary Shares to obtain the Company Shareholder Approval; (ii) if on the date on which the Company Shareholders’ Meeting is then scheduled, there are insufficient Company Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting; (iii) if an unresolved Company Failure Notice or unresolved Parent Failure Notice remains outstanding; or (iv) after consultation with Parent, if the failure to adjourn or postpone the Company Shareholders’ Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Scheme Circular to be timely provided to the holders of Company Ordinary Shares. Once the Company has established a record date for the Company Shareholders’ Meeting, the Company shall not change such record date or establish a different record date for the Company Shareholders’ Meeting without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Law or the Company’s organizational documents. Without the prior written consent of Parent, the approval of the Scheme shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s shareholders in connection with the approval of the Scheme) that the Company shall propose to be acted on by the shareholders of the Company at the Company Shareholders’ Meeting. Regardless of whether there is a Company Adverse Recommendation Change, the Company Shareholders’ Meeting shall be held in accordance with the terms hereof unless this Agreement is terminated in accordance with Article 9. Notwithstanding anything in Section 5.02 or this Section 5.04 to the contrary, the Company may seek the approval described in Section 2.05(k) at the Company Shareholders’ Meeting (or, either (i) in the Company’s sole discretion, at a separate meeting of the Company Shareholders or (ii) by written consent without holding a meeting in compliance with applicable Law and the Company’s organizational documents) if a Company Adverse Recommendation Change has been made pursuant to Section 2.06(g).

Section 5.05 Section 16. The Company will cause any disposition of Company Ordinary Shares or acquisitions of shares of Parent Common Stock resulting from the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.06 Repayment of Company Debt. The Company shall use commercially reasonable efforts to obtain and deliver to Parent no later than five (5) Business Days prior to the Condition Date customary payoff letters with respect to (i) the satisfaction and release of all of the Company and its Subsidiaries’ liabilities and obligations (including all Indebtedness for borrowed money, if any, of the Company and its Subsidiaries outstanding as of the Scheme Implementation Date but excluding any indemnification obligations that survive termination) under any Contract pursuant to which the Company is required to repay or redeem any Indebtedness at or prior to the Scheme Implementation Date as mutually agreed to by the Parties (the “Loan Documents”), (ii) the termination of the Loan Documents, (iii) the release of all Liens held pursuant to or otherwise related to the Loan Documents, and (iv) such other matters as Parent may reasonably request; unless, in all cases, the counterparty to any such Contract provides a written unconditional waiver to the Company, in form reasonably satisfactory to Parent, of any and all liabilities and obligations that the Company might have in connection with or as a result of this Agreement or the Transactions, including, without limitation, acceleration of any such liabilities and obligations.

Section 5.07 Certain Tax Matters. The Company shall use its reasonable best efforts to obtain the tax opinion described in Section 2.04(a)(v)(E), including without limitation, executing and delivering representation letters reasonably requested by counsel delivering such tax opinion. The Company shall reasonably cooperate with Parent and its counsel and execute and deliver any representation letters reasonably required by Parent’s counsel in connection with any tax opinion required to be provided in the Registration Statement.

ARTICLE 6.
COVENANTS OF PARENT AND MERGER SUB

Section 6.01 Conduct of Parent. For the Pre-Closing Period, except as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Parent Disclosure Schedule, as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation, (ii) preserve in all material respects its business relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with it and with Governmental Authorities with jurisdiction over Parent’s operations and (iii) keep available its current officers and key employees. In addition, without limiting the generality of the foregoing, during the Pre-Closing Period, except as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Parent Disclosure Schedule, as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, Parent shall not, nor shall it permit any of its Subsidiaries to:

(a) amend the certificate of incorporation or other similar organizational documents (whether by merger, consolidation or otherwise), in each case, of Parent or any Parent Subsidiary;

(b) directly or indirectly split, combine or reclassify any shares of capital stock of Parent or any Parent Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Parent or its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of Parent or any of its Subsidiaries, except for (i) the declaration, setting aside or payment of dividends in respect of the Parent Series A Preferred (the “Series A Preferred Dividends”) in accordance with the provisions of the Parent Charter, (ii) the declaration, setting aside or payment of any dividends or other distributions by any of the Parent Subsidiaries to Parent or any other Parent Subsidiary, or in connection with any internal reorganization transactions solely among the Parent Subsidiaries or (iii) acquisitions, or deemed acquisitions, of (A) Parent Common Stock in connection with the payment of the exercise price of Parent Options with Parent Options or Parent Common Stock (including in connection with “net exercises”), (B) Parent Common Stock in connection with required Tax withholding in connection with the exercise of Parent Options or the vesting of or issuance of Parent Common Stock subject to Parent Restricted Stock Awards, or (C) equity securities of any Subsidiary of Parent by Parent or its Subsidiaries;

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of Parent or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for equity securities of Parent or any of its Subsidiaries (including pursuant to any employee stock purchase plan), other than (w) the issuance of shares of Parent Series A Preferred in connection with the payment of Series A Preferred Dividends in accordance with the provisions of the Parent Charter, (x) the issuance of any Parent Common Stock pursuant to the exercise of Parent Options or the vesting of Parent Restricted Stock Awards, in each case that are outstanding as of the date hereof and in accordance with their terms as in effect on the date hereof, and (y) the issuance, delivery or sale of any equity securities of any of the Parent Subsidiaries to Parent or any of the other Parent Subsidiaries, or (ii) amend any term of any equity security of Parent or its Subsidiaries (in each case, whether by merger, consolidation or otherwise);

(d) incur or commit to any capital expenditures, except for (i) those as may be contemplated by Parent’s 2023 budget and capital expenditure plan made available to the Company prior to the date hereof (whether or not such capital expenditures are made during the 2023 fiscal year), or (ii) any capital expenditures (or series of related capital expenditures) of less than $300,000 in the aggregate per fiscal quarter;

(e) acquire from any Third Party (by merger, consolidation, acquisition of substantial equity interests in or substantial assets or otherwise), directly or indirectly, any corporation, partnership, or other business organization or business thereof, other than (i) inventory, supplies and materials in the ordinary course of business of Parent and its Subsidiaries, (ii) pursuant to Contracts in effect on the date hereof, or (iii) assets, securities, properties, interests or businesses of Parent or any of the Parent Subsidiaries;

(f) sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any Lien on, directly or indirectly, any of the Parent’s or its Subsidiaries’ assets, securities, properties, interests, leases or businesses, other than (i) sales of inventory, of products or services, or obsolete equipment, or non-exclusive licensing of Intellectual Property Rights, all in the ordinary course of business, (ii) sales, licenses, leases or transfers that are pursuant to Contracts in effect on the date hereof, (iii) Parent Permitted Liens, or (iv) sales, licenses, leases or other transfers to, or Liens in favor of, Parent or any of the Parent Subsidiaries or (v) Liens in an amount less than $500,000 in the aggregate;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, or form or acquire any Subsidiary that is not wholly-owned by Parent or any of its Subsidiaries, other than (i) in connection with actions permitted by Section 6.01(d) or (e), (ii) loans, advances or capital contributions to, or investments in, Parent or any of its Subsidiaries, (iii) advances of expenses to employees or other service providers of Parent or its Subsidiaries in the ordinary course of business, for amounts individually not exceeding $25,000 and in the aggregate not exceeding $200,000, (iv) advances to customers of Parent or its Subsidiaries in the ordinary course of business in connection with the sale of the Parent’s products and services, or (v) investments made in connection with treasury functions and cash management in the ordinary course of business;

(h) (i) redeem, repurchase, defease or prepay any Indebtedness (other than prepayments of revolving loans in the ordinary course of business), (ii) incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or guarantees thereof in a manner that increases the aggregate liability (including any contingent liability) of Parent or any Subsidiary thereunder, or (iii) issue or sell any debt securities, except, in each case in clauses (i) through (iii), for (A) Indebtedness or guarantees solely between or among Parent and any of its wholly-owned Subsidiaries or (B) Indebtedness for borrowed money that will be paid prior to the Scheme Implementation Date, which does not subject Parent or any of its Subsidiaries to any pre-payment or other penalties (other than any Indebtedness required to be repaid pursuant to the terms of this Agreement), is incurred in the ordinary course of business and in an amount not to exceed $500,000 in aggregate principal amount outstanding, (C) letters of credit issued and maintained in the ordinary course of business to the extent undrawn or (D) as set forth on Section 6.01 of the Parent Disclosure Schedule;

(i) enter into any agreement or arrangement that limits or otherwise restricts Parent or any of its Subsidiaries from engaging or competing in any line of business, in any location or with any Person, or would purport to limit, after the Scheme Implementation Date, Parent or any of its Subsidiaries;

(j) enter into any new line of business outside of the existing business of Parent and its Subsidiaries, other than pursuant to any product roadmaps in existence as of the date hereof and natural extensions or changes to such product roadmaps, in each case, which product roadmaps have been disclosed to the Company prior to the date hereof;

(k) (i) other than (x) in the ordinary course of business (including renewals consistent with the terms thereof) or (y) in a manner not material to Parent and its Subsidiaries, taken as a whole, amend or modify or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Contract which constitutes a Parent Material Contract or waive, release or assign any material rights, claims or benefits under any Parent Material Contract or (ii) enter into any Contract (other than any Contracts entered into in the ordinary course of business or Contracts with customers) that would have been a Parent Material Contract had it been entered into prior to the date hereof. Notwithstanding the provisions of this Section 6.01(k), if another subsection of this Section 6.01 governs conduct or actions of the same type or nature as this Section 6.01(k), and such other subsection expressly permits such conduct or actions to be taken by Parent in conflict with this Section 6.01(k), then Parent or its Subsidiaries shall be permitted to take such conduct or action;

(l) (i) unless required by applicable Law, recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative or (ii) negotiate, enter into, amend, modify or terminate any collective bargaining agreement or other agreement with any employee representative;

(m) grant, amend or terminate, or authorize or provide for any payment of cash (whether in connection with the Transactions or otherwise) in respect of, any equity or equity-based awards (including Parent Common Stock, Parent Options or Parent Restricted Stock Awards), other than as contemplated by Section 6.01(c)(i)(y);

(n) except (x) as required pursuant to the express provisions of a Parent Plan in effect and provided to the Company prior to the date hereof, (y) as otherwise required by applicable Law, or (z) as set forth in Section 6.01(n) of the Parent Disclosure Schedule (i) other than to employees in the ordinary course of business, grant or provide any severance or termination payments or benefits (including pursuant to any agreement or arrangement or amendment to any existing agreement or arrangement) to any current or former employee, officer, non-employee director, independent contractor or consultant of Parent or any of its Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of Parent or any of its Subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant of Parent or any of its Subsidiaries, other than (A) increases of compensation payable to non-executive employees of Parent or any of its Subsidiaries or independent contractors and consultants of Parent or any of its Subsidiaries, in the ordinary course of business consistent with past practice, in an amount not to exceed $350,000 in the aggregate, (B) increases in the compensation of any executive employee of not greater than an aggregate of 3% of the current consideration payable to such person, other than as may otherwise be required by any existing agreement, and (C) increases in compensation required by applicable Law, (iv) establish, adopt, terminate or amend any material Parent Plan (including, without limitation, with respect to any plan, program, agreement, or other arrangement by and between Parent and any current or former employee, officer, non-employee director, independent contractor or consultant of Parent or any of its Subsidiaries that provides for any payments or benefits in connection with a change in control), whether alone or in combination with other events such as a termination of service, or any plan, program, arrangement, policy or agreement that would be a material Parent Plan if it were in existence on the date hereof, (v) terminate the employment of any current employee of Parent or any of its Subsidiaries with a title of senior vice-president or above other than for cause or for performance related reasons, or (vi) promote any employee of Parent or any of its Subsidiaries to a position that reports directly to the chief executive officer of Parent;

(o) waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of Parent or any of its Subsidiaries;

(p) change Parent’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act (or any interpretation thereof), any Governmental Authority or applicable Law;

(q) (i) make or change any material election with respect to Taxes other than elections in the ordinary course of business, (ii) adopt or change any method of Tax accounting, (iii) amend any Tax Return, (iv) settle any claim or assessment in respect of Taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of Taxes, (vi) enter into any closing agreement, or (vii) surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

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(r) (i) compromise or settle any Proceeding, in each case made or pending by or against Parent or any of its Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of Proceedings that: (x) are for an amount (in excess of insurance proceeds), individually or in the aggregate, not to exceed $500,000 or that are outstanding as of the date hereof and are disclosed in Section 6.01 of the Parent Disclosure Schedule, (y) do not involve an admission of guilt or impose any injunctive relief or a material restriction on Parent or its Subsidiaries, and (z) do not involve material Parent Owned Intellectual Property Rights or (ii) commence any Proceeding, other than in the ordinary course of business;

(s) take any actions that would or would be reasonably likely to (i) result in any of the Scheme Conditions not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority in connection with the Transactions that would materially delay the consummation of the Transactions, or (iii) materially impair the ability of Parent, the Company or Merger Sub to consummate the Transactions in accordance with the terms of this Agreement or materially delay such consummation;

(t) authorize, apply for or cause to be approved the listing of the Parent Common Stock on any stock exchange other than Nasdaq, the Tel Aviv Stock Exchange or the JSE;

(u) fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any Parent Intellectual Property Rights that are material to the conduct of the Parent’s business;

(v) fail to repay or redeem any Indebtedness to a Third Party in an amount exceeding $250,000 that becomes due and payable as a result of the Transactions or otherwise;

(w) cancel, terminate, fail to keep in place, fail to pay any premium on or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent (in the aggregate) substitute insurance coverage, other than in the ordinary course of business or if Parent, in its reasonable judgment, determines that such cancellation, termination or failure to pay such premium or keep in place would not result in Parent and its Subsidiaries having inadequate coverage, including after giving effect to any insured self-retention or co-insurance feature;

(x) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Parent or any Subsidiary of Parent;

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(y) acquire any fee interest in real property;

(z) enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

(aa) agree, resolve or commit to do any of the foregoing.

Section 6.02 No Solicitation.

(a) Parent shall, and shall cause its Subsidiaries to and shall request that its Representatives, immediately cease (i) any communications, discussions or negotiations with any Person that may be ongoing with respect to a Parent Acquisition Proposal, (ii) furnishing to any Person (other than the Company and its Representatives) any information with respect to a Parent Acquisition Proposal and (iii) cooperating with, assisting in, participating in, knowingly facilitating or encouraging a Parent Acquisition Proposal and, if applicable, shall request to have returned to Parent or destroyed any confidential information that has been provided to any Person during any such communications, discussions or negotiations occurring in the six (6) months prior to the date hereof. From and after the date hereof until the earlier to occur of the Scheme Implementation Date or the date of termination of this Agreement in accordance with Article 9, Parent shall not, nor shall it permit any of its Subsidiaries or authorize or knowingly permit any of its Representatives to (and shall use reasonable best efforts to cause such Persons not to), directly or indirectly, (A) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated) or knowingly facilitate any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (B) subject to Section 6.02(b), approve, recommend or publicly propose to approve or recommend, a Parent Acquisition Proposal, (C) subject to Section 6.02(b), approve, recommend, publicly propose to approve or recommend or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding, in each case relating to a Parent Acquisition Proposal (other than an Acceptable Parent Confidentiality Agreement) or a Parent Superior Proposal (each an “Alternative Parent Acquisition Agreement”), (D) enter into, continue or otherwise participate in any discussions or negotiations regarding any Parent Acquisition Proposal, or (E) agree to do any of the foregoing; provided, however, if, prior to the receipt of the Parent Stockholder Approval, following the receipt of a bona fide written Parent Acquisition Proposal that the Parent Board determines in good faith, after consultation with Parent’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Parent Superior Proposal and that was not solicited in violation of this Section 6.02(a) and was made after the date hereof, Parent may, in response to such Parent Acquisition Proposal and subject to compliance with Section 6.02(b), furnish information with respect to Parent to the Person making such Parent Acquisition Proposal and engage in discussions or negotiations with such Person regarding such Parent Acquisition Proposal; provided, that (1) prior to furnishing, or causing to be furnished, any such nonpublic information relating to Parent to such Person, Parent enters into a confidentiality agreement with the Person making such Parent Acquisition Proposal (an “Acceptable Parent Confidentiality Agreement”) that (x) does not contain any provision that would prevent Parent from complying with its obligation to provide any disclosure to the Company required pursuant to this Section 6.02 and (y) contains provisions that in the aggregate are no less restrictive on such Person than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (provided that such agreement does not need to contain any provision prohibiting (including any direct or indirect “standstill” or similar provisions that prohibit) the making of any Parent Acquisition Proposal), and (2) promptly (but in any event within 24 hours) following furnishing any such nonpublic information to such Person, Parent furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously so furnished to the Company or its Representatives).

(b) Notwithstanding anything to the contrary in this Agreement, prior to the receipt of the Parent Stockholder Approval, the Parent Board may effect a Parent Adverse Recommendation Change if (and only if): (I) a written Parent Acquisition Proposal that was not solicited in violation of Section 6.02(a) is made to Parent by a Third Party and such Parent Acquisition Proposal is not withdrawn; (II) the Parent Board concludes in good faith, after consultation with Parent’s outside financial advisors and outside legal counsel, that such Parent Acquisition Proposal constitutes a Parent Superior Proposal; and (III) the Parent Board concludes in good faith, after consultation with Parent’s outside legal counsel, that the failure to make a Parent Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Parent Board under the circumstances and applicable Law; provided, however, none of Parent, the Parent Board or any committee thereof shall make a Parent Adverse Recommendation Change and/or authorize Parent to enter into any Alternative Parent Acquisition Agreement unless:

(i) the Parent Board provides the Company at least five (5) days’ prior written notice of its intention to take such action (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Parent Adverse Recommendation Change), which notice shall specify in detail the reasons therefor and shall include the information with respect to the Parent Superior Proposal that is specified in Section 6.02(c), as well as a copy of such Parent Acquisition Proposal and any related Alternative Parent Acquisition Agreement;

(ii) during the five (5) days following such written notice described in the foregoing clause (i) (or such shorter period as is specified in this Section 6.02 below), the Parent Board and its Representatives have negotiated in good faith with the Company (unless the Company has expressly agreed in writing not to negotiate) regarding any revisions to the terms of this Agreement that may, at the Company’s sole discretion, be proposed by the Company in response to such Parent Superior

Proposal (it being understood that any modification to the financial or other material terms of such Parent Superior Proposal shall result in a new five (5) day period under this Section 6.02(b)(ii)); and

(iii) at the end of the five (5) day period described in the foregoing clause (i) (or such shorter period as specified in this Section 6.02 below), the Parent Board concludes in good faith, after consultation with Parent’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed), that the Parent Acquisition Proposal continues to be a Parent Superior Proposal and the failure to make such Parent Adverse Recommendation Change would be inconsistent with the fiduciary duties owed by the Parent Board to Parent under the circumstances and applicable Law.

Any amendment or modification to the conditionality, price or form of consideration of any Parent Superior Proposal will be deemed to be a new Parent Acquisition Proposal for purposes of this Section 6.02, and Parent shall promptly (but in any event within 24 hours of occurrence) notify the Company of any such new Parent Acquisition Proposal and the Parties shall comply with the provisions of this Section 6.02 with respect thereto; provided, however, that the “matching period” set forth above shall in such circumstance expire on the later of three (3) days after the Parent Board provides written notice of such new Parent Acquisition Proposal to the Company and the end of the original five (5) day period described in clause (ii) above; provided, further, (x) whether or not there is a Parent Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 9.01, the Parent Board shall submit this Agreement for approval by the Parent stockholders at the Parent Stockholders’ Meeting (provided, however that, for so long as there is a Parent Adverse Recommendation Change, the Parent Board shall nevertheless be required in such case to solicit proxies in favor of the approval of the Parent Proposals); and (y) in the event there is a Parent Adverse Recommendation Change made in compliance with this Section 6.02 with respect to a Parent Superior Proposal, Parent shall only enter into an Alternative Parent Acquisition Agreement with respect thereto by terminating this Agreement in accordance with Section 9.01(c)(i).

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(c) In addition to the obligations of Parent set forth in Section 6.02(a) and Section 6.02(b), Parent shall promptly (and in any event within 24 hours) notify the Company in writing (i) of any inquiries, proposals or offers with respect to a Parent Acquisition Proposal that are received by, or any non-public information with regard to such Parent Acquisition Proposal is requested from, or any discussions or negotiations are sought to be initiated regarding such Parent Acquisition Proposal with, Parent (or any of its Representatives), indicating, in connection with such notice, the identity of the Person or group of Persons making the inquiry, proposal or offer and the material terms and conditions of any such inquiries, proposals or offers (and providing copies of all related written inquiries, proposals or offers, including proposed agreements) and (ii) of Parent’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person making such Parent Acquisition Proposal, information request or inquiry. In no event shall Parent begin providing any such information or engage in such discussions or negotiations prior to providing the Company with the notice required by the preceding sentence. Parent thereafter shall (x) keep the Company reasonably informed, on a reasonably prompt basis (and, in any event, within 24 hours) of the status of any material discussions or negotiations with respect to any such inquiries, proposal or offers and the details of any material changes to the status and material terms of any such inquiries, proposals or offers (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of any written inquiries, proposals or offers, including proposed agreements and material modifications thereto) and (y) substantially concurrently with the delivery to any such Person, provide to the Company any information concerning Parent or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided or made available to the Company.

Section 6.03 Director and Officer Indemnification.

(a) At and after the Scheme Implementation Date, Parent shall, and shall cause the Company to, to the fullest extent permitted by applicable Law, indemnify and hold harmless each past and present director or officer of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Company Indemnified Party), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of (i) actions or omissions occurring at or prior to the Scheme Implementation Date (and whether asserted or claimed prior to, at or after the Scheme Implementation Date ) to the extent that they are based on or arise out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or (ii) to the extent they are based on or arise out of or pertain to the Transactions, including the Scheme, whether asserted or claimed prior to, at or after the Scheme Implementation Date, and including any expenses incurred in enforcing such person’s rights under this Section 6.03; (provided such Company Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, non-appealable judgment such Company Indemnified Party is not ultimately entitled), in each case to the same extent that the Company or its Subsidiaries would have been required to do so pursuant to the Company’s organizational documents and indemnification agreements (to the extent such agreements have been made available to Parent prior to the date hereof) of the Company or its Subsidiaries, as applicable. Notwithstanding anything herein to the contrary, if any Company Indemnified Party notifies the Company on or prior to the sixth anniversary of the Scheme Implementation Date of a matter in respect of which such Person may seek indemnification pursuant to this Section 6.03, the provisions of this Section 6.03 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.

(b) Subject to Section 6.03(a), for six years after the Scheme Implementation Date Parent shall, (i) except to the extent such agreement provides for an earlier termination, cause to be maintained in effect the provisions regarding elimination of liability, indemnification and advancement of expenses in any agreements (other than insurance Contracts) of the Company and its Subsidiaries with any Company Indemnified Party that are in existence on the date hereof, to the extent such agreements have been made available to Parent prior to the date hereof, and (ii) not amend, modify or repeal such provisions in any manner that would materially and adversely affect the rights or protections thereunder of any such Company Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Scheme Implementation Date (including acts or omissions occurring in connection with the adoption of this Agreement and the implementation of the Scheme).

(c) Prior to the Scheme Implementation Date, in consultation with Parent as provided in this Section 6.03(c), the Company shall be permitted to, and if the Company fails to do so, Parent shall, obtain and fully pay the premium for a six-year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for a claims reporting or discovery period of six years from and after the Scheme Implementation Date, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Scheme Implementation Date, covering without limitation the transactions contemplated hereby; provided, however, that the Company shall, in cooperation with Parent, use commercially reasonable efforts to obtain the most favorable pricing and most comprehensive coverage reasonably available for such “tail” policy and neither the Company nor Parent shall commit or spend on such “tail” policy more than the amount set forth on Schedule 6.03(c) (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to, or in the case of Parent, shall, purchase as much coverage as reasonably practicable for the Base Amount. After the Scheme Implementation Date, Parent shall cause such “tail” policy to be maintained in full force and effect, for its full term, and shall honor all of its obligations thereunder, and no Party shall have any other obligation to purchase or pay for any insurance hereunder. The Company shall in good faith cooperate and consult with Parent prior to the Scheme Implementation Date with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options, and shall in good faith consider Parent’s recommendations with respect thereto. If the Company and Parent for any reason fail to obtain such “tail” insurance policy as of the Scheme Implementation Date, Parent shall (i) maintain in effect for a period of at least six (6) years from and after the Scheme Implementation Date (and for so long thereafter as any claims brought before the end of such six-year period thereunder have not exceeded the applicable statute of limitations) the directors’ and officers’ liability coverage in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable in all material respects as provided in the Company’s existing policies as of the date hereof or (ii) purchase comparable directors’ and officers’ liability coverage for such six-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder have not exceeded the applicable statute of limitations) with terms, conditions, retentions and limits of liability that are at least as favorable in all material respects as provided in the Company’s existing policies as of the date hereof; provided, however, in each case, in no event shall Parent be required to commit or spend more than the Base Amount on any such directors’ and officers’ liability coverage.

(d) The provisions of this Section 6.03 (i) are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

Section 6.04 Disclosure Documents. None of the documents required to be filed by Parent with the SEC after the date hereof in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 6.04, Parent and Merger Sub hereby covenant and agree that none of the information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Parent Proxy Statement/Prospectus and Scheme Circular will, at the date it is first mailed to Parent’s stockholders or at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (c) the Registered Prospectus filed with the JSE to be sent to Parent’s stockholders will, at the date it is first mailed to Parent’s stockholders or at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 6.04, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Registration Statement, the Scheme Circular, the Parent Proxy Statement/Prospectus or the Registered Prospectus which were not supplied by or on behalf of Parent or Merger Sub.

Section 6.05 Stock Exchange Listing. Parent shall cause the Parent Common Stock to be issued pursuant to this Agreement to be approved for listing on the Nasdaq, subject to official notice of issuance, on or prior to the Scheme Implementation Date.

Section 6.06 Parent Stockholders’ Meeting. Parent shall duly call, give notice of, convene and hold the Parent Stockholders’ Meeting as promptly as practicable after the date the Registration Statement is declared effective under the Securities Act (except as provided in this Section 6.06) for the purpose of voting on the approval of the Parent Proposals, and shall use its reasonable best efforts to cause the Parent Stockholders’ Meeting to be scheduled on the same date as the Company Shareholders’ Meeting. In connection with the Parent Stockholders’ Meeting, the Company shall (i) subject to Section 6.02(b), recommend approval of the Parent Proposals by Parent’s stockholders in the Parent Proxy Statement/Prospectus and (ii) otherwise comply with all legal requirements applicable to such meeting. Subject to Section 6.02(b), regardless of whether there has been a Parent Adverse Recommendation Change, Parent will use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Parent Proposals and take all other actions reasonably necessary or advisable to secure the approval and adoption of this Agreement and the Transactions by Parent’s stockholders, provided that nothing in this Section 6.06 shall prohibit the Parent Board or any committee thereof from making a Parent Adverse Recommendation Change in compliance with this Agreement. Parent shall keep the Company reasonably updated with respect to proxy solicitation results as reasonably requested by the Company, and shall direct its proxy soliciting agent (if applicable) to provide the Company and its Representatives with the results of all proxy tabulations provided by such proxy soliciting agent (if applicable) to Parent. Parent shall not, without the prior written consent of the Company, adjourn or postpone the Parent Stockholders’ Meeting; provided, however, Parent shall have the right to adjourn or postpone the Parent Stockholders’ Meeting: (i) after consultation with the Company, for not more than two (2) periods not to exceed ten (10) Business Days each if on the date on which the Parent Stockholders’ Meeting is then scheduled, Parent has not received proxies representing a sufficient number of Parent Common Stock to obtain the Parent Stockholder Approval; (ii) if on the date on which the Parent Stockholders’ Meeting is then scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting; (iii) if an unresolved Company Failure Notice or unresolved Parent Failure Notice remains outstanding; or (iv) after consultation with the Company, if the failure to adjourn or postpone the Parent Stockholders’ Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Parent Proxy Statement/Prospectus to be timely provided to the holders of Parent Common Stock. Once Parent has established a record date for the Parent Stockholders’ Meeting, Parent shall not change such record date or establish a different record date for the Parent Stockholders’ Meeting without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Law or Parent’s organizational documents. Without the prior written consent of the Company, the Parent Proposals shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by Parent’s stockholders in connection with the Parent Proposals) that Parent shall propose to be acted on by Parent’s stockholders at the Parent Stockholders’ Meeting. Regardless of whether there is a Parent Adverse Recommendation Change, the Parent Stockholders’ Meeting shall be held in accordance with the terms hereof unless this Agreement is terminated in accordance with Article 9.

Section 6.07 Company Share-Based Plans. Parent shall use its commercially reasonable efforts to take such actions as are necessary for the assumption and conversion of Company Options, Company RSUs and Company SARs as provided in Section 2.11, including the reservation and listing of Parent Common Stock subject to such awards following the Scheme Implementation Date. Following the Scheme Implementation Date, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or similar successor form), or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the Parent Common Stock subject to the Substituted Options and Substituted RSUs.

Section 6.08 Redemption of Parent Series A Preferred. Immediately prior to or simultaneously with the implementation on the Scheme Implementation Date, Parent shall consummate the redemption of all of the shares of Parent Series A Preferred in accordance with Section A.6 of the Parent Charter.

Section 6.09 Employee Obligations.

(a) For a period commencing upon the Scheme Implementation Date and continuing through the 12-month anniversary of the Scheme Implementation Date, Parent shall provide to each Continuing Employee (i) base salary or base rate of pay, and cash-based incentive compensation opportunity that is not less than that provided to the Continuing Employees immediately prior to the Scheme Implementation Date, (ii) employee benefits that are substantially comparable in the aggregate to those benefits provided to each Continuing Employee immediately prior to the Scheme Implementation Date and (iii) with respect to Continuing Employees that are executives, equity awards at a level commensurate with go-forward roles and responsibilities of such executives. Notwithstanding the foregoing, if Parent engages in wage or salary reductions to employees after the Scheme Implementation Date, Parent may, to the extent permitted by applicable Law, reduce the base salary, base rate of pay, or cash-based incentive compensation of Continuing Employees on the same terms and proportion as those of other similarly situated employees. For all purposes under any employee benefit plans of Parent in which any Continuing Employee is eligible to participate following the Scheme Implementation Date, Parent shall use commercially reasonable efforts to cause each Continuing Employee to be credited with their years of service with the Company before the Scheme Implementation Date, to the same extent as such Continuing Employee was entitled, before the Scheme Implementation Date, to credit for such service under the corresponding employee benefit plan, except (x) for purposes of benefit accrual under defined benefit or post-employment welfare plans, (y) for any purpose where service credit for the applicable period is not provided to participants generally, and (z) to the extent such credit would result in a duplication of benefits. With respect to each health or welfare benefit plan and program maintained by Parent thereof benefiting any Continuing Employee (and their eligible dependents), Parent shall, to the extent feasible under relevant insurance contract (i) cause to be waived any eligibility waiting periods, actively at work requirements, evidence of insurability requirements and the application of any pre-existing conditions or limitations under such plan or program, (ii) provide such health care coverage to each Continuing Employee effective as of the Scheme Implementation Date without the application of any eligibility period for coverage and (iii) cause each Continuing Employee (and their eligible dependents) to be given credit under such plan or program for all amounts paid by such Continuing Employee (or their eligible dependents) under any similar employee benefit plans for the plan year that includes the Scheme Implementation Date for purposes of applying deductibles, co-payments, coinsurance and out of pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan maintained by Parent for the plan year in which the Scheme Implementation Date occurs.

(b) Nothing in this Section 6.09, express or implied, shall confer upon any Continuing Employee, any beneficiary, or any other Person any rights or remedies, including any right to employment or continued employment for any specified period, of any nature whatsoever under or by reason of this Section 6.09. Nothing contained in this Section 6.09, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement of Parent or any of the Parent Subsidiaries; (ii) shall alter or limit the ability of Parent, or any of its Affiliates, to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; (iii) shall affect the at-will status of the employment of any Continuing Employee or prevent Parent, any of its Subsidiaries or a Continuing Employee from terminating the employment relationship at any time or (iv) shall entitle a Continuing Employee to receive post-employment wages or benefit continuation if the employment relationship terminates at any point.

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ARTICLE 7.
ADDITIONAL COVENANTS

Section 7.01 Efforts.

(a) Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other in doing, all things necessary, proper or advisable under applicable Law or Order to consummate and make effective the Transactions as promptly as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable with any Governmental Authority or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate and make effective the Transactions (whether or not such approvals, consents, registrations, permits, authorizations and other confirmations are Scheme Conditions); provided, however, that none of the Company, its Subsidiaries nor any of their respective Representatives shall provide notice to, or request consent from, any Third Party with respect to this Agreement or the Transactions without first obtaining the prior written consent of Parent (such consent not to be unreasonably withheld or delayed).

(b) The Company and Parent shall, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file with (i) the United States Federal Trade Commission and the United States Department of Justice the notification and report form and accompanying materials, if any, required under the HSR Act for the transactions contemplated hereby, and (ii) any other Governmental Authority any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any applicable Competition Laws. Each of the Company and Parent shall furnish or cause to be furnished to each other’s respective counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Competition Laws.

(c) The Company and Parent shall: (i) use their commercially reasonable efforts to promptly obtain any clearance required under the HSR Act and any Competition Laws for the consummation of this Agreement and the transactions contemplated hereby, (ii) keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority, and (iii) comply promptly with any such inquiry or request and supply to any Governmental Authority without undue delay any additional information requested. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall be required to consent to or make any divestiture or other structural or conduct relief in order to obtain clearance from any Governmental Authority, and the Company shall not agree to any divestiture or other structural or conduct relief without the prior written consent of Parent. Any such structural or conduct relief affecting the business, assets, or operations of the Company shall be conditioned upon the prior occurrence of the Scheme implementation.

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(d) The Parties commit to instruct their respective counsel to cooperate with each other and use commercially reasonable efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act and any Competition Laws at the earliest practicable dates. Such commercially reasonable efforts and cooperation include such counsel’s undertaking (i) to keep each other appropriately informed of communications from and to personnel of the reviewing Governmental Authorities, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Authorities and the content of any such contacts or presentations. The Company and Parent shall not participate in any meeting or discussion with any Governmental Authority with respect to any such filings, applications, investigation or other inquiry without giving the other Party prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Authority, the opportunity to attend and participate in such meeting or material discussion (which, at the request of Parent or the Company, shall be limited to outside antitrust counsel only).

Section 7.02 Public Documents; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, Parent shall cause to be prepared (with the Company’s reasonable cooperation) and filed with the SEC the Registration Statement, including the Public Documents. Each of Parent and the Company shall use its reasonable best efforts to ensure that the Registration Statement, including the Public Documents, complies as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and the Securities Act and with all other applicable Law, including SACA and the JSE Listings Requirements in respect of the Scheme Circular and Registered Prospectus. The Company and Parent (as applicable) shall ensure that the Public Documents include (i) the opinion of the Company’s Independent Expert referred to in Section 2.03; and (ii) a summary of the financial analysis conducted by such Independent Expert. Subject to Section 7.02(d) and Section 5.02, the Public Documents shall include (i) a statement to the effect that the Company Independent Board has determined that this Agreement and the Scheme are fair to and in the best interests of the Company and its shareholders and has approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Scheme and (ii) the recommendation of the Company Independent Board in favor of approval and adoption of the Scheme. Subject to Section 7.02(d) and Section 6.02, the Parent Proxy Statement/Prospectus shall also include (i) a statement to the effect that the Parent Board has determined that this Agreement and the Scheme are fair to and in the best interests of Parent and its stockholders and has approved and declared advisable the execution, delivery and performance of this Agreement and the implementation of the Scheme and (ii) the recommendation of the Parent Board in favor of approval of the Parent Proposals. Parent and the Company shall use their respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments of the SEC). Parent and the Company shall make all necessary filings with respect to the Scheme and the Transactions under the Securities Act and the Exchange Act and any necessary state securities Laws or “blue sky” notice requirements in connection with the issuance of Parent

Common Stock. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall use its reasonable best efforts to cause their respective Public Documents to be delivered to its shareholders in accordance with applicable Law and the rules and regulations of Nasdaq and the NYSE, the JSE Listings Requirements, and the SACA.

(b) Each of Parent and the Company shall furnish all information concerning such Party and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Public Documents, the Registration Statement, and the resolution of any comments either Party received from the SEC, TRP, JSE or another regulator. If at any time prior to the later of the receipt of the Company Shareholder Approval and Parent Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Registration Statement or any of the Public Documents, so that any such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, with respect to the Public Documents, to the extent required by applicable Law, disseminated to the shareholders of the Company and/or Parent.

(c) The Parties shall notify each other promptly of the receipt of any comments, whether written or oral, from the SEC, TRP, JSE or another regulator or the staff of the SEC, TRP, JSE or another regulator and of any request by the SEC, TRP, JSE or another regulator or the staff of the SEC, TRP, JSE or another regulator for amendments or supplements to any of the Public Documents or the Registration Statement or for additional information and shall supply, within one (1) day of receipt thereof, the other Parties with copies of (A) all correspondence between it or any of its Representatives, on the one hand, and the SEC, TRP, JSE or another regulator or the staff of the SEC, TRP, JSE or another regulator, on the other hand, with respect to the Public Documents, or the Registration Statement and (B) all stop orders of the SEC relating to the Registration Statement. Each Party shall give the other Parties and their respective counsel a reasonable opportunity to participate in preparing the proposed response by such Party to comments received from the SEC or its staff, TRP, JSE or another regulator and to provide comments on any proposed response thereto, and such Party shall give reasonable consideration to any such comments. Each Party shall use reasonable best efforts to respond promptly to any comments of the SEC, TRP, JSE or another regulator or their respective staff with respect to the Public Documents or the Registration Statement, as applicable.

(d) For the avoidance of doubt, no amendment or supplement to the Public Documents or the Registration Statement will be made by Parent or the Company without the approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that

(i) the Company, in connection with a Company Adverse Recommendation Change made in compliance with the terms hereof, may (and Parent shall comply with any request by the Company to) amend or supplement the Public Documents (including by incorporation by reference) pursuant to an amendment or supplement (including by incorporation by reference) to the extent it contains (A) a Company Adverse Recommendation Change, (B) a statement of the reason of the Company Independent Board for making such a Company Adverse Recommendation Change, and (C) additional information reasonably related to the foregoing Company Adverse Recommendation Change. Notwithstanding a Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with Article 9, the Company shall nonetheless timely set a record date for, duly call, give notice of, convene and hold the Company Shareholders’ Meeting and submit this Agreement for adoption by the Company shareholders and use its reasonable best efforts to solicit from such shareholders proxies in favor of the Scheme and take all other actions reasonably necessary or advisable to secure the approval and adoption of the Scheme by the Company’s shareholders, provided that nothing in this Section 7.02 shall prohibit the Company Independent Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement; and

(ii) Parent, in connection with a Parent Adverse Recommendation Change made in compliance with the terms hereof, may (and the Company shall comply with any request by Parent to) amend or supplement the Parent Proxy Statement/Prospectus (including by incorporation by reference) pursuant to an amendment or supplement (including by incorporation by reference) to the extent it contains (A) a Parent Adverse Recommendation Change, (B) a statement of the reason of the Parent Board for making such a Parent Adverse Recommendation Change, and (C) additional information reasonably related to the foregoing Parent Adverse Recommendation Change. Notwithstanding a Parent Adverse Recommendation Change, unless this Agreement is terminated in accordance with Article 9, Parent shall nonetheless timely set a record date for, duly call, give notice of, convene and hold the Parent Stockholders’ Meeting and submit this Agreement for adoption by Parent stockholders and use its reasonable best efforts to solicit from such stockholders proxies in favor of the approval of the Parent Proposals and take all other actions reasonably necessary or advisable to secure the approval and adoption of this Agreement and the Transactions by Parent’s stockholders, provided that nothing in this Section 7.02 shall prohibit the Parent Board or any committee thereof from making a Parent Adverse Recommendation Change in compliance with this Agreement.

(e) Notwithstanding anything to the contrary contained herein, unless this Agreement has been terminated in accordance with its terms, the Company shall hold the Company Shareholders’ Meeting and Parent shall hold the Parent Stockholders’ Meeting, on the same calendar day, on a date reasonably acceptable to Parent and the Company following satisfaction or waiver, to the extent permissible, of all of the conditions set forth in Section 2.04(a)(i) and (ii) (other than the conditions set forth in Section 2.04(a)(ii)(A), Section 2.04(a)(ii)(B), Section 2.04(a)(ii)(J), Section 2.04(a)(ii)(K), Section 2.04(a)(ii)(L) or Section 2.04(a)(ii)(M)(1)). Parent shall use its reasonable best efforts to cause the condition set forth in Section 2.04(a)(ii)(H) to be satisfied on or prior to the Pre-General Meeting Date such that the Company shall be in a position to communicate to its shareholders, at the same time as its communication in Section 2.05(j), the satisfaction of such condition.

Section 7.03 Public Announcements. The initial press release with respect to the execution of this Agreement and the Transactions shall be a joint press release in a form reasonably acceptable to Parent and the Company. Except (a) for communications consistent with the final form of such joint press release, (b) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of Nasdaq, NYSE, the JSE, or the SACA, (c) subject to Section 5.02, in connection with or relating to a Company Acquisition Proposal, (d) subject to Section 5.02, in connection with a Company Adverse Recommendation Change made in compliance with this Agreement, (e) subject to Section 6.02, in connection with or relating to a Parent Acquisition Proposal, or (f) subject to Section 6.02, in connection with a Parent Adverse Recommendation Change made in compliance with this Agreement, the Company and Parent shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comment by the other Party, prior to issuing any press releases or other public written communications or otherwise making planned public statements with respect to the Scheme and the other transactions contemplated by this Agreement. Notwithstanding the forgoing, nothing in this Section 7.03 shall prevent any current or prospective Affiliate of Parent that is a private equity or similar investment fund, or any manager or general partner of any such fund, from reporting or disclosing with respect to fundraising, marketing, informational or reporting activities, on a confidential basis, to its partners, investors, potential investors or similar parties, general information regarding this Agreement and the Transactions, in each case subject to customary obligations of confidentiality with respect to non-public information such as transaction value or other specific economic terms; provided, that Parent shall be liable for any disclosures made by the recipients pursuant to this sentence.

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Section 7.04 Notice of Certain Events. Each of Parent and the Company shall promptly notify and provide copies to the other of:

(a) any material written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the Transactions; and

(b) any written notice or other communication from any Governmental Authority or securities exchange in connection with the Transactions.

Section 7.05 Access to Information.

(a) Subject to Section 7.05(c), during the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries and Representatives to: (a) provide Parent and its Representatives with reasonable access during normal business hours to the personnel and assets of the Company and its Subsidiaries and to all existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and its Subsidiaries; and (b) provide Parent and its Representatives with such copies of the existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and its Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and its Subsidiaries as Parent may reasonably request. All information exchanged pursuant to this Section 7.05 shall be subject to the provisions of the Confidentiality Agreement. Without limiting the generality of any of the foregoing and subject to Section 7.05(c), during the Pre-Closing Period, the Company shall promptly provide Parent upon its reasonable request with copies of:

(i) all material operating and financial reports to the extent prepared by the Company and its Subsidiaries for the Company’s senior management, including copies of unaudited monthly consolidated balance sheets of the Company and its Subsidiaries and related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the senior management of the Company;

(ii) any written materials or communications distributed by or on behalf of the Company to its shareholders;

(iii) any material notice, correspondence, document or other communication sent by or on behalf of any of the Company or its Subsidiaries to any party to any Company Material Contract, or sent to any of the Company or its Subsidiaries by any party to any Company Material Contract (other than any communication that relates solely to routine commercial transactions between the Company or any of its Subsidiaries and the other party to any such Contract and that is of the type sent in the ordinary course of business);

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(iv) any notice, report or other document filed with or sent to any Governmental Authority on behalf of any of the Company or its Subsidiaries in connection with the Scheme or any of the other Transactions; and

(v) any material notice, report or other document received by any of the Company or its Subsidiaries from any Governmental Authority.

(b) Subject to Section 7.05(c), during the Pre-Closing Period, Parent shall, and shall cause its Subsidiaries and Representatives to: (a) provide the Company and its Representatives with reasonable access during normal business hours to the personnel and assets of Parent and its Subsidiaries and to all existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to Parent and its Subsidiaries; and (b) provide the Company and its Representatives with such copies of the existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to Parent and its Subsidiaries, and with such additional financial, operating and other data and information regarding Parent and its Subsidiaries as the Company may reasonably request. All information exchanged pursuant to this Section 7.05 shall be subject to the provisions of the Confidentiality Agreement. Without limiting the generality of any of the foregoing and subject to Section 7.05(c), during the Pre-Closing Period, Parent shall promptly provide the Company upon its reasonable request with copies of:

(i) all material operating and financial reports to the extent prepared by Parent and its Subsidiaries for Parent’s senior management, including copies of unaudited monthly consolidated balance sheets of Parent and its Subsidiaries and related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the senior management of Parent;

(ii) any written materials or communications distributed by or on behalf of Parent to its shareholders;

(iii) any material notice, correspondence, document or other communication sent by or on behalf of any of Parent or its Subsidiaries to any party to any Parent Material Contract, or sent to any of Parent or its Subsidiaries by any party to any Parent Material Contract (other than any communication that relates solely to routine commercial transactions between Parent or any of its Subsidiaries and the other party to any such Contract and that is of the type sent in the ordinary course of business);

(iv) any notice, report or other document filed with or sent to any Governmental Authority on behalf of any of Parent or its Subsidiaries in connection with the Scheme or any of the other Transactions; and

(v) any material notice, report or other document received by any of Parent or its Subsidiaries from any Governmental Authority.

(c) Notwithstanding the foregoing provisions in Section 7.05(a) or Section 7.05(b), as applicable, the Company or Parent, as applicable, may restrict or otherwise prohibit access to any documents or information to the extent that: (i) any applicable Law requires the Company or Parent, as applicable, to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents or information would waive any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or would result in the disclosure of any trade secrets of any third party; or (iii) access to a Contract to which any of the Company, Parent or their respective Subsidiaries, as applicable, is a party as of the date hereof or otherwise bound as of the date hereof if such access would violate or cause a default under, or give a third party the right to terminate or accelerate the rights under, such Contract; provided, that, in the case of each of clauses (i), (ii) and (iii), the Company or Parent, as applicable shall: (A) give reasonable notice to Parent or the Company, as applicable, of the fact that it is restricting or otherwise prohibiting access to such documents or information pursuant to this Section 7.05(c); (B) inform Parent or the Company, as applicable with sufficient detail of the reason for such restriction or prohibition; and (C) use, and cause its Subsidiaries to use, reasonable best efforts to cause the documents or information that are subject to such restriction or prohibition to be provided in a manner that would not reasonably be expected to violate such restriction or prohibition.

(d) Any investigation conducted pursuant to the access contemplated by this Section 7.05 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company, Parent or their respective Subsidiaries, as applicable, or, create a material risk of damage or destruction to any material property or material assets of the Company, Parent or their respective Subsidiaries, as applicable, and that complies with the terms, conditions and insurance requirements of the applicable Company Real Property Lease or Parent Real Property Lease, as applicable. Such access shall not include the right to perform “invasive” testing, soil, air or groundwater sampling or any Phase II environmental assessments.

Section 7.06 Stock Exchange De-listing; Exchange Act Deregistration. Prior to the Scheme Implementation Date, the Company shall cooperate with Parent and Merger Sub and shall take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and the respective rules and policies of the NYSE and the JSE to enable the de-listing by the Company of the Company Ordinary Shares from the JSE and the de-listing by the Company of the ADSs from NYSE and the deregistration of the Company Ordinary Shares, ADSs and other securities of the Company under the Exchange Act and the South African Securities Law as of the Scheme Implementation Date.

Section 7.07 Stockholder Litigation. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall promptly notify the other Party of any stockholder litigation against it or any of its Subsidiaries or Representatives arising out of or relating to this Agreement, the Scheme or the other Transactions and shall keep the other reasonably informed regarding any such stockholder litigation. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall give the other Party reasonable opportunity to consult with it regarding the defense or settlement of any such stockholder litigation and shall give due consideration to the other Party’s views with respect to such stockholder litigation; provided that, notwithstanding anything to the contrary contained herein, neither Parent nor Merger Sub, on the one hand, nor the Company, on the other hand, shall settle any such litigation for an amount exceeding $250,000 (individually or in the aggregate) or involving equitable relief without the prior written consent of the other Party (which consent shall not be unreasonably conditions, withheld or delayed).

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Section 7.08 Anti-Takeover Law. If any anti-takeover Law is or may become applicable to the Scheme or any of the other Transactions, the Company, the Company Board and the Parent Board shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such anti-takeover law on the Transactions to the greatest extent permissible under such anti-takeover law.

Section 7.09 Corporate Governance Matters. At the Condition Date, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors of the Company and of any Subsidiary as agreed between Parent and the Company, effective on the Scheme Implementation Date. At the Condition Date, Parent shall deliver to the Company evidence reasonably satisfactory to the Company of the resignation of the directors of Parent and of any Subsidiary as agreed between Parent and the Company, effective on the Scheme Implementation Date.

Section 7.10 Directors and Officers. The Parties shall take all actions necessary so that immediately after the Scheme Implementation Date, (i) the Persons set forth on Schedule 7.10 shall be the directors of Parent and (ii) the Persons set forth on Schedule 7.10 shall be the officers of Parent, in each case, to hold office in accordance with the Parent Charter and the bylaws of Parent from the Scheme Implementation Date until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 7.11 JSE Listing. The Parties each agree to cooperate with each other and use their respective reasonable best efforts (to the extent it is in such Party’s power to do so) to cause the Parent Common Stock to be listed on the JSE.

Section 7.12 Financing. The Company and Parent agree to use their commercially reasonable efforts to provide, and to use their commercially reasonable efforts to cause their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates to provide all cooperation reasonably requested by the lenders or investors, as applicable, under the Financing in connection with the arrangement of the Financing. Such cooperation shall include, but shall not be limited to the following:

(a) participating (with appropriate seniority and expertise of Parent or the Company to participate as possible) at reasonable times, upon reasonable advance notice and at reasonable times and locations to be mutually agreed, in meetings, presentations, due diligence sessions, and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Financing, in each case in connection with the Financing and only to the extent customarily needed for financings of the type contemplated by the Financing;

(b) reasonably assisting the lenders or investors, as applicable, in connection with the arrangement of the Financing with the timely preparation of customary: (1) materials for rating agency presentations, bank information memoranda and similar documents to the extent reasonable required in connection with the Financing; (2) memoranda and similar documents to the extent reasonable required in connection with the Financing; and (3) forecasts of financial statements for one or more periods following the Scheme Implementation Date (which, for the avoidance of doubt, will not include or be deemed to require the Company to prepare such forecasts of financial statements), in each case, as reasonably requested by the lenders or investors, as applicable, under the Financing or as otherwise required in connection therewith;

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(c) cooperating with the lenders or investors, as applicable, in connection with the arrangement of the Financing in connection with the preparation and registration of any pledge and security documents, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by the lenders or investors under the Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Financing and accountants’ comfort letters, in each case, as reasonably requested by the lenders or investors, as applicable, under the Financing), and otherwise reasonably facilitating the pledging of collateral, including but not limited to stock certificates, and the granting of security interests in respect of the Financing;

(d) furnishing on a confidential basis to the lenders or investors, as applicable, under the Financing, as promptly as practicable, with all financial information reasonably available to the Company and reasonably required to be provided pursuant to the Financing Documentation (as defined below) (the “Required Financing Information”);

(e) cooperating with the lenders or investors, as applicable, under the Financing to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by such lenders or investors;

(f) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing Indebtedness to the extent such Indebtedness is to be prepaid and the release and termination of any and all related Liens) on or prior to the Condition Date; provided that no such pledging or reaffirmation shall be effective until after the Scheme Implementation Date;

(g) delivering notices of prepayment within the time periods required by the relevant agreements governing Indebtedness and obtaining customary payoff letters, Lien terminations and instruments of discharge to be delivered on or prior to the Condition Date to be effective on the Scheme Implementation Date, and giving any other necessary notices, to allow for the payoff, discharge and termination in full on the Scheme Implementation Date of all Indebtedness to the extent such Indebtedness is to be prepaid;

(h) providing authorization letters to the lenders or investors, as applicable, under the Financing authorizing the distribution of information to prospective lenders or investors, in connection with any marketing efforts in connection with the Financing, provided that the recipients of such information agree to customary confidentiality arrangements which are reasonably satisfactory to the Company;

(i) taking all corporate and other actions, subject to the occurrence of the Scheme Implementation Date, reasonably requested by the lenders or investors, as applicable, under the Financing to permit the consummation of the Financing; and

(j) if requested by the lenders or investors, as applicable, under the Financing at least ten (10) Business Days prior to the Scheme Implementation Date, within a reasonable time thereafter (taking into account any required waiting period prior to the Scheme Implementation Date) furnish the lenders or investors, as applicable, under the Financing with all documentation and other pertinent information about the Parties and their respective Subsidiaries and Affiliates as is reasonably requested by such lenders or investors relating to applicable “know your customer” anti-money laundering and any other applicable governmental rules and regulations. Each of the Company and Parent hereby consents to the reasonable use of its logos (without granting to any person any right, title or interest therein except for the limited rights expressly provided in this sentence) in connection with the Financing so long as such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or Parent, as applicable, or the reputation or goodwill of the Company or any of its marks or other Company Intellectual Property Rights or the reputation or goodwill of Parent or any of its marks or other Parent Intellectual Property Rights.

(k) All non-public or other confidential information obtained by Parent or Merger Sub or their Representatives pursuant to this Section 7.12 shall be kept confidential in accordance with the terms of the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to any Person providing the Financing, rating agencies and prospective lenders and investors, and their respective Representatives, during syndication or other marketing efforts relating to the Financing, subject to the rating agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities), and to potential investors in a customary offering memorandum and related materials used in connection with an offering of debt or equity securities used to finance the consummation of the Transactions, provided further, the Company hereby consents to the reasonable use of its and its Subsidiaries’ logos in connection with the Financing; provided, that such logos are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company, its Subsidiaries and its or their respective marks.

(l) Each of Parent and Merger Sub acknowledges and agrees that neither Company nor any of its Subsidiaries or any of their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates shall have responsibility for any financing that Parent or Merger Sub may raise in connection with the Transactions prior to the Scheme Implementation Date, except arising from the gross negligence, fraud, willful misconduct or intentional misrepresentation of the Company, any of its Subsidiaries or any of their respective Representatives. Any offering materials and other documents prepared by or on behalf of or utilized by Parent, Merger Sub or their Affiliates, or any Person providing the Financing to Parent or Merger Sub, in connection with Parent’s financing activities in connection with the Transactions, which include any information provided by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates, including any offering memorandum, banker’s book, prospectus or similar document used, or any other written offering materials used, in connection with any Financing, shall include a conspicuous disclaimer to the effect that neither the Company, nor any of its Subsidiaries or any of their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates thereof has any responsibility for the content of such document and disclaim all responsibility therefor and shall further include a disclaimer with respect to the Company and its Subsidiaries or any of their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates in any oral disclosure with respect to such Financing, except to the extent such information was provided by the Company, any of its Subsidiaries or any of their respective officers, directors, employees, financial advisors, counsel, accountants or other Representatives or Affiliates for inclusion in the foregoing financing related documents.

(m) Notwithstanding anything to the contrary in this Agreement, (i) neither a Party nor its Subsidiaries nor any of their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates, shall be required by this Section 7.12 to take any action or provide any assistance that unreasonably interferes with the ongoing operations of such Party and such Party’s Subsidiaries, (ii) nothing in this Section 7.12 shall require any action that would conflict with or violate a Party’s or such Party’s Subsidiaries’ organizational documents or any Laws or result in the contravention of any contract to which a Party or such Party’s Subsidiaries is a party, or (iii) neither the Company nor any of its Subsidiaries nor or any of their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates shall be required to (x) disclose or provide any information in connection with the Financing, the disclosure of which is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation, (y) prepare or deliver any financial information in a form not customarily prepared by the Company or its Subsidiaries in the ordinary course of their business, or (z) execute or deliver any certificate, document, instrument or agreement that is effective prior to the Scheme Implementation Date or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Scheme Implementation Date.

(n) Notwithstanding anything in this Agreement to the contrary, the Company and its Subsidiaries and, solely with respect to clause (b) below, any of their respective directors, managers, officers, employees, accountants, consultants, legal counsel, advisors, agents and other Representatives, shall not be required to (a) pay any commitment or other similar fee, incur any expense or liability or provide any indemnity, including under any guarantee or pledge or any other document relating to the Financing prior to the Scheme Implementation Date or (b) enter into any binding agreement or commitment or any resolution, deliver any legal opinion or otherwise take any corporate or similar action with respect to the Financing that, in each case, is not conditioned on the occurrence of the Scheme Implementation Date.

(o) Parent and Merger Sub shall indemnify and hold harmless the Company and its Subsidiaries and its and their respective Affiliates and Representatives from and against any and all reasonable and documented out-of-pocket third party costs and expenses (including reasonable attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by the Company and its Subsidiaries and its and their respective Affiliates and Representatives in connection with (i) such cooperation as provided in this Section 7.12, (ii) the Financing, (iii) any information used in connection with the Financing (except with respect to written information provided by the Company and its Subsidiaries and its and their respective Affiliates and Representatives specifically for inclusion in offering materials or other similar documents relating to the Financing) and (iv) any action taken by any of them at the request of Parent, Merger Sub or the sources providing the Financing pursuant to this Section 7.12, other than reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by them arising out of or resulting from the gross negligence, fraud, willful misconduct or intentional misrepresentation of the Company or its Subsidiaries or its and their respective Affiliates and Representatives, and shall reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Company and its Subsidiaries (and its and their respective Representatives) in connection with their cooperation and assistance obligations set forth in this Section 7.12, except to the extent such costs or expenses arise out of or result from the gross negligence, fraud, willful misconduct or intentional misrepresentation of the Company or its Subsidiaries or its and their respective Affiliates and Representatives. The obligations of Parent and Merger Sub under this Section 7.12(o) shall survive the termination of this Agreement. Any payment of third party costs and expenses due pursuant to this Section 7.12(o) will be made directly to such third party and not to the Company or its Subsidiaries.

(p) Parent shall use its commercially reasonable efforts, and take all reasonable actions and/or cause to be done all reasonable things necessary, proper or advisable to arrange, obtain and complete the Financing at or prior to Condition Date, including using commercially reasonable efforts to (i) maintain in effect and comply with the Financing commitments and, to the extent entered into prior to the Condition Date, the definitive agreements relating to the Financing in a timely and diligent manner, (ii) negotiate and enter into definitive agreements with respect to the Financing, (iii) satisfy (or obtain a waiver of) all conditions applicable to Parent and its Subsidiaries in the Financing and, to the extent entered into prior to the Condition Date, the definitive agreements relating to the Financing, (iv) upon the satisfaction or waiver of the Scheme Conditions, consummate the Financing and cause the financing sources and the other persons committing to fund the Financing to fund the Financing at or prior to the Condition Date, (v) enforce its rights under the definitive documentation governing the Financing and (vi) pay in full, or cause to be paid in full, any and all commitment fees or other fees in connection with the Financing that are required to be paid on or before the Condition Date in connection therewith or pursuant thereto.

(q) Parent shall deliver to the Company any term sheet or commitment letter and all definitive documentation relating to the Financing (collectively, the “Financing Documentation”). Parent shall not enter into any Financing Documentation unless it is reasonably acceptable to the Company. Once approved by the Company, Parent agrees that it will not, without the Company’s prior written approval, (i) add any conditions precedent to the Financing Documentation, (ii) amend any existing conditions precedent to the Financing Documentation in a manner that is material and adverse to Parent or the Company, or (iii) materially increase the principal amount or interest rate or otherwise materially amend the economic terms under the Financing (including changes to financial covenants) in a manner adverse to Parent or the Company.

(r) Parent shall give the Company prompt written notice (a) of any breach or default (or any event circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in breach or default) by any party to any of the Financing Documentation to which Parent becomes aware, (b) if and when Parent becomes aware that any portion of the Financing contemplated by any Financing may not be available for the purposes of consummating the transactions contemplated by this Agreement, (c) of the receipt of any written notice or other written communication from any Person with respect to any (i) actual or potential breach, default, termination or repudiation by any party to any Financing Documentation or (ii) material dispute or disagreement between or among any parties to any Financing (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing) and (d) of any expiration or termination of any Financing commitment or any of the Financing Documentation. Without limiting the foregoing, Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of the Financing Documentation and copies of any written notices or communications described in the preceding sentence.

Section 7.13 Tax Treatment. For U.S. federal income tax purposes, the Parties agree that (i) Merger Sub is intended to be treated as a disregarded entity, (ii) the Scheme is intended to qualify as a “reorganization” described in Section 368(a) of the Code, and (iii) this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) (the foregoing collectively, the “Intended Tax Treatment”). The Parties shall not file any U.S. federal, state or local Tax Return in a manner that is inconsistent with the Intended Tax Treatment, unless otherwise required by applicable Law. Each of the Parties (together with each of its respective Subsidiaries) shall use its reasonable best efforts to cause the Scheme to qualify, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent the Scheme from qualifying, as a “reorganization” within the meaning of Section 368 of the Code.

ARTICLE 8.
[RESERVED]

ARTICLE 9.
TERMINATION

Section 9.01 Termination. This Agreement may be terminated and the Scheme may be abandoned, only as follows:

(a) by mutual written consent of Parent and the Company at any time prior to the Condition Date (notwithstanding receipt of the Company Shareholder Approval and/or the Parent Stockholder Approval), subject to the prior written approval of the TRP.

(b) by either Parent or the Company:

(i) at any time prior to the Condition Date (notwithstanding receipt of the Company Shareholder Approval and/or the Parent Stockholder Approval) if a Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order, or shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the Scheme a Law, or shall have taken any other action, having the effect of: (A) permanently restraining, enjoining or otherwise prohibiting the Scheme or Parent Common Stock Issuance; or (B) making the implementation of the Scheme or the Parent Common Stock Issuance illegal; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any Party whose breach of any provision of this Agreement results in the issuance of such final and non-appealable Order, the enactment, issuance, promulgation, entry or enforcement of such Law or the taking of any such other action by such Governmental Authority;

(ii) if the Condition Date shall not have occurred on or prior to March 31, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Condition Date to have occurred by such time;

(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(iii) shall not be available (A) to the Company if the breach of any provision of this Agreement by the Company results in the failure to obtain the Company Shareholder Approval at the Company Shareholders’ Meeting or (B) to Parent if the Company has made a Company Adverse Recommendation Change pursuant to Section 2.06(g); or

(iv) if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(iv) shall not be available to Parent if the breach of any provision of this Agreement by Parent results in the failure to obtain the Parent Stockholder Approval at the Parent Stockholders’ Meeting.

(c) by Parent:

(i) prior to the receipt of the Parent Stockholder Approval if (A) the Parent Board authorizes Parent to enter into an Alternative Parent Acquisition Agreement with respect to a Parent Superior Proposal in accordance with the terms of Section 6.02(b) that did not result from a solicitation in breach of Section 6.02(a), (B) substantially concurrent with the termination of this Agreement, Parent enters into an Alternative Parent Acquisition Agreement providing for a Parent Superior Proposal that did not result from a solicitation in breach of, failure to comply with requirements to provide a “matching period” as set forth in, or any other willful and intentional breach of, Section 6.02, and (C) prior to or concurrently with such termination, Parent pays to the Company in immediately available funds any fees required to be paid pursuant to Section 9.03(b);

(ii) prior to the receipt of the Company Shareholder Approval, if the Company, the Company Independent Board or the Company’s board of directors or any committee thereof shall have effected a Company Adverse Recommendation Change as set forth in clauses (i), (ii) or (vi) of the definition thereof (except if such Company Adverse Recommendation Change was made pursuant to Section 2.06(g)); or

(iii) Subject to Section 2.04(a)(iv), if, at any time prior to 17:00 South African time on the Pre-General Meeting Date, the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, which breach or failure to perform or to be true (A) would result in the failure of any of the conditions set forth in Section 2.04(a)(iii)(A) or Section 2.04(a)(iii)(B) to be satisfied and (B) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (x) the Outside Date and (y) 10 Business Days after the giving of written notice by Parent to the Company of such breach, failure to perform or failure to be true; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c)(iii) if Parent is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 2.04(a)(v)(A) or Section 2.04(a)(v)(B) would not be satisfied.

(d) by the Company:

(i) prior to the receipt of the Company Shareholder Approval if (A) the Company Independent Board authorizes the Company to enter into an Alternative Company Acquisition Agreement with respect to a Company Superior Proposal in accordance with the terms of Section 5.02(b) that did not result from a solicitation in breach of Section 5.02(a), (B) substantially concurrent with the termination of this Agreement, the Company enters into an Alternative Company Acquisition Agreement providing for a Company Superior Proposal that did not result from a solicitation in breach of, failure to comply with requirements to provide a “matching period” as set forth in, or any other willful and intentional breach of, Section 5.02, (C) prior to or concurrently with the last of the conditions in clause (A), (B) and (D) to be satisfied, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.03(c) and (D) the Company Superior Proposal is approved by holders of more than 50.1% of the issued Company Ordinary Shares;

(ii) [Reserved]; or

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(iii) Subject to Section 2.04(a)(vi), if, at any time prior to 17:00 South African time on the Pre-General Meeting Date, Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true (A) would result in the failure of any of the conditions set forth in Section 2.04(a)(v)(A) or Section 2.04(a)(v)(B) to be satisfied and (B) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (x) the Outside Date and (y) 10 Business Days after the giving of written notice by the Company to Parent of such breach, failure to perform or failure to be true; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(iii) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 2.04(a)(iii)(A) or Section 2.04(a)(iii)(B) would not be satisfied.

Section 9.02 Notice and Effect of Termination.

(a) A Party terminating this Agreement pursuant to Section 9.01 (other than Section 9.01(a)) shall deliver a written notice to the other Parties (a “Termination Notice”) setting forth specific basis for such termination and the specific provision of Section 9.01 pursuant to which this Agreement is being terminated. Subject to Section 2.04(a)(iv) and Section 2.04(a)(vi), a valid termination of this Agreement pursuant to Section

9.01 (other than Section 9.01(a)) shall be effective upon receipt by the non-terminating Party of the foregoing Termination Notice.

(b) In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall be of no further force or effect; provided, however, (i) Section 7.03, this Section 9.02, Section 9.03, Article 10 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any Party from any liability for any willful and intentional breach of any representation, warranty or covenant contained in this Agreement.

Section 9.03 Termination Fee.

(a) If this Agreement is terminated by Parent or the Company pursuant to Section 9.01(b)(ii) or Section 9.01(b)(iii) (except if the Company has made a Company Adverse Recommendation Change pursuant to Section 2.06(g)) or by Parent pursuant to Section 9.01(c)(iii) (solely upon a willful and intentional breach by the Company of its obligations pursuant to Section 5.02 or upon a breach of the Company’s obligation to hold the Company Shareholders’ Meeting and use its reasonable best efforts to solicit from its shareholders proxies in favor of the Scheme and take all other actions reasonably necessary or advisable to secure the approval and adoption of the Scheme by the Company’s shareholders, in accordance with the terms of Section 5.04) and (A) at or prior to the occurrence of such applicable triggering event a Company Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made or, in the case of a termination pursuant to Section 9.01(b)(ii) or Section 9.01(c)(iii) (solely in the circumstances described in the preceding parenthetical), shall have been received by the Company or any of its Representatives; and (B) within 12 months after the date of any such termination, the Company or any of its Affiliates shall have entered into a definitive agreement with respect to any Company Acquisition Proposal or any Company Acquisition Proposal is consummated (regardless of whether it is the same Company Acquisition Proposal), then the Company shall pay, or cause to be paid, to Parent, in cash at the earlier of such time as such agreement is entered into or such transaction is consummated, a non-refundable fee in the amount of the Company Termination Fee; provided, however, for purposes of clause (B) above, all references to “15% or more” in the definition of Company Acquisition Proposal shall be deemed to be references to “more than 50%”.

(b) If this Agreement is terminated by Parent or the Company pursuant to Section 9.01(b)(ii) or Section 9.01(b)(iv) or by the Company pursuant to Section 9.01(d)(iii) (solely upon a willful and intentional breach by Parent of its obligations pursuant to Section 6.02 or upon a breach of Parent’s obligation to hold the Parent Stockholders’ Meeting and use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Parent Proposals and take all other actions reasonably necessary or advisable to secure the approval of the Parent Proposals by Parent’s stockholders, in accordance with the terms of Section 6.06), and (A) at or prior to the occurrence of such applicable triggering event a Parent Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made or, in the case of a termination pursuant to Section 9.01(b)(ii) or Section 9.01(d)(iii) (solely in the circumstances described in the preceding parenthetical), shall have been received by Parent or any of its Representatives; and (B) within 12 months after the date of any such termination, Parent or any of its Affiliates shall have entered into a definitive agreement with respect to any Parent Acquisition Proposal or any Parent Acquisition Proposal is consummated (regardless of whether it is the same Parent Acquisition Proposal), then Parent shall pay, or cause to be paid, to the Company, in cash at the earlier of such time as such agreement is entered into or such transaction is consummated, a non-refundable fee in the amount of the Parent Termination Fee; provided, however, for purposes of clause (B) above, all references to “15% or more” in the definition of Parent Acquisition Proposal shall be deemed to be references to “more than 50%”.

(c) If this Agreement is terminated: (i) by Parent pursuant to Section 9.01(c)(ii); (ii) by the Company pursuant to Section 9.01(d)(i) (subject to the conditions in Sections 9.01(d)(i)(A), (B) and (D) having occurred) or (iii) unless the Company Shareholder Approval was received prior to such termination, by the Company pursuant to Section 9.01(b)(ii) and (in each case in the foregoing clauses (i) through (iii)) the Company Independent Board, the Company’s board of directors or any committee thereof made a Company Adverse Recommendation Change (except if such Company Adverse Recommendation Change was made pursuant to Section 2.06(g)), then in each case, the Company shall pay, or cause to be paid, to Parent a non-refundable fee in the amount of the Company Termination Fee. In the case of termination of this Agreement in the manner set forth in clauses (i) or (iii) of this Section 9.03(c), the Company Termination Fee shall be paid by or on behalf of the Company within two (2) Business Days after such termination; and in the case of termination of this Agreement in the manner set forth in clause (ii) of this Section 9.03(c), the Company Termination Fee shall be paid by the Company immediately prior to or concurrently with such termination.

(d) If this Agreement is terminated: (i) by Parent pursuant to Section 9.01(c)(i); or (ii) unless the Parent Stockholder Approval was received prior to such termination, by Parent pursuant to Section 9.01(b)(ii) and (in each case in the foregoing clauses (i) and (ii)) the Parent Board or any committee thereof made a Parent Adverse Recommendation Change, then in each case, Parent shall pay, or cause to be paid, to the Company a non-

refundable fee in the amount of the Parent Termination Fee. In the case of termination of this Agreement in the manner set forth in clause (ii) of this Section 9.03(d), the Parent Termination Fee shall be paid by or on behalf of Parent within two (2) Business Days after such termination; and in the case of termination of this Agreement in the manner set forth in clause (i) of this Section 9.03(d), the Parent Termination Fee shall be paid by Parent immediately prior to or concurrently with such termination.

(e) Each of Parent and the Company acknowledges and agrees that (i) the agreements contained in this Section 9.03 are an integral part of the Transactions, (ii) without these agreements, Parent, Merger Sub and the Company would not have entered into this Agreement and (iii) any amount payable pursuant to this Section 9.03 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable. The Parties acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion and in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. If the Company fails to pay when due any amount payable under this Section 9.03, then: (A) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.03 incurred in connection with defending such Proceeding to collect such fees; and (B) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 300 basis points over the “prime rate” (as reported by Bloomberg L.P. on the date such overdue amount was originally required to be paid). If Parent fails to pay when due any amount payable under this Section 9.03, then: (x) Parent shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 9.03 incurred in connection with defending such Proceeding to collect such fees; and (y) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to 300 basis points over the “prime rate” (as reported by Bloomberg L.P. on the date such overdue amount was originally required to be paid).

(f) Notwithstanding anything to the contrary contained in this Agreement, (i) if this Agreement is terminated under circumstances where the Company Termination Fee would be payable pursuant to this Section 9.03, the indefeasible payment by the Company of the Company Termination Fee in accordance with this Agreement shall be the sole and exclusive remedy of Parent and its Related Persons against the Company and its Representatives and Affiliates for (A) any loss suffered, directly or indirectly, as a result of the failure of the Scheme to be implemented, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, (ii) in no event will Parent or Merger Sub seek to recover any other money damages or seek any other remedy (including any remedy for specific performance, except solely in compliance with Section 10.11) based on a claim in law or equity with respect to (A) any loss suffered, directly or indirectly, as a result of the failure of the Scheme to be implemented, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (iii) upon payment of the Company Termination Fee in accordance with this Section 9.03, neither the Company nor any of its Affiliates or Representatives shall have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement.

(g) Notwithstanding anything to the contrary contained in this Agreement, (i) if this Agreement is terminated under circumstances where the Parent Termination Fee would be payable pursuant to this Section 9.03, the indefeasible payment by Parent of the Parent Termination Fee in accordance with this Agreement shall be the sole and exclusive remedy of the Company and its Related Persons against Parent and Merger Sub and their respective Representatives and Affiliates for (A) any loss suffered, directly or indirectly, as a result of the failure of the Scheme to be implemented, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, (ii) in no event will the Company seek to recover any other money damages or seek any other remedy (including any remedy for specific performance, except solely in compliance with Section 10.11) based on a claim in law or equity with respect to (A) any loss suffered, directly or indirectly, as a result of the failure of the Scheme to be implemented, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (iii) upon payment of the Parent Termination Fee in accordance with this Section 9.03, none of Parent or Merger Sub or any of their respective Affiliates or Representatives shall have any further liability or obligation to the Company relating to or arising out of this Agreement.

(h) Any modifications, amendments, adjustments or additions to grounds for termination pursuant to Section 9.01 shall be subject to TRP approval and, if so required by the TRP, the approval of either or both the Company shareholders and Parent stockholders.

ARTICLE 10.
MISCELLANEOUS

Section 10.01 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement shall survive the Scheme Implementation Date. This Section 10.01 shall not limit Section 9.02, Section 9.03 or any covenant or agreement of the Parties which by its terms contemplates performance after the Scheme Implementation Date.

Section 10.02 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company or any vote of the stockholders of Parent contemplated hereby, by written agreement of the Parties hereto, at any time prior to the Scheme Implementation Date with respect to any of the terms contained herein; provided, however, that after the receipt of the Company Shareholder Approval and the Parent Stockholder Approval, there shall be no amendment or waiver that would require the further approval of the shareholders of the Company or the stockholders of Parent under applicable Law, as the case may be, without such approval having first been obtained. A termination of this Agreement pursuant to Section 9.01 or a material amendment or waiver of this Agreement pursuant to this Section 10.02 or Section 10.03 shall, in order to be effective, require, in the case of Parent, Merger Sub and the Company, action by their respective board of directors (or a committee thereof), as applicable.

Section 10.03 Extension; Waiver. At any time prior to the Scheme Implementation Date, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the provisions of Section 10.02, waive compliance with any of the agreements or conditions contained in this Agreement. Except as required by applicable Law, no waiver of this Agreement shall require the approval of the shareholders or stockholders, as applicable, of any of Parent, Merger Sub or the Company. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

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Section 10.04 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. The Company (or the applicable Subsidiary) shall file all Tax Returns that to the Company’s Knowledge are required by applicable law or that Parent reasonably notifies the Company in writing are required by applicable law with respect to all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees in connection with the implementation of the Scheme, and, if required by applicable Law, Parent (or the applicable Subsidiary) shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns.

Section 10.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon transmitter’s confirmation of delivery to recipient), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 10.05):

if to Parent or Merger Sub, to:

PowerFleet, Inc.
123 Tice Boulevard
Woodcliff Lake, NJ 07677
Attention: Chief Executive Officer
Email: stowe@powerfleet.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention: Michael R. Neidell and Honghui S. Yu
Email: mneidell@olshanlaw.com; hyu@olshanlaw.com

if to the Company, to:

MiX Telematics Limited
750 Park of Commerce Blvd
Suite 310
Boca Raton, Florida 33487
Attention: Chief Executive Officer
Email: joss@mixtelematics.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas
27th Floor
New York, NY 10020
Attention: Marjorie S. Adams and Sidney Burke
Email: Marjorie.Adams@us.dlapiper.com; Sidney.Burke@us.dlapiper.com

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Section 10.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 10.07 Entire Agreement; Third Party Beneficiaries; Conflict. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein), the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof; provided, however, (x) any provisions of the Confidentiality Agreement conflicting with this Agreement shall be superseded by this Agreement and (y) all standstill or similar provisions set forth in the Confidentiality Agreement shall be superseded to the extent necessary to permit Parent to make additional proposals under Section 5.02(b) and the Company to make additional proposals under Section 6.02(b), and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective successors and permitted assigns; provided, however, notwithstanding the foregoing clause (b), following the Scheme Implementation Date, the provisions of Section 6.03 shall be enforceable by each Party entitled to indemnification hereunder and their heirs and their Representatives. In the event of an inconsistency or conflict between the provisions of this Agreement and any provision of the Scheme Circular, the Scheme Circular shall control with respect to such conflict.

Section 10.08 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the Transactions, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement, subject to Section 10.02, so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, Parent may designate, prior to the Scheme Implementation Date, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a party to the Scheme in lieu of Merger Sub, in which event all references herein to Merger Sub, as the case may be, shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Sub, as applicable, as of the date hereof) and all representations and warranties made herein with respect to Merger Sub, as applicable, as of the date hereof shall also be made with respect to such other Subsidiary as of the date of such designation; provided, further, such assignment shall not relieve Parent and Merger Sub, as the case may be, of its obligations hereunder or otherwise enlarge, alter or change any obligation of any other Party or due to Parent or such other Subsidiary and, provided, further, such assignment will not result in material delay or cost. Any purported assignment without such consent shall be void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 10.10 Governing Law; Exclusive Jurisdiction.

(a) Except with respect to the fiduciary duties of the Company Board, the Company Independent Board and the matters set forth in Article 2 and Article 9 that relate to the implementation and terms and conditions of the Scheme, which are exclusively governed by the Law of the Republic of South Africa, this Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction.

(b) With respect to any matter governed by the laws of the State of Delaware pursuant to Section 10.10(a), the Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.05 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(c) With respect to any matter governed by the laws of the Republic of South Africa pursuant to Section 10.10(a), the Parties hereby irrevocably submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in Johannesburg, South Africa, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.05 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(d) Each Party hereby irrevocably consents and agrees that all costs, expenses and fees (including legal and any other professional fees) incurred by a Party prevailing in any court, in Proceedings brought under this Section 10.10 (including by way of another Party withdrawing its claim prior to any judicial decision or award) shall be paid by the other Party in full within 30 days of submission by the prevailing party of valid invoices evidencing such costs. For the purpose of this Section 10.10(d), a Party shall be considered, on the one hand, the Company and/or any of its Subsidiaries and, on the other hand, Parent and/or any of its Subsidiaries.

(e) Each Party hereby irrevocably consents and agrees, for the benefit of each other Party, that any legal action, suit or proceeding against it with respect to the confirmation and/or enforcement of an award rendered in a Delaware court or the Gauteng High Court, Local Division, Johannesburg, as applicable, pursuant hereto (an “Award”) may be brought in the courts of Johannesburg, South Africa, Delaware or any court in a jurisdiction where the assets of such Party are located, and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such court with respect to any such action, suit or proceeding to confirm or enforce an Award. Each Party waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such court to confirm an Award and hereby further waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum.

Section 10.11 Remedies; Enforcement.

(a) The Parties agree that irreparable damage would occur and be suffered by the other in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including, subject to Section 9.03, monetary damages) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

(b) Each Party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.11, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 10.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 10.13 Non-Recourse. Notwithstanding anything herein to the contrary, no Representative, Affiliate of, or direct or indirect equity owner in, the Company shall have any liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to either Parent or Merger Sub or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of the Company in, or otherwise in connection with, this Agreement or any of the transactions contemplated hereby or in connection herewith or therewith, and no Representative, Affiliate of, or direct or indirect equity owner in, Parent, shall have any liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to the Company or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of any of Parent or Merger Sub in, or otherwise in connection with, this Agreement or any of the transactions contemplated hereby or in connection herewith or therewith, except for any liability arising under or resulting from any written agreement that any such Representative, Affiliate, or direct or indirect equity owner expressly becomes a party to in connection with the Transactions contemplated hereby, and then, only to the extent expressly set forth in such agreement. Notwithstanding anything to the contrary contained herein, each of Parent, Merger Sub and the Company, and each of their respective Representatives and their respective successors and assigns (each, a “Waiving Party”) hereby waive, and agree not to commence or join in with, any claim, cause of action or proceeding against any stockholders of Parent (including without limitation the holders of the Parent Series A Preferred) or any shareholders of the Company, in each case, in connection with this Agreement, or any transaction contemplated hereby or in connection herewith or therewith, except for any claim, cause of action or proceeding arising under or resulting from any written agreement that any such Representative, Affiliate, or direct or indirect equity owner expressly becomes a party to in connection with the Transactions contemplated hereby, and then, only to the extent expressly set forth in such agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

MIX TELEMATICS LIMITED

By:	/s/ Stefan Joselowitz
Name:	/s/ Stefan Joselowitz
Title:	CEO

[Signature Page to Implementation Agreement]

POWERFLEET, INC.

By:	/s/ Steve Towe
Name:	Steve Towe
Title:	CEO

MAIN STREET 2000 PROPRIETARY LIMITED

By:	/s/ Melissa Ingram
Name:	Melissa Ingram
Title:	Sole Director

[Signature Page to Implementation Agreement]

Exhibit 99.1

Filed by MiX Telematics Limited
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: MiX Telematics Limited
Commission File No.: 001-36027

Project Aston Call Script for October 10, 2023, 8:30 a.m. ET Page 1 of 8

Project Aston – Business Combination Call Script

Speakers

Steve Towe, Powerfleet – CEO
David Wilson, Powerfleet – CFO
Stefan “Joss” Joselowitz, MiX Telematics – President & CEO
Paul Dell, MiX Telematics – CFO

S E T U P

Speaker Dial-In Numbers (for Steve, David & Joss):

Toll	Free:	888-267-2822
International:		973-528-0137
Presenter Access Code: 470448

■	Steve, David and Joss will dial the speaker dial-in numbers above approximately 15 minutes prior to the conference start time. Once all speakers are connected, they will be placed into a sub - conference where the Operator will review any special instructions with them, as well as perform a sound check.

■	Web-based Speaker Connection:

■	https://us02web.zoom.us/j/84509030853?pwd= UU9vMm1OQ0R5R3g2SXJQWHlIYlFZdz09
■	Meeting ID: 845 0903 0853
■	Passcode: 545740
■	South Africa: +27 87 551 7702

■	Speaker Dial-In Numbers:

○	Toll Free: 888-267-2822 International: 973-528-0137 Presenter Access Code: 470448

■	Teleconference Manager:

■	Call Management URL: https://eventview.callcia.com/EventView/login Username: Enter Your Name
Conference Number: 470448

Project Aston Call Script for October 10, 2023, 8:30 a.m. ET Page 2 of 8

If at any point anyone on the conference call requires Operator assistance, they may access the Operator by pressing *0.

P R E S E N T A T I O N

Operator

Good morning, everyone, and thank you for participating in today’s conference call to discuss the proposed business combination between Powerfleet and MiX Telematics, announced this morning, October 10, 2023.

Joining us today are Powerfleet’s CEO Steve Towe and CFO David Wilson, along with MiX Telematics’ President and CEO Stefan Joselowitz. Following their remarks, we’ll open the call for any questions you may have.

I’d now like to turn the conference over to Powerfleet’s CFO, David Wilson, as he reads the Company’s Safe Harbor Statement regarding forward looking statements. David, please go ahead.

Operator

Thank you, and good morning, everyone.

Statements or comments made on this conference call contain forward-looking statements within the meaning of federal securities laws. Powerfleet’s, MiX’s and the combined business’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such risks are discussed in detail in filings made by Powerfleet and MiX with the SEC from time to time. Please refer to the investor presentation, which is available on Powerfleet’s website, for additional disclaimers regarding forward-looking statements.

Project Aston Call Script for October 10, 2023, 8:30 a.m. ET Page 3 of 8

With that, I would like to turn the call over to Steve Towe. Steve, the floor is yours.

Steve Towe – Powerfleet – CEO

Thank you, operator. What an exciting time for our two companies! We really appreciate you all joining us this morning to discuss the proposed combination of Powerfleet and MiX Telematics.

It’s no secret that the core telematics industry is undergoing a rapid transformation. The industry is shifting towards AI-led software solutions, and the monetization of data insights through multiple different mediums. Companies unable to shift their strategy and keep up with the demands of the evolving industry will be left behind. On the other hand, innovative and agile organizations will thrive significantly in this evolved industry defined by the effectiveness of their advanced AI platforms and next-generation data capabilities. The winning platforms go beyond traditional telematics – they capitalize on this advanced analytics transformation, deliver the highest quality and usable data insights for business improvement, and do it in a flexible and profitable way.

Powerfleet’s strategy will continue to be at the forefront of this evolution. We have been seeking a partner to help us achieve transformative scale and improved profitability at pace. After an extensive search, we have found an ideal partner that shares so many of our core values and strategic goals, and is ready to take the combined company to the next level. We expect the combination of Powerfleet and MiX Telematics to create a scaled, top-tier provider in this redefined mobile asset IoT SaaS industry. By leveraging our proven SaaS strategy across the combined business, spearheaded by our data-agnostic Unity platform and data highway, we firmly believe that this transaction isn’t simply just a step, but a leap towards market consolidation, the ability to deliver rapid innovation, deeper and richer data insights, and increased value for our customers and shareholders.

Resulting in transformative breadth of capability and size, this transaction with MiX will provide the go-forward company with 1.7 million subscribers, the ability to cross-sell and upsell additive and accelerated AI and data-powered software solutions to a truly global set of customers, and add even more talented software engineers in low-cost geographies, accelerating our AI advancement and data integration capabilities.

Project Aston Call Script for October 10, 2023, 8:30 a.m. ET Page 4 of 8

MiX Telematics is an extremely well-run and profitable organization. Together, we intend to realize significant EBITDA expansion powered by increased efficiency through proven integration methods and leveraging top-talent across the combined organization. This powerful combination between Powerfleet and MiX will establish the new entity as a world-class IoT SaaS leader, giving us the speed and capability to drive improved growth in high quality recurring revenues and expanded profitability much sooner.

Overall, we’re incredibly excited about this combination. We are highly confident this transaction will unlock strong incremental value creation opportunities for both our existing and prospective investors.

Now I’ll hand the call over to MiX Telematics’ President and CEO Stefan “Joss” Joselowitz to provide his perspective on the combination.

Stefan “Joss” Joselowitz – MiX Telematics – President & CEO

Thanks, Steve, and thank you all for joining us this morning. These are exciting times indeed!

As many of you are probably aware, MiX has had a dedicated team searching for accretive M&A opportunities over the last year as we looked to further scale our business and strengthen our footprint. Shortly after Steve and I met six months ago, we started discussing the synergies we could unlock and the scale we could achieve together. It quickly became obvious this was the right move forward for our organization. Joining forces with Powerfleet dramatically accelerates our timeline towards stronger growth in the US and other key geographies, as well as providing our combined and loyal customer base with increased value.

Organizationally, we see a symbiotic culture. Each organization has high net employee retention rates and energized, deeply experienced teams – all key ingredients for ensuring customer satisfaction. We both pride ourselves on placing best-in-class customer experience at the heart of our approach and our unification will be founded on not only maintaining but also continuing to enhance our customer experience. We’re also very focused on optimizing systems and processes – we will leverage the best of both worlds to combine and accelerate our respective operational efficiencies. After an extensive due diligence period, we firmly believe this will be a smooth and efficient integration process.

Project Aston Call Script for October 10, 2023, 8:30 a.m. ET Page 5 of 8

As we look at what the combined management structure will be going forward, I intend to retire at the conclusion of this transaction, but plan to continue as a shareholder of the combined entity. Steve and David will remain CEO and CFO, respectively. Whilst it is an appropriate time for me to hand over the reins to Steve, I am delighted that all of my talented MiX management team will play key roles in the combined business.

What Steve has accomplished at Powerfleet since he took the helm in January of 2022 is very impressive. He has a proven track record delivering exceptional results for customers, employees and shareholders. His core skill sets are focused around building world-class organizations, driving innovative go-to-market product strategies and successfully integrating strategic acquisitions. I have had the pleasure of getting to know Steve well over the past six months and he undoubtedly shares the values and culture that the MiX family holds so dear. My team are going to love working with him.

David has also successfully led companies through business transformations, high-multiple merger and acquisition transactions as well as capital raises. He brings a strong background in the B2B SaaS arena and significant international experience, along with a superb track record of delivering results. With the impressive history of these two leaders and a compelling strategy to combine the two organizations, we are looking forward to seeing the value they can unlock from the combination.

Furthermore, Powerfleet’s Unity platform and data ingestion capabilities will not only ensure the integration of our customers is seamless but will create incremental value for our customers and unlock new revenue streams for both our direct and indirect channels.

Project Aston Call Script for October 10, 2023, 8:30 a.m. ET Page 6 of 8

I am very confident this is the best option for both organizations to succeed and thrive in today’s marketplace. Scale is everything, and we believe doing something this transformative gets us to the necessary scale very quickly and puts us in an excellent position to continue taking market share. I founded MiX nearly three decades ago, being there for subscriber number one all the way to subscriber number one million and beyond. I am particularly proud to cap off this chapter of my career having positioned our business to be able to compete more effectively, while at the same time transferring our asset to a directly listed Nasdaq counter. I have the utmost confidence that this proposed transaction will take us to new heights. I’m very eager to see what Steve and his team will accomplish with this fantastic combination.

With that, I’ll pass the call over to David Wilson, the CFO of Powerfleet, to walk through the details of the transaction. David?

David Wilson – Powerfleet – CFO

Thanks, Joss. Having been involved in several similar transactions over the course of my career, I can’t think of one that is as synergistic and obvious as bringing together the Powerfleet and MiX organizations. Our entire team is excited to hit the ground running and capitalize on the growth opportunities and operational efficiencies at hand.

Let’s dive into the details of the transaction. Making this as seamless as possible for all parties, the combined entity will continue to operate under the Powerfleet brand umbrella, utilizing our current ticker symbol on Nasdaq. In addition, we plan to have a secondary listing on the JSE in South Africa to ensure there will be no complications with South African-based MiX shareholders. Having the combined entity on Nasdaq will provide us with enhanced market exposure and an expanded shareholder portfolio.

Project Aston Call Script for October 10, 2023, 8:30 a.m. ET Page 7 of 8

This is going to be an all-stock transaction. MiX shareholders will exchange 100% of their outstanding MiX ordinary shares (including MiX ordinary shares represented by MiX American Depository Shares, or ADSs, each of which represents 25 MiX ordinary shares) for consideration consisting of Powerfleet common shares, payable at closing. The number of Powerfleet common shares to be issued as consideration will be based on a post-transaction ownership structure, whereby current MiX shareholders will own approximately 65%, and current Powerfleet shareholders will own approximately 35% of the combined entity immediately following the closing of the transaction. This exchange ratio assumes all MiX issued ordinary shares (including those represented by MiX ADSs) are exchanged for common shares in Powerfleet.

In connection with the transaction, Powerfleet and MiX are positioned to secure approximately $75 million in incremental debt inclusive of $60 million in senior secured debt, which the companies anticipate will be fully executed at or before closing. The proceeds from the refinancing of the combined company’s balance sheet will be used to redeem in full the outstanding convertible preferred stock held by affiliates of Abry Partners. Transaction-related expenses will be paid from cash on the balance sheet. Given the current sources of positive cash generation, we have also structured our balance sheet refinancing to include NIS and ZAR denominated debt, providing a natural FX hedge for USD denominated investors. With all these factors considered, we believe the combined entity provides a clean, innovative capital structure that delivers significant upside value.

As a condition to the consummation of the transaction, both parties will be holding separate shareholder votes. Powerfleet will be seeking stockholder approval, including for the issuance of shares of Powerfleet’s common stock to MiX shareholders as consideration for the transaction; and an amendment to Powerfleet’s certificate of incorporation to increase the number of authorized shares of Powerfleet’s common stock thereunder. MiX will be seeking shareholder approval for the scheme of arrangement, which is the statutory procedure for this transaction, under South African law.

Subject to these and other customary closing conditions, including the receipt of required regulatory approvals, the transaction is expected to close in the first quarter of the calendar year 2024.

We’re all very excited about the prospect of these two businesses coming together to create an industry-leading mobile asset IoT SaaS company with a significant pipeline for growth. We expect a smooth process to combine the businesses, and we look forward to taking the next steps together to becoming one Powerfleet.

This concludes our prepared remarks, and I’ll now turn the call back over to the Operator for Q&A.

Exhibit 99.2

Filed by MiX Telematics Limited
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: MiX Telematics Limited
Commission File No.: 001-36027

Exhibit 99.3
 Filed by MiX Telematics Limited
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: MiX Telematics Limited
Commission File No.: 001-36027

Powerfleet and MiX Telematics Announce Transformative Business Combination

Combination Expected to Create Top-Tier Global Provider in Mobile Asset IoT Industry with Unparalleled Artificial Intelligence Enhanced SaaS Solution Portfolio

~1.7 Million Combined Subscriber Base Expected to Provide Immediate Scale

Expected to Create a Day One Business with Total Revenue of $279 Million, Including $210 Million of Recurring High-Margin SaaS Revenues and Combined Service Gross Margins of 67%

In Addition to Organic Growth, Combination is Expected to Unlock Significant Annual EBITDA Expansion Within First Two Years

Expected to Deliver Significant Cross-Sell and Upsell Opportunities for Powerfleet’s Unity Platform, Modular Software, and AI-Driven Data Solutions into Combined Base of 7,500 Enterprise Customers

Leadership Teams to Host Joint Conference Call Today, October 10, 2023 at 8:30 AM ET

WOODCLIFF LAKE, NJ – October 10, 2023 – PowerFleet, Inc. (Nasdaq: PWFL) and MiX Telematics Limited (NYSE: MIXT, JSE: MIX) today announced that they have entered into a definitive agreement to form one of the largest mobile asset Internet of Things (IoT) Software-as-a-Service (SaaS) providers in the world. This powerful combination will form a scaled, global entity of choice focused on helping customers save lives, time, and money by solving mission-critical business challenges including safety and risk management, compliance, sustainability, and operational efficiency. Joint Investor Day Scheduled for Thursday, November 16, 2023 in New York City. Further Details Will Be Communicated Shortly.

BUSINESS COMBINATION SUMMARY AND KEY DEVELOPMENTS

●	Combined business with total revenue of $279 million, including $210 million in recurring high-margin SaaS revenue and $39 million of adjusted EBITDA for the trailing twelve-month (TTM) period ended June 30, 2023 (excluding selected non-cash and non-recurring items).

●	The transaction is expected to close in the first quarter of calendar year 2024.

●	Upon close, the combined business will be branded as Powerfleet, with its primary listing on Nasdaq.

MANAGEMENT COMMENTARY

“By leveraging our proven SaaS strategy across the combined business, spearheaded by our Unity platform and data highway, we firmly believe we will be extremely well positioned to drive incremental market consolidation. Realizing transformative scale, this transaction with MiX will provide the go-forward company with 1.7 million subscribers, and the ability to sell additive and accelerated AI and data-powered software solutions to a truly global set of customers,” said Steve Towe, Powerfleet’s Chief Executive Officer, who will continue serving as CEO of the combined Powerfleet company. “This combination is expected to achieve a number of strategic objectives including unlocking strong incremental value creation opportunities; a refinanced balance sheet for the combined company that will provide more flexibility to execute our strategic growth initiatives; and the ability to retain and attract an expanded portfolio of shareholders. Combining with MiX, an extremely well-run and profitable organization, will establish the combined entity as a world-class SaaS company, giving us the speed and capability to achieve improved growth in high quality recurring revenues and expanded profitability much sooner.”

Stefan Joselowitz, Chief Executive Officer at MiX Telematics, intends to retire at the conclusion of this transaction, but plans to continue to be a shareholder of the new combined entity. Joselowitz added, “I am extremely proud of our heritage and the high-quality business MiX is today, and I am delighted to have finally found an ideal partner that shares our values and strategic goals to take the company to the next level. We strongly believe that Powerfleet’s Unity strategy and our combined scale perfectly positions us to revolutionize the mobile asset IoT SaaS industry and drive transformative growth. As a shareholder I am very excited about how this combination will accelerate the achievement of our shared strategic goals.”

STRATEGIC RATIONALE

Compelling benefits expected from the transaction:

●
Enhanced Shareholder Value: The transaction will immediately increase value to our existing and prospective shareholders with combined total revenue of $279 million and $39 million of adjusted EBITDA. The stronger balance sheet paired with the growth-centric capital structure is expected to propel the combined entity towards ambitious and achievable growth goals, including “Rule of 40” performance.

●
Market Leadership: The combined company will create a top-tier mobile asset IoT SaaS organization with significant scale, serving all mobile asset types. The increased scale is expected to enable the combined entity to more efficiently serve our customers and create advantage to compete in an industry characterized by the need for high pace of development and innovation.

●
Scale and Data Strategy: With a combined base of approximately 1.7 million subscribers following the transaction, the joint entity is expected to achieve significant scale as well as enhance our Unity platform strategy - including our AI-led data harmonization and integration capabilities.

●
Research and Development Excellence: By integrating the Powerfleet and MiX world-class engineering and technology teams, the combined organization is expected to accelerate the delivery of top-class solutions with improved competitive advantage.

●
Go-to-Market Acceleration and Increased Reach: Our combined geographical footprint, deep vertical expertise, and expanded software solution sets coupled with our extensive direct and indirect sales channel capabilities will enable us to maximize significant cross-sell and upsell opportunities within our impressive joint customer base.

●	World-Class Talent: With more than 1,800 tenured and talented team members worldwide, the combined entity will focus on attracting and retaining top talent to deliver optimal value to our customers.

TRANSACTION TERMS AND FINANCING

MiX shareholders will exchange 100% of their outstanding MiX ordinary shares (including MiX ordinary shares represented by MiX American Depository Shares (ADSs), each of which represents 25 MiX ordinary shares) for consideration consisting of Powerfleet common shares, payable at closing. The number of Powerfleet common shares to be issued as consideration will be based on a post-transaction ownership structure, whereby current MiX shareholders will own approximately 65%, and current Powerfleet shareholders will own approximately 35% of the combined entity immediately following the closing of the transaction. This exchange ratio assumes all MiX issued ordinary shares (including those represented by MiX ADSs) are exchanged for common shares in Powerfleet.

In connection with the transaction, Powerfleet and MiX are positioned to secure $75 million in incremental debt which the companies anticipate will be fully executed at or before close. The proceeds from the refinancing of the combined company’s balance sheet will be used to redeem in full the outstanding convertible preferred stock held by affiliates of Abry Partners. Transaction-related expenses will be paid from cash on the balance sheet.

The closing of the transaction is subject to customary conditions, including required approvals of regulatory authorities and Powerfleet and MiX shareholders.

BOARD AND EXECUTIVE LEADERSHIP

Following the transaction, Steve Towe will remain CEO of Powerfleet and David Wilson will remain CFO. Stefan Joselowitz, current CEO of MiX, will be retiring.

A new board of directors of Powerfleet will be formed. Michael Brodsky will be Chairman. Steve Towe will be on the board. Ian Jacobs, MiX Telematics’ current Chairman, will be joining the board. MiX will appoint one additional board member and further board member appointments will be made by mutual consent.

CONFERENCE CALL AND WEBCAST

Powerfleet and MiX Telematics management will host a joint conference call to discuss the transaction today, October 10, 2023 at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

Toll Free: 888-506-0062
International: 973-528-0011
South Africa: 080-098-3458
Participant Access Code: 193766
Webcast

The conference call will be available for replay here.

If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

A supplemental slide presentation regarding the transaction will be available on the investor relations section of each company’s website.

TRANSACTION ADVISORS

William Blair & Company L.L.C. is acting as financial advisor, and Olshan Frome Wolosky LLP and Webber Wentzel are acting as legal advisors to Powerfleet. Raymond James and Java Capital are acting as financial advisors to MiX Telematics, and DLA Piper LLP (US) and Java Capital are acting as legal advisors to MiX Telematics. Gateway Group is acting as investor relations advisor to Powerfleet and MiX Telematics.

RECONCILIATION OF EBITDA TO GAAP FINANCIAL MEASURE

	PWFL 12-Months Ended	MIXT 12-Months Ended	Combined 12-Months Ended
	30-Jun-23	30-Jun-23	30-Jun-23
	$’000	$’000	$’000

Net loss attributable to common stockholders	(7,227)	5,451	(1,776)
Non-controlling interest	3	0	3
Preferred stock dividend and accretion	5,062	0	5,062
Interest (income) expense, net	1,607	1,007	2,614
Other (income) expense, net	(24)	0	(24)
Income tax (benefit) expense	1,395	7,153	8,548
Depreciation and amortization	8,629	15,875	24,504
Stock-based compensation	3,941	934	4,875
Foreign currency translation	(1,094)	463	(631)
Severance related expenses	1,380	-	1,380
Gain on bargain purchase - Movingdots	(7,517)	-	(7,517)
Acquisition related costs	540	784	1,324
Impairment of long-lived assets	-	104	104
Net loss/(profit) on sale of PP&E	-	4	4
Restructuring costs	-	1,043	1,043
Contingent consideration remeasurement	-	(528)	(528)
Adjusted EBITDA	6,695	32,290	38,985

ABOUT POWERFLEET

Powerfleet (Nasdaq: PWFL; TASE: PWFL) is a global leader of internet of things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations. Our data science insights and advanced modular software solutions help drive digital transformation through our customers’ and partners’ ecosystems to help save lives, time, and money. We help connect companies, enabling customers and their customers to realize more effective strategies and results. Powerfleet’s tenured and talented team is at the heart of our approach to partnership and tangible success. The company is headquartered in Woodcliff Lake, New Jersey, with our Pointer Innovation Center (PIC) in Israel and field offices around the globe. For more information, please visit www.powerfleet.com.

ABOUT MIX TELEMATICS

MiX Telematics is a leading global provider of fleet and mobile asset management solutions delivered as SaaS to over 1 million global subscribers spanning more than 120 countries. The company’s products and services provide enterprise fleets, small fleets, and consumers with efficiency, safety, compliance, and security solutions. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Mexico and Australasia as well as a network of more than 130 fleet partners worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s, MiX’s and the combined business’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, without limitation, the parties’ expectations with respect to their beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside the parties’ control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the completion of the proposed transaction in the anticipated timeframe or at all; (ii) the satisfaction of the closing conditions to the proposed transaction including, but not limited to the ability to obtain approval of the stockholders of Powerfleet and shareholders of MiX and the ability to obtain financing; (iii) the failure to obtain necessary regulatory approvals; (iv) the ability to realize the anticipated benefits of the proposed transaction; (v) the ability to successfully integrate the businesses; (vi) disruption from the proposed transaction making it more difficult to maintain business and operational relationships; (vii) the negative effects of the announcement of the proposed transaction or the consummation of the proposed transaction on the market price of MiX’s or Powerfleet’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the proposed transaction; and (x) such other factors as are set forth in the periodic reports filed by MiX and Powerfleet with the Securities and Exchange Commission (“SEC”), including but not limited to those described under the heading “Risk Factors” in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, neither MiX nor Powerfleet assumes any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Powerfleet intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Powerfleet and MiX and a prospectus of Powerfleet. Furthermore, Powerfleet intends to procure a secondary inward listing on the Johannesburg Stock Exchange to accommodate existing and future South African Shareholders.

Additionally, MiX intends to prepare a scheme circular for MiX shareholders in accordance with the Companies Act of South Africa (including the Companies Act Regulations, 2011 thereunder) and the JSE’s listings requirements with respect to a shareholder meeting at which MiX shareholders will be asked to vote on the proposed transaction. The scheme circular will be issued to MiX shareholders together with the proxy statement/prospectus. If you hold MiX ordinary shares through an intermediary such as a broker/dealer or clearing agency, or if you hold MiX ADSs, you should consult with your intermediary or The Bank of New York Mellon, the depositary for the MiX ADSs, as applicable, about how to obtain information on the MiX shareholder meeting.

After Powerfleet’s registration statement has been filed and declared effective by the SEC, Powerfleet will send the definitive proxy statement/prospectus to the Powerfleet shareholders entitled to vote at the meeting relating to the proposed transaction, and MiX will send the scheme circular, together with the definitive proxy statement/prospectus, to MiX shareholders entitled to vote at the meeting relating to the proposed transaction. MiX and Powerfleet may file other relevant materials with the SEC in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN), THE SCHEME CIRCULAR AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Powerfleet and MiX once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Powerfleet or MiX make available copies of materials they file with, or furnish to, the SEC free of charge at https://ir.powerfleet.com and http://investor.mixtelematics.com, respectively.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to buy or sell any securities, or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Powerfleet, MiX and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Powerfleet and MiX in connection with the proposed transaction. Securityholders may obtain information regarding the names, affiliations and interests of Powerfleet’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its amended Annual Report on Form 10-K/A for the year ended December 31, 2022, which was filed with the SEC on May 1, 2023, and its definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on June 21, 2023. Securityholders may obtain information regarding the names, affiliations and interests of MiX’s directors and executive officers in its Annual Report on Form 10-K for the year ended March 31, 2023, which was filed with the SEC on June 22, 2023, and its definitive proxy statement for its 2023 annual general meeting of shareholders, which was filed with the SEC on July 28, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Powerfleet or MiX using the sources indicated above.

Powerfleet Investor Contact

Matt Glover
Gateway Group, Inc.
PWFL@gateway-grp.com
+1 (949) 574-3860

Powerfleet Media Contact

Andrea Hayton
ahayton@powerfleet.com
+1 (610) 401-1999

MiX Telematics Investor Contact

Cody Cree
Gateway Group, Inc.
+1 (949) 574-3860
MIXT@gateway-grp.com

MiX Telematics Media Contact

Jonathan Bates
jonathan.bates@mixtelematics.com
+44 7921 242892

Exhibit 99.4

Filed by MiX Telematics Limited
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: MiX Telematics Limited
Commission File No.: 001-36027

MIX TELEMATICS LIMITED (Incorporated in the South Africa) (Registration number 1995/013858/06) JSE share code: MIX ISIN: ZAE000125316 NYSE share code: MIXT (“MiX” or “the Company”)	POWERFLEET, INC. (Incorporated in the State of Delaware, USA) Nasdaq share code: PWFL ISIN: US73931J1097 (“PowerFleet”)

JOINT ANNOUNCEMENT OF POWERFLEET’S FIRM INTENTION TO ACQUIRE THE ISSUED ORDINARY SHARES OF MIX BY WAY OF A SCHEME OF ARRANGEMENT WHICH WILL RESULT IN THE DELISTING OF ALL MIX SHARES ON THE JSE AND THE TERMINATION OF THE MIX NYSE LISTED AMERICAN DEPOSITARY RECEIPTS PROGRAM

1.	INTRODUCTION

1.1.
MiX shareholders are advised that the Company, PowerFleet and PowerFleet’s wholly-owned South African incorporated subsidiary, Main Street 2000 Proprietary Limited (“Merger Sub”) (collectively, the “Parties”), have concluded an implementation agreement (“Implementation Agreement”), in terms of which MiX will propose a scheme of arrangement (“Scheme”) between MiX and its shareholders, in terms of section 114(1) read with section 115 of the Companies Act, 71 of 2008 (“Companies Act”) and regulations thereto (“Takeover Regulations”).

1.2.
Pursuant to the Scheme, if implemented, PowerFleet (via Merger Sub) will acquire all of MiX’s issued ordinary shares (“Shares”) owned by MiX shareholders, excluding treasury shares and any Shares in respect of which MiX shareholders validly exercise their appraisal rights in terms of section 164 of the Companies Act (“Dissenting Shareholders”), in exchange for 0.12762 newly issued shares of PowerFleet common stock per Share (“Scheme Consideration Shares”) and, if applicable, cash in respect of any fractional entitlement to a Scheme Consideration Share (as more fully detailed in paragraph 5.2.2 below) (collectively the “Scheme Consideration”) (the “Merger Transaction”).

1.3.
The implementation of the Scheme will result in the listing of the Shares on the Main Board of the JSE Limited (“JSE”) being terminated (“JSE Delisting”), the MiX American Depositary Shares (“ADS”) being delisted from the NYSE and the termination of MiX’s American depositary receipt program in accordance with the terms of the deposit agreement concluded between MiX and the depositary, The Bank of New York Mellon.

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1.4.
Conditional on the implementation of the Scheme, PowerFleet shares (including the Scheme Consideration Shares) will be listed on the Main Board of the JSE by way of secondary inward listing (“PowerFleet Listing”).

1.5.	Immediately post implementation of the Merger Transaction, erstwhile MiX Shareholders will hold c.65.5% of the enlarged share capital of PowerFleet.

1.6.	The Merger Transaction, JSE Delisting and PowerFleet Listing being collectively referred to herein as the “Proposed Transaction”.

2.	INFORMATION ON MIX TELEMATICS

2.1.	MiX is a leading global provider of connected fleet and mobile asset solutions delivered as Software-as-a-Service to over 1,042,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security.

2.2.	MiX was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide.

2.3.	MiX Shares are listed and publicly traded on the JSE and MiX ADSs are listed and publicly traded on the NYSE.

3.	INFORMATION ON POWERFLEET AND THE CONTINUATION OF BUSINESS

3.1.
PowerFleet is a global leader of Internet-of-Things (“IoT”) solutions providing business intelligence for managing high-value enterprise assets that improve operational efficiencies. The PowerFleet group’s patented technologies are a proven solution for organisations that must monitor and analyse their assets to improve safety, increase efficiency, reduce costs, and drive profitability. The PowerFleet group’s offerings are sold under the global brands PowerFleet, Pointer and Cellocator.

3.2.	PowerFleet markets and sells connected IoT data solutions to a wide range of customers in the commercial and government sectors. Its customers operate in diverse markets, such as manufacturing, automotive manufacturing, wholesale and retail, food and grocery distribution, pharmaceutical and medical distribution, construction, mining, utilities, aerospace, vehicle rental, as well as logistics, shipping, transportation, and field services.

3.3.	PowerFleet has an established history of IoT device development and innovation creating devices that can withstand harsh and rugged environments. With 28 patents and patent applications and over 25 years’ experience, PowerFleet is well positioned to evolve its offerings for even greater value to customers through cloud-based applications for unified operations.

3.4.	PowerFleet shares have been listed on the Nasdaq since June 1999. Upon the implementation of the Scheme, PowerFleet will procure a secondary inward listing on the JSE, whilst remaining listed on the Nasdaq (as its primary listing) and the Tel Aviv Stock Exchange.

4.	RATIONALE FOR THE PROPOSED TRANSACTION

4.1.	Both MiX and PowerFleet are currently listed on public exchanges with the primary aim of securing efficient access to capital markets to facilitate expansionary initiatives and accelerate growth, obtain scale and create value for shareholders.

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4.2.	MiX and PowerFleet have however remained sub-scale and neither has been able to consistently access reasonably-priced equity capital to pursue expansionary strategic objectives.

4.3.
The Proposed Transaction, if implemented, is expected to combine a strong pipeline of new business opportunities and technology with an improved capital structure and increased scale and represents a potential opportunity for both MiX and PowerFleet to achieve benefits associated with increased scale and benefit from one another’s complementary business models, markets, strategies and operating platforms to deliver enhanced value to the shareholders of the combined entity (“MergeCo”).

4.4.	MiX and PowerFleet anticipate several benefits for shareholders of MiX and PowerFleet should the Proposed Transaction be implemented, including:

4.4.1.
Market Leadership – The Proposed Transaction will create a global SaaS IoT provider with significant scale, elevating the strategic position of MergeCo globally. The increased scale of the MergeCo business is expected to enable it to more efficiently serve its customers and more effectively compete in an industry which is characterised by a high pace of development and innovation.

4.4.2.
Market Consolidation Platform – The Proposed Transaction will create an enlarged MergeCo platform that the Parties believe will be well positioned to capitalise on consolidation opportunities in the global IoT industry. As a result, MergeCo should be able to benefit from enhanced market presence and influence.

4.4.3.
Scale and Data Strategy – With a combined base of approximately 1.7 million connections, following the implementation of the Proposed Transaction, MergeCo is expected to simultaneously achieve significant scale and enhance its data ingestion strategy, which should enable MergeCo to harness the benefits associated with improved data-driven insights.

4.4.4.
Geographic Diversification – The combination of geographies served by MiX and PowerFleet reduces MergeCo’s proportionate exposure (compared to MiX’s proportionate exposure on a stand-alone basis) to developing markets, thereby mitigating foreign currency risks and creating opportunities for accelerated market penetration through cross-selling and upselling into various geographies.

4.4.5.
Research and Development Excellence – Pooling the research and development capabilities of MiX and PowerFleet is expected to enable MergeCo to deliver top class solutions and gain a competitive advantage.

4.4.6.
Opportunities for Revenue and EBITDA Expansion – Complementary product sets which will co-exist, following the implementation of the Proposed Transaction, within MergeCo create cross-selling and upselling opportunities, while significant efficiency and cost rationalisation could be realised, bolstering MergeCo’s profitability and returns for shareholders following the implementation of the Proposed Transaction.

4.4.7.
Capital Structure and Liquidity – Simplifying the capital structure (including the redemption of the PowerFleet Series A convertible preferred stock (“Series A Pref Stock”) referred to in paragraph 5.3.1.2.8 below) is expected to enhance liquidity and enable improved access to capital, underpinning the financial stability of MergeCo and creating a solid platform to facilitate future growth. The effective conversion of the ADSs into direct MergeCo shareholding and the migration of MergeCo’s primary listing to Nasdaq is expected to enhance equity capital market liquidity within MergeCo’s primary investor market, whilst maintaining the benefits of a JSE listing for the South African MergeCo register.

4.4.8.
Business Model Evolution – The Proposed Transaction will enable MergeCo to transition to an expanded bundled subscription model, which should facilitate increased recurring subscription revenues, greater future revenue visibility and margin expansion.

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5.	TERMS AND CONDITIONS OF THE SCHEME

5.1.	Scheme participants

The participants in the Scheme shall be MiX Shareholders (other than any Dissenting Shareholders and excluding any MiX group company that holds treasury shares) who are registered as such in MiX’s register of shareholders on the record date by which MiX Shareholders must be recorded in the Register in order to be eligible to receive the Scheme Consideration (“Scheme Participants”).

5.2.	Scheme Consideration

5.2.1.	MiX Shareholders will, upon implementation of the Scheme, receive the Scheme Consideration Shares in exchange for their Shares, as well as, where applicable, cash in settlement of any fractional Scheme Consideration Shares.

5.2.2.
Any entitlements to fractions of Scheme Consideration Shares that otherwise would be issuable pursuant to the Scheme shall be rounded down to the nearest whole number of Scheme Consideration Shares, resulting in allocations of whole Scheme Consideration Shares and a cash payment for the fraction. The amount of the cash payment for the fractional entitlement to MiX shareholders will be determined in the manner provided for in the JSE Listings Requirements and detailed in the Scheme circular to be sent to MiX shareholders (“Scheme Circular”).

5.3.	Scheme conditions

5.3.1.	Implementation of the Scheme will be subject to the fulfilment or, where applicable, waiver of the suspensive conditions (“Scheme Conditions”) that:

5.3.1.1.
on or before the date on which the Scheme Circular is published (which, unless the TRP approves any extension, shall be no later than 40 business days from the date of this announcement), the Company shall have obtained such approvals from the JSE, Takeover Regulation Panel (“TRP”) and the Financial Surveillance Department of the South African Reserve Bank (“FinSurv”) as may be required for the Company to send the Scheme Circular;

5.3.1.2.
on or before the date on which the last of the Scheme Conditions (excluding only (i) those Scheme Conditions that by their nature are to be satisfied on the Condition Date and (ii) the condition in paragraph 5.3.1.2.14.1) is fulfilled or, where appropriate, waived (“Condition Date”):

5.3.1.2.1.
the special resolution of MiX shareholders approving the Scheme in terms of section 115(2)(a) of the Companies Act and any other resolution required to implement the Scheme (“Scheme Resolutions”) are approved by the requisite majority of MiX shareholders;

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5.3.1.2.2.
PowerFleet shall have obtained the requisite approvals of its shareholders in order to implement the Proposed Transaction, including shareholder approval to increase the number of authorised PowerFleet shares to enable to settle the Scheme Consideration (“PowerFleet Proposals”);

5.3.1.2.3.	all approvals being obtained from the JSE for the PowerFleet Listing;

5.3.1.2.4.	the PowerFleet shares to be issued as Scheme Consideration shall have been approved for listing on the Nasdaq and the JSE, subject to official notice of issuance;

5.3.1.2.5.	no law or order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the Scheme or the issue by PowerFleet of the Scheme Consideration by any governmental authority that prohibits, restrains, or makes illegal the implementation of the Scheme or issue by PowerFleet of the Scheme Consideration;

5.3.1.2.6.
the PowerFleet Registration Statement required to register the issuance of the Scheme Consideration and filed on Form S-4 (“Registration Statement”) in accordance with the U.S. Securities Act of 1933, as amended (“Securities Act”), shall have become effective and shall not be the subject of any stop order that is in effect, or pending proceedings seeking a stop order;

5.3.1.2.7.
the PowerFleet prospectus, prepared in accordance with the Companies Act and Takeover Regulations, required to facilitate the issue of the Scheme Consideration and the PowerFleet Listing, has been registered under the Companies Act (“Prospectus”) and approved by the JSE;

5.3.1.2.8.
the required financing shall have been secured and there shall have been deposited with PowerFleet and/or Merger Sub and/or a third party appointed for such purpose (as readily available funds) an amount sufficient to provide for (and to be utilised exclusively for, by no later than the date on which the Scheme is to be implemented in accordance with its terms (“Scheme Implementation Date”)) the redemption in full of all outstanding PowerFleet Series A Pref Stock;

5.3.1.2.9.
the waiting period, if any, applicable to the Scheme under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, shall have expired or been terminated, and any applicable approvals, clearances, or waiting periods required under any competition laws (either in the USA and/or South Africa or otherwise) (“Competition Laws”) for the consummation of the Proposed Transaction shall have been obtained or terminated;

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5.3.1.2.10.	the independent expert provides a “fair and reasonable” opinion in relation to the Scheme, as required by the Companies Act, confirming that the Scheme Consideration is fair and reasonable to the Company’s shareholders;

5.3.1.2.11.	with regards to MiX shareholders exercising appraisal rights (if any): (i) MiX shareholders holding not more than 3% of all Shares eligible to be voted at the general meeting do not give notice objecting to the Scheme Resolutions, as contemplated in section 164(3) of the Companies Act and/or do not vote against the Scheme Resolutions proposed at the general meeting; or (ii) if more than 3% of all Shares eligible to vote at the general meeting give notice objecting to the Scheme, as contemplated in section 164(3) of the Companies Act, and vote against the Scheme Resolutions proposed at the general meeting, the relevant MiX shareholders do not exercise their appraisal rights, by giving valid demands as contemplated in sections 164(5) to 164(8) of the Companies Act within the time periods prescribed in sections 164(3) and (7) of the Companies Act in respect of more than 3% of the Shares eligible to be voted at the general meeting. For the avoidance of doubt, if MiX shareholders holding more than 3% of all Shares eligible to be voted at the general meeting validly exercise appraisal rights, this condition will not be fulfilled unless it is waived by the Parties;

5.3.1.2.12.	if the Scheme Resolutions are opposed by 15% or more of the voting rights exercised on the Scheme Resolutions and, within five business days after the vote at the general meeting, any person who voted against the Scheme Resolutions requires the Company to seek the approval of a court in terms of section 115(3)(a) of the Companies Act, and the court has approved the implementation of the Scheme Resolutions;

5.3.1.2.13.	if any person who voted against the Scheme Resolutions applies to court in terms of section 115(3)(b) (as read with section 115(6)) of the Companies Act, either:

5.3.1.2.13.1	the court has declined to grant leave to that person for a review of the Scheme Resolutions; or

5.3.1.2.13.2	if leave for a review of the Scheme Resolutions is granted by the court, the court has declined to set aside the Scheme Resolutions in accordance with section 115(7) of the Companies Act, and the court has approved the implementation of the Scheme Resolutions;

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5.3.1.2.14.	the Parties shall have made any material filing required to obtain all material governmental authorisations applicable to the Proposed Transaction, including pursuant to any material competition law, and all such required governmental authorisations, including the lapse of any applicable waiting period, shall have been obtained, as applicable, either unconditionally or, to the extent that it is subject to any condition, each Party shall have confirmed in writing that such condition is acceptable to such Party (with such confirmation not to be unreasonably withheld or delayed), which include, without limitation:

5.3.1.2.14.1	a compliance certificate issued by the TRP in terms of section 121(b) of the Companies Act in respect of the Scheme;

5.3.1.2.14.2	the competition authorities (in any geography that may have jurisdiction in respect of the Proposed Transaction) granting such approvals as are required in terms of the Competition Laws and other applicable laws (either in the USA and/or South Africa or otherwise) to implement the Scheme, either unconditionally, or subject to conditions acceptable to PowerFleet, acting reasonably;

5.3.1.2.14.3	the JSE granting such approvals as are required in terms of the Listings Requirements with respect to the Scheme; and

5.3.1.2.14.4	such approval of FinSurv as is required in terms of the Exchange Control Regulations, 1961 to implement the Scheme, any financing arrangements related thereto, the JSE Delisting and the PowerFleet Listing.

5.3.2.
The obligations of PowerFleet and Merger Sub to implement the Scheme are also subject to the satisfaction, at or prior to17:00 (SAST) on the business day immediately preceding the day on which the first of the general meetings are to be held (on the same calendar day) for purposes of MiX and PowerFleet shareholders considering and approving the Scheme Resolutions and the PowerFleet Proposals respectively (“Pre-General Meeting Date”), of the following conditions (which may be waived, in whole or in part, to the extent permitted by law, by PowerFleet) that:

5.3.2.1.
warranties and representations given by the Company (other than those in paragraphs 5.3.2.2 and 5.3.2.3 below) remain true and correct, except where any inaccuracy in such representations and/or warranties, individually or in aggregate, has not had, or would not reasonably be expected to have or result in (i) an impairment of assets or creation or incurrence of liabilities (in aggregate, on a net basis, relative to the value recorded in its 31 March 2023 audited financial statements) amounting to greater than US$17,656,300 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its 31 March 2023 audited financial statements) in excess of US$14,499,300 (the impact detailed in (i) and (ii) above being a “MiX Material Adverse Effect”);

5.3.2.2.	fundamental warranties and representations given by MiX that relate to corporate existence, power and authorization, subsidiaries, absence of certain changes, anti-takeover laws and finder’s fees remain true and correct;

5.3.2.3.	warranties and representations given by MiX in respect of its capitalisation remain true and correct, except for inaccuracies that, in aggregate, result in an impact of less than 0.1% of MiX capitalisation;

5.3.2.4.	MiX shall have complied with or performed (in each case, in all material respects) all of its obligations which it is required to comply with at or prior to the Pre-General Meeting Date;

5.3.2.5.	there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any MiX Material Adverse Effect; and

5.3.2.6.	certain required consents, approvals and/or waivers to be provided by MiX and/or certain named third parties in connection with the Proposed Transaction shall have been received by PowerFleet.

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5.3.3.	The obligations of MiX to implement the Scheme are also subject to the satisfaction, at or prior to the Pre-General Meeting Date, of the following conditions (which may be waived, in whole or in part, to the extent permitted by law, by MiX) that:

5.3.3.1.
warranties and representations given by PowerFleet and Merger Sub (other than those in paragraphs 5.3.3.2 and 5.3.3.3 below) remain true and correct, except where any inaccuracy in such representations and/or warranties, individually or in aggregate, has not had, or would not reasonably be expected to have or result in (i) an impairment of assets or creation or incurrence of liabilities (in aggregate, on a net basis, relative to the value recorded in its 31 December 2022 audited financial statements) amounting to greater than US$21,743,500 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its 31 December 2022 audited financial statements) in excess of US$13,515,700 (the impact detailed in (i) and (ii) above being a “PowerFleet Material Adverse Effect”);

5.3.3.2.	fundamental warranties and representations given by PowerFleet and Merger Sub (that relate to corporate existence, power and authorization, subsidiaries, absence of certain changes, anti-takeover laws and finder’s fees) remain true and correct;

5.3.3.3.	warranties and representations given by PowerFleet in respect of its capitalisation remain true and correct, except for inaccuracies that, in aggregate, result in an impact of less than 0.1% of PowerFleet capitalisation;

5.3.3.4.	PowerFleet and Merger Sub shall have complied with or performed (in each case, in all material respects) all of their obligations which they are required to comply with at or prior to the Pre-General Meeting Date;

5.3.3.5.	there shall not have been, nor shall there have occurred, any effect, change, condition, fact, development, occurrence or event that, individually or in aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any PowerFleet Material Adverse Effect;

5.3.3.6.	certain required consents, approvals and/or waivers to be provided by PowerFleet and/or certain named third parties in connection with the Proposed Transaction shall have been received by MiX; and

5.3.3.7.	receipt of an opinion from a nominated advisor that the Proposed Transaction should qualify as a “reorganisation” within the meaning of section 368(a) of the Internal Revenue Code of 1986.

5.3.4.	The Company shall communicate to its shareholders and the TRP by no later than the business day prior to the commencement of the Company’s general meeting whether the conditions contemplated in paragraph 5.3.3 have been fulfilled. Even in the circumstance that any of the relevant conditions contemplated in paragraph 5.3.3 have failed, with the result that the Scheme is not capable of becoming unconditional and being implemented, MiX shall proceed to convene the general meeting for the purpose of communicating the factual position in relation to the Scheme Conditions and impact of that position on the Scheme to Scheme Participants attending the general meeting.

5.3.5.	Notwithstanding anything herein contained, the Company shall only rely on the conditions contemplated in paragraph 5.3.3 to furnish a Termination Notice (as defined in paragraph 5.7.1 below) after the general meeting and then only if the Scheme Participants have voted in favour of the Scheme (given that the Scheme will in any event fail if Scheme Participants do not vote with the required majority in favour of the Scheme). The furnishing by the Company of such Termination Notice shall (unless the TRP permits the Termination Notice to be issued by the Company without further evidence that the issue is supported by holders of a majority of MiX’s shares) be required to be supported by holders of a majority of MiX Shares. If the Company intends to rely on the failure of any of the conditions contemplated in paragraph 5.3.3 above to furnish a Termination Notice after the general meeting, then the Company shall not be obliged to apply for a clearance certificate from the TRP (in fulfilment of the Scheme Condition in paragraph 5.3.1.2.14.1 above) pending the completion of the process pursuant to which the Company seeks authority from holders of a majority MiX shares to issue a Termination Notice. The Scheme shall not become of force or effect if MiX (with the requisite shareholder approval or with TRP approval, as the case may be) issues such Termination Notice.

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5.3.6.	If the Company intends (with the requisite shareholder approval) to issue a Termination Notice in these circumstances, the Scheme corporate action timetable (as detailed in the Scheme Circular) shall be extended to afford the Company the required reasonable time to determine whether shareholders support the issue of a Termination Notice.

5.3.7.	The Proposed Transaction and Scheme shall lapse and not be of force or effect if the Scheme is terminated in accordance with its terms or if any Scheme Condition is not fulfilled or, if applicable, waived by the time stipulated for that purpose.

5.4.	Fulfilment of the Scheme Conditions

5.4.1.	The Parties have undertaken (to the extent that it is within their power to do so) to use their respective reasonable endeavours to procure the fulfilment of the Scheme Conditions and to achieve the implementation of the Scheme.

5.4.2.	The Scheme Conditions in paragraphs 5.3.1.1, 5.3.1.2.1, 5.3.1.2.2, 5.3.1.2.3, 5.3.1.2.4, 5.3.1.2.5, 5.3.1.2.6, 5.3.1.2.7, 5.3.1.2.9, 5.3.1.2.10 and 5.3.1.2.14 are regulatory in nature and cannot be waived.

5.4.3.	The Scheme Conditions in paragraphs 5.3.1.2.8, 5.3.1.2.11, 5.3.1.2.12, 5.3.1.2.13, and 5.3.2 and 5.3.3 can be waived by written agreement between PowerFleet and the Company.

5.5.	Right to remedy

5.5.1.
If at any time prior to 17:00 SAST on the Pre-General Meeting Date, either MiX or PowerFleet becomes aware that a Scheme Condition contained in paragraphs 5.3.2 or 5.3.3 (“Specified Conditions”) is inaccurate, false, has been breached or has failed (“Failure”), the relevant Party (“Notifying Party”) must notify the other Party (“Receiving Party”) thereof in writing (“Failure Notice”), following which the Receiving Party has an opportunity to remedy the Failure within 10 business days.

5.5.2.	If the Receiving Party fails to remedy the Failure within 10 business days of receipt of the Failure Notice, the Notifying Party shall be entitled to either (i) waive all or part of the relevant Specified Condition, or (ii) subject to paragraph 5.7.5 below, within a further period of five business days, send the Receiving Party a Termination Notice or notice of intent to terminate, as applicable.

5.5.3.
If the Receiving Party disputes the issue of any such notice, the Notifying Party may refer the dispute to a nominated expert, acting as an expert and not an arbitrator (“Expert”), who will make a final objective determination as to whether or not a Specified Condition was fulfilled. The Expert’s decision is, in the absence of manifest error, final and binding on the Parties.

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5.6.	Interim period undertaking

5.6.1.
MiX and PowerFleet have reciprocally undertaken in favour of one another that, during the period between the signature date of the Implementation Agreement (“Signature Date”) and the Scheme Implementation Date (“Interim Period”), they and each of their subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice.

5.6.2.	In addition, MiX and PowerFleet have agreed to a number of reciprocal customary Interim Period undertakings for a transaction of this nature which will be more fully set out in the Scheme Circular.

5.7.	Termination and fees

5.7.1.
Subject to TRP approval, the Scheme shall terminate with immediate effect and all rights and obligations of the Parties to the Implementation Agreement shall cease forthwith on written notice of termination (a “Termination Notice”) furnished by either MiX or PowerFleet. A Termination Notice may however not be given by any Party any time after the Scheme becomes unconditional.

5.7.2.	Grounds on which a Termination Notice may be issued include:

5.7.2.1.	If the Scheme and/or the issuance of the Scheme Consideration Shares becomes illegal or otherwise prohibited in accordance with a final and non-appealable judgment or order or newly enacted law or regulation;

5.7.2.2.	If the Scheme Conditions have not been fulfilled by the Outside Date;

5.7.2.3.	If the PowerFleet shareholders do not approve the PowerFleet Proposals;

5.7.2.4.	If the Scheme Resolutions are not passed;

5.7.2.5.
Prior to receiving the approval of its shareholders, by either MiX or PowerFleet if the relevant company receives an unsolicited bona fide written transaction proposal from a third party (whereby, if implemented, a third party will acquire at least a 50% interest in the relevant company) and the proposal is more favourable to the relevant company shareholders from a financial perspective (“Superior Proposal”) and the signature of a transaction agreement with respect to such Superior Proposal is authorised by the relevant company and, in the case of the Company, approved by MiX shareholders that hold at least 50.1% of the Company’s issued shares;

5.7.2.6.	By PowerFleet, if, prior to approval of the Scheme Resolutions, MiX’s Independent Board (as defined in paragraph 5.9.1 below) withholds, withdraws, modifies or qualifies in an adverse manner its recommendation that its shareholders approve the Scheme Resolutions or fails to make such recommendation or include it in the Scheme Circular; and

5.7.2.7.	By the non-breaching Party, if MiX or PowerFleet breach or fail to uphold any of its representations, warranties or undertakings resulting in the failure of any of the Scheme Conditions contained in paragraphs 5.3.2.1 through 5.3.2.4 or paragraphs 5.3.3.1 through 5.3.3.4 above, which breach or failure, if curable, has not been cured by the earlier of the Outside Date and 10 business days after the giving of written notice of the breach.

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5.7.3.
If the Scheme is terminated by MiX or PowerFleet, a termination fee may become payable under certain limited circumstances (“Termination Fee”) by one Party to the other Party. Any Termination Fee paid shall be the lesser of $1.5 million or 1% of the value of the Scheme Consideration Shares immediately prior to such fee becoming due.

5.7.4.	A Party may only (i) accept a Superior Proposal, (ii) withhold, withdraw, modify or qualify in an adverse manner its recommendation to its shareholders of the Scheme, or (iii) approve, endorse, recommend or otherwise publicly support an Alternative Transaction Proposal if the failure to take any such action would be inconsistent with the fiduciary or statutory duties of such Party’s board of directors owed to its shareholders under applicable law.

5.7.5.	The grounds for termination are described in paragraph 5.7.2 above and will be detailed in the Scheme circular. Any modifications, amendments, adjustments or additions to such grounds will be subject to TRP approval and, if so required by the TRP, shareholder approval of either or both MiX and PowerFleet.

5.8.	Concert party arrangements and beneficial interests

5.8.1.	PowerFleet confirms that it is the ultimate purchaser of the Scheme Shares (via its wholly-owned subsidiary, Merger Sub) and is not acting in concert with any other party in relation to the Scheme (as envisaged in section 117 of the Companies Act).

5.8.2.	PowerFleet does not hold or control any beneficial interest in MiX nor does it hold any option to purchase a beneficial interest in MiX.

5.9.	Independent board, independent expert and fair and reasonable opinion

5.9.1.
The MiX board of directors has, in accordance with regulation 108 of the Takeover Regulations, constituted an independent board comprising Fikile Futwa, Charmel Flemming and Richard Bruyns (the “Independent Board”) to consider and engage with PowerFleet in relation to the Proposed Transaction.

5.9.2.
The Independent Board has appointed BDO Corporate Finance as the independent expert (“Independent Expert”) to provide it with external advice in relation to the Scheme, in the form of a fair and reasonable opinion as required by and in compliance with the Companies Act and the Takeover Regulations (“Fairness Opinion”).

5.9.3.
A pre-final draft of the Independent Expert Report (“Pre-Final Fairness Opinion”) has been delivered to the Independent Board in terms of which the Independent Expert has concluded that the terms of the Scheme, including the Scheme Consideration, is fair and reasonable] to MiX shareholders.

5.9.4.	The final Fairness Opinion (“Final Fairness Opinion”) and final views and recommendations of the Independent Board will be included in the Scheme Circular.

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6.	FINANCIAL INFORMATION

The TRP has provided MiX with an exemption in respect of the requirement to include the relevant pro forma financial information pertaining to the Proposed Transaction in this announcement, on the basis that the relevant pro forma financial information will be included in the Scheme Circular.

7.	CONFIRMATION TO TRP FOR SCHEME CONSIDERATION SHARES

PowerFleet does not have sufficient authorised but unissued share capital available from which to issue new PowerFleet shares to settle the Scheme Consideration due to the Scheme Participants. Accordingly, implementation of the Scheme is conditional upon PowerFleet obtaining the relevant shareholder approval to increase its authorised share capital from 75 000 000 to 175 000 000 shares of PowerFleet common stock in order to enable it to settle the Scheme Consideration (see paragraph 5.3.1.2.2 above).

8.	DOCUMENTATION

8.1.	MiX and PowerFleet will jointly issue the Scheme Circular to Company Shareholders, containing the terms and conditions of the Scheme and containing the Final Fairness Opinion, the opinion and recommendation of the Independent Board and the pertinent dates relating to the Scheme and necessary forms to give effect to the Scheme, and together with a notice to convene a general meeting of MiX shareholders to consider and, if deemed fit, pass the Scheme Resolutions.

8.2.	Together with the Scheme Circular, PowerFleet will issue a copy of the Prospectus to MiX shareholders to provide MiX shareholders with all relevant information pertaining to PowerFleet.

8.3.	The Scheme Circular and Prospectus are expected to be distributed on or about 5 December 2023. A further announcement relating to the distribution of the Scheme Circular and Prospectus, further important details related to the Scheme and the salient dates and times of the Scheme will be published on SENS in due course.

9.	MIX DELISTING AND POWERFLEET LISTING

9.1.	If the Scheme is implemented, Scheme Participants will receive PowerFleet shares in exchange for their MiX Shares and MiX will become a wholly-owned subsidiary of Merger Sub, which is in turn wholly-owned by PowerFleet. The implementation of the Scheme and the resultant acquisition by Merger Sub of all the Shares will result in the termination of the listing of the Shares on the JSE and the termination of the listing of the MiX ADSs.

9.2.	As soon as reasonably possible after the date on which all of the Scheme Conditions have been fulfilled or, if applicable, waived (“Fulfilment Date”):

9.2.1.
The PowerFleet shares (including the Scheme Consideration) will be listed on the Main Board of the JSE (by way of secondary inward listing) at the commencement of trade on the business day following the last day to trade in MiX Shares on the JSE in order to participate in the scheme (“LDT”);

9.2.2.	trading in MiX Shares will be suspended on the business day following the LDT; and

9.2.3.	the MiX Shares will be delisted from the Main Board of the JSE on the business day following the Scheme Implementation Date, in terms of paragraph 1.17(b) of the JSE Listings Requirements.

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10.	RESPONSIBILITY STATEMENTS

10.1.	The Independent Board (to the extent that the information relates to MiX) collectively and individually accept responsibility for the information contained in this announcement and certify that, to the best of their knowledge and belief, the information contained in this announcement relating to MiX is true and this announcement does not omit anything that is likely to affect the importance of such information.

10.2.	The board of directors of PowerFleet (to the extent that the information relates to PowerFleet) collectively and individually accept responsibility for the information contained in this announcement and certify that to the best of their knowledge and belief, the information contained in this announcement relating to PowerFleet is true and this announcement does not omit anything that is likely to affect the importance of such information.

10 October 2023

Corporate advisor and sponsor to MiX

US legal advisors to MiX

US financial advisor to MiX

US legal advisors to PowerFleet

SA legal advisors to PowerFleet

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FORWARD-LOOKING STATEMENTS

This announcement contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: (i) the implementation of the Scheme in the anticipated timeframe or at all; (ii) the satisfaction of the Scheme Conditions including, but not limited to, the approval of the Scheme Resolutions and the PowerFleet Proposals; (iii) the failure to obtain necessary regulatory and shareholder approvals; (iv) the ability to realize the anticipated benefits of the Proposed Transaction; (v) the ability to successfully integrate the businesses; (vi) disruption from the Proposed Transaction making it more difficult to maintain business and operational relationships; (vii) the negative effects of this announcement or the consummation of the Proposed Transaction on the market price of MiX’s or PowerFleet’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the Proposed Transaction; and (x) such other factors as are set forth in the periodic reports filed by MiX and PowerFleet with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those described under the heading “Risk Factors” in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this announcement are made only as of the date of this announcement, and except as otherwise required by applicable securities law, neither MiX nor PowerFleet assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, PowerFleet intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus with respect to the Scheme Consideration Shares to be issued in connection with the Proposed Transaction and a preliminary proxy statement on Schedule 14A with respect to a shareholder meeting at which PowerFleet shareholders will be asked to vote on the Proposed Transaction (the “proxy statement/prospectus”).

Mix intends to prepare a Scheme Circular for MiX shareholders in accordance with the Companies Act, the Companies Act Regulations, 2011 and the JSE Listings Requirements with respect to a shareholder meeting at which MiX shareholders will be asked to vote on the Proposed Transaction. The Scheme Circular will be issued together with the proxy statement/prospectus and, together with the proxy statement/prospectus (the “MiX Disclosure Package”), will comply with Schedule 14A of the Securities Exchange Act of 1934, as amended. If you hold MiX Shares through an intermediary such as a broker/dealer or clearing agency, or if you hold MiX ADSs, you should consult with your intermediary or The Bank of New York Mellon, the depositary for the MiX ADSs, as applicable, about how to obtain information on the MiX shareholder meeting.

After the Registration Statement has been filed and declared effective, PowerFleet will send the definitive proxy statement/prospectus to the PowerFleet shareholders entitled to vote at the meeting relating to the Proposed Transaction, and MiX will send the MiX Disclosure Package to MiX shareholders entitled to vote at the meeting relating to the Proposed Transaction. MiX and PowerFleet may file other relevant materials with the SEC in connection with the Proposed Transaction. POWERFLEET SHAREHOLDERS AND MIX SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN), THE SCHEME CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MIX AND POWERFLEET WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

The Registration Statement, proxy statement/prospectus, Scheme Circular and other relevant materials that may be filed with the SEC by MiX or PowerFleet in connection with the Proposed Transaction may be obtained, without charge, from the SEC’s website at www.sec.gov.

The documents filed by MiX or PowerFleet with the SEC may also be obtained, without charge, at MiX’s or PowerFleet’s website at http://investor.mixtelematics.com or https://ir.powerfleet.com, respectively.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to buy or sell any securities, or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

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